     As filed with the Securities and Exchange Commission on May 7, 2001
                                                      Registration No. 333-54514


================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                               ------------------

                               Kanakaris Wireless
              -----------------------------------------------------
                 (Name of Small Business Issuer in its Charter)

     Nevada                               3714                    86-0888532
----------------------------  ---------------------------    ------------------
(State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)     Classification No.)          Code Number)

                               ------------------

                                 65 Enterprise
                              Aliso Viejo, CA 92656
                                 (949) 330-6590
         ------------------------------------------------------------------
         (Address and telephone number of Registrant's principal executive offices and principal place of business)

                               ------------------

                                 Alex Kanakaris
                      President and Chief Executive Officer
                               Kanakaris Wireless
                                 65 Enterprise
                              Aliso Viejo, CA 92656
                                 (949) 330-6590

            ----------------------------------------------------------
            (Name, address, and telephone number of agent for service)

                                   Copies to:
                             Larry A. Cerutti, Esq.
                           Cristy Lomenzo Parker, Esq.
                               Rutan & Tucker, LLP
                         611 Anton Boulevard, 14th Floor
                          Costa Mesa, California 92626
                                 (714) 641-5100

                               ------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

                               ------------------

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. | |

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration statement for the same offering. | |

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. | |

                               ------------------

                   Subject To Completion Dated May 7, 2001

PROSPECTUS

                               Kanakaris Wireless

                       39,248,229 Shares of Common Stock

         The shares of Kanakaris Wireless common stock being offered under this prospectus are being offered by selling security holders identified in this prospectus for their own accounts. Our common stock trades on the NASD's OTC Bulletin Board under the symbol "KKRS." On April 30, 2001, the high and low sale prices for a share of our common stock were $.12 and $.11, respectively.

         The mailing address and the telephone number of our principal executive offices are 65 Enterprise, Aliso Viejo, California 92656, (949) 330-6590.

                              ---------------------

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                  PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                              ---------------------

         The information in this prospectus is not complete and may be changed. The selling security holders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

                              ---------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             The date of this prospectus is              , 2001

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

Risk Factors...............................................................  3
Special Note Regarding Forward-Looking Statements..........................  6
Use of Proceeds............................................................  7
Price Range of Our Common Stock............................................  8
Dividend Policy............................................................  8
Capitalization.............................................................  8
Selected Consolidated Financial Data.......................................  9
Management's Discussion and Analysis of Financial Condition and
  Results of Operations.................................................... 10
Business................................................................... 14
Management................................................................. 27
Principal and Selling Security Holders..................................... 36
Plan of Distribution....................................................... 42
Certain Relationships and Related Transactions............................. 44
Description of Capital Stock............................................... 51
Transfer Agent and Registrar............................................... 52
Legal Matters.............................................................. 52
Experts.................................................................... 53
Where You Can Find More Information........................................ 53
Index to Financial Statements..............................................F-1

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should consider, among other things, the following factors carefully before deciding to purchase any shares of our common stock.

WE HAVE INCURRED OPERATING LOSSES, EXPECT CONTINUED LOSSES AND MAY NOT ACHIEVE PROFITABILITY. IF WE CONTINUE TO LOSE MONEY, WE MAY HAVE TO CURTAIL OUR OPERATIONS.

         Our consolidated financial statements have been prepared assuming we will continue as a going concern. We have not been profitable and we may continue to lose money for the foreseeable future. Historically, we have incurred losses and experienced negative cash flow. As of December 31, 2000, we had an accumulated deficit of $23,882,268. We may continue to incur losses and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from operating and expanding our business, especially our Internet-based business.

OUR COMMON STOCK IS SUBJECT TO SUBSTANTIAL DILUTION, AND WE MAY NEED AND BE UNABLE TO OBTAIN ADDITIONAL FUNDING ON SATISFACTORY TERMS, WHICH COULD FURTHER DILUTE OUR STOCKHOLDERS OR IMPOSE BURDENSOME FINANCIAL RESTRICTIONS ON OUR BUSINESS.

         Historically, we have relied upon cash from financing activities and revenues generated from operations to fund all of the cash requirements of our activities. We have not been able to generate any significant cash from our operating activities in the past and cannot assure you that we will be able to do so in the future. As a result, we have issued securities that are convertible into or exercisable for a substantial number of shares of our common stock, many of which shares are or may become eligible for public resale under this prospectus or through other methods. We may require new financing in addition to our line of credit with Alliance Equities. This may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also further dilute existing stockholders' equity. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD IMPAIR OUR BUSINESS.

         Our business strategy envisions a period of rapid growth that may put a strain on our administrative and operational resources. Our ability to effectively manage growth will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified engineers, technicians, salespersons and other personnel. There can be no assurance that we will be able to do so, particularly if our losses continue and we are unable to obtain sufficient financing. If we are unable to successfully manage our growth, our business, prospects, financial condition and results of operations could be adversely affected.

OUR STOCK PRICE IS SUBJECT TO SIGNIFICANT VOLATILITY, WHICH COULD RESULT IN LITIGATION AGAINST US.

         There is currently an extremely limited trading market for our common stock. Our common stock trades on the OTC Bulletin Board under the symbol "KKRS." There can be no assurance that any regular trading market for our common stock will develop or, if developed, will be sustained. The trading prices of our common stock have fluctuated significantly over time. In fact, for the quarter ended March 31, 2001, the high and low closing bid prices for a share of our common stock were $.40 and $.14, respectively. The trading prices of our common stock could experience wide fluctuations in the future in response to:

         o        quarter-to-quarter variations in our operating results;
         o        material announcements of technological innovations;
         o significant customer orders or establishment of strategic partnerships by us or our competitors or providers of alternative products and services;

         o general conditions in the Internet, e-commerce and data control console industries; or
         o        other events or factors, many of which are beyond our control.

         In addition, the stock market as a whole and individual stocks have experienced extreme price and volume fluctuations, which have often been unrelated to the performance of the related corporations. Our operating results in future quarters may be below the expectations of market makers, securities analysts and investors. In any such event, the price of our common stock will likely decline, perhaps substantially. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has occurred against the issuing company. There can be no assurance that such litigation will not occur in the future with respect to our company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on our business, prospects, financial condition and results of operations. Any adverse determination in such litigation could also subject us to substantial liabilities.

BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

WE RELY HEAVILY ON OUR KEY EMPLOYEES, AND THE LOSS OF THEIR SERVICES COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

         Our success is highly dependent upon the continued services of key members of our management, including our Chairman of the Board, President and Chief Executive Officer, Alex Kanakaris. We have not entered into any employment agreement with Mr. Kanakaris or any other officer of Kanakaris Wireless. The loss of Mr. Kanakaris could have a material adverse effect on Kanakaris Wireless because Mr. Kanakaris has experience, skills and vision upon which we draw heavily in our day-to-day operations and strategic planning and financing activities. We are the beneficiary of 80% of the proceeds of a term life insurance policy in the amount of $10,000,000 covering Mr. Kanakaris. However, we cannot assure you that receipt of these proceeds would be sufficient to enable us to continue our business without significant temporary or permanent disruption following the loss of Mr. Kanakaris.

ALTHOUGH INTERNET COMMERCE HAS YET TO ATTRACT SIGNIFICANT REGULATION, GOVERNMENT REGULATION MAY RESULT IN FINES, PENALTIES, TAXES OR OTHER COSTS OR CONSEQUENCES THAT MAY REDUCE OUR FUTURE EARNINGS.

         The United States Congress has passed or is considering passing legislation regulating certain aspects of the Internet, including online content, copyright infringement, user privacy, taxation, access charges, digital signatures and liability for third-party activities. The European Union also has enacted several directives relating to the Internet, including directives that address the use of personal data, e-commerce activities, security, commercial piracy, consumer protection and taxation of e-commerce transactions. Various states have adopted and are considering Internet-related legislation and regulations. Governmental authorities in the United States and abroad are considering other legislative and regulatory proposals to further regulate the Internet. Areas of potential regulation include libel, pricing, quality of products and services and intellectual property ownership. We cannot predict what new laws will be enacted, or how courts will interpret existing and new laws, and therefore are uncertain as to how new laws or the application of existing laws will affect our business. In addition, our business may be indirectly affected by legislation that affects the ability of our customers to engage in e-commerce activities. Increased regulation of the Internet may decrease the growth in the use of the Internet, which could decrease the demand for our products and services, increase our cost of doing business or otherwise harm our business, results of operations and financial condition.

BECAUSE WE BELIEVE THAT PROPRIETARY RIGHTS ARE MATERIAL TO OUR SUCCESS, MISAPPROPRIATION OF THESE RIGHTS OR CLAIMS OF INFRINGEMENT OR LEGAL ACTIONS RELATED TO INTELLECTUAL PROPERTY COULD ADVERSELY IMPACT OUR FINANCIAL CONDITION.

         We currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary technology and intellectual property rights. We do not hold any patents. However, we believe that some of our proprietary technologies, including our CinemaWEAR(TM) Encoding technology, our CinemaWEAR(TM) Wireless Delivery technology and our Embedded Electronic Commerce(TM) technology, could benefit from patent protection. Accordingly, we intend to file patent applications for those technologies with the United States Patent and Trademark Office. There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technologies.

         We own, license or have otherwise obtained the right to use technologies incorporated into our web sites. We may receive infringement claims from third parties relating to our technologies. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology that we have licensed from third parties for incorporation into our web sites, we would forward those claims to the appropriate third party. If we were unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from using that technology, incur substantial costs in redesigning our web sites that incorporate that technology, or incur substantial costs defending any legal action taken against us, all of which could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

         We hold the Internet domain names "KKRS.Net," "WordPop.com," "CinemaPop.com" and many others. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third-parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

IF COMMUNICATIONS TO OUR PRIMARY SERVERS ARE INTERRUPTED, OUR OPERATIONS COULD BE NEGATIVELY IMPACTED.

         Our movies and general KKRS.Net web site are hosted on servers owned and operated by Myrient in a tier 1 facility in Los Angeles, California. Although offsite backup servers are maintained by our host, all of our primary servers are vulnerable to interruption by damage from fire, flood, power loss, telecommunications failure, break-ins and other events beyond our control. We have, from time to time, experienced periodic systems interruptions and anticipate that these interruptions will occur in the future. We do not maintain business interruption insurance. If we experience significant system disruptions, our business, results of operations and financial condition would be materially adversely affected because we would be unable to deliver our Internet-related products and services during the disruption and may therefore lose existing and potential customers.

OUR COMPUTER INFRASTRUCTURE MAY SUFFER SECURITY BREACHES. ANY SUCH BREACHES COULD JEOPARDIZE CONFIDENTIAL INFORMATION TRANSMITTED OVER THE INTERNET, CAUSE INTERRUPTIONS IN OUR OPERATIONS OR CAUSE US TO HAVE LIABILITY TO THIRD PARTIES

         We rely on technology that is designed to facilitate the secure transmission of confidential information. Our computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems. A party who is able to circumvent our security measures could misappropriate proprietary information, jeopardize the confidential nature of information transmitted over the Internet or cause interruptions in our operations. Concerns over the security of Internet transactions and the privacy of users could also inhibit the growth of the Internet in general, particularly as a means of conducting commercial transactions. To the extent that our activities involve the storage and transmission of proprietary information, including personal financial information, security breaches could expose us to a risk of financial loss, litigation and other liabilities. Our insurance does not currently protect us against these losses. Consequently, any security breach could have a material adverse effect on our business, results of operations and financial condition.

CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS ALLOW CONCENTRATION OF VOTING POWER IN ONE INDIVIDUAL, WHICH MAY, AMONG OTHER THINGS, DELAY OR FRUSTRATE THE REMOVAL OF INCUMBENT DIRECTORS OR A TAKEOVER ATTEMPT, EVEN IF SUCH EVENTS MAY BE BENEFICIAL TO OUR STOCKHOLDERS.

         Provisions of our Articles of Incorporation and Bylaws may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer or proxy contest involving Kanakaris Wireless that is not approved by our board of directors, even if those events may be beneficial to the interest of our stockholders. For example, Alex Kanakaris, our Chairman of the Board, President and Chief Executive Officer, is the holder of all of the authorized, issued and outstanding shares of our Class A Convertible Preferred Stock. Under our Articles of Incorporation, each share of Class A Preferred Stock is entitled to 100 non-cumulative votes per share on all matters presented to our stockholders for action. Consequently, Mr. Kanakaris may have sufficient voting power to control the outcome of all corporate matters submitted to the vote of our common stockholders. Those matters could include the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving Kanakaris Wireless. In addition, through his control of the board of directors and voting power, he may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by Kanakaris Wireless. In addition, the concentration of voting power in the hands of Mr. Kanakaris could have the effect of delaying or preventing a change in control of Kanakaris Wireless, even if the change in control would benefit our stockholders, and may adversely affect the market price of our common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This document contains forward-looking statements, including among others:

         o the projected growth in the Internet, e-commerce and data control console industries and the markets for our products within these industries;

         o our business strategy for expanding our presence in the existing and proposed markets in which our products and services could be used;

         o anticipated trends in our financial condition and results of operations; and

         o our ability to distinguish ourselves from our current and future competitors.

         You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "may," "will," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations thereof, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. A number of factors could cause our financial results, including our net income (loss) or growth in net income (loss) to differ materially from those anticipated by forward-looking statements, including those factors discussed under "Risk Factors." We do not undertake to update, revise or correct any forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders.

                         PRICE RANGE OF OUR COMMON STOCK

         Our common stock commenced trading on the OTC Bulletin Board under the symbol "KANA" on November 26, 1997. On August 2, 1999 we changed our symbol to "KKRS."

         The following table shows the high and low closing bid prices of our common stock for the periods presented, as obtained from Pink Sheets LLC, a research service that compiles quotation information reported on the National Association of Securities Dealers composite feed or other qualified interdealer quotation medium. The quotations shown below reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

                                                           High        Low
                                                           ----        ---
Year Ended September 30, 1999:
     First Quarter.........................................$ .25       $ .03
     Second Quarter........................................ 2.25         .17
     Third Quarter......................................... 2.96875     1.09375
     Fourth Quarter........................................ 1.46875      .71875

Year Ended September 30, 2000:
     First Quarter.........................................$ .9375     $ .52
     Second Quarter........................................ 5.96875      .6875
     Third Quarter......................................... 2.40625      .705
     Fourth Quarter........................................ 1.11         .47

Year Ending September 30, 2001:
     First Quarter.........................................$ .70       $ .195
     Second Quarter........................................  .40       $ .14

         The high and low sale prices for a share of our common stock on April 30, 2001 were $.12 and $.11, respectively. At April 30, 2001, there were approximately 260 holders of record of our common stock. Within the holders of record of our common stock are depositories such as Cede & Co. that hold shares of stock for brokerage firms which, in turn, hold shares of stock for beneficial owners.

                                 DIVIDEND POLICY

         We have never paid any dividends on our common stock and do not anticipate declaring or paying cash dividends in the foreseeable future. We intend to retain future earnings, if any, to reinvest in our business. We expect that covenants in our future financing agreements will prohibit or limit our ability to declare or pay cash dividends.

                                 CAPITALIZATION

         The following table sets forth our cash position and capitalization as of December 31, 2000. The information set forth below should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this document.

                                                                   Dec. 31, 2000
                                                                  --------------
Cash and cash equivalents......................................... $      5,824
                                                                   =============
Long-term debt....................................................            -
                                                                   =============
Stockholders' equity:
     Preferred stock, $.01 par value; authorized 5,000,000 shares;
       Class A Convertible Preferred Stock; issued and outstanding
          1,000,000 shares........................................       10,000
     Common stock; $.001 par value; authorized 100,000,000
       shares; issued and outstanding 45,732,512 shares(1)........       45,733
     Additional paid-in capital...................................   22,477,160
     Stock subscriptions..........................................       (1,260)
     Accumulated deficit..........................................  (23,882,268)
     Comprehensive loss...........................................     (752,000)
                                                                   -------------
       Total stockholders' deficiency.............................   (2,102,635)
                                                                   -------------
Total capitalization.............................................. $ (2,096,811)
                                                                   =============
-------------------
(1) Excludes 8,673,383 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2000, at an approximate weighted average exercise price of $.6144 per share, all of which options were exercisable on December 31, 2000. Also excludes 24,963,781 shares of common stock that were issuable upon conversion of convertible debentures and related warrants outstanding as of December 31, 2000, all of which were convertible or exercisable on December 31, 2000 but were subject to conversion limitations under our debenture offering documents. Also excludes 8,604,128 shares of common stock issuable into escrow as of December 31, 2000 as security for our performance of obligations under our debenture offering documents.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following selected historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, related notes and other financial information included elsewhere in this prospectus. The consolidated statements of operations data for the fiscal years ended September 30, 1999 and 2000 and the consolidated balance sheets data as of September 30, 1999 and 2000 are derived from our consolidated financial statements that have been audited by Weinberg & Company, P.A. and are included in this prospectus. The selected data presented below for the three month periods ended December 31, 1999 and 2000 are derived from the unaudited statements of Kanakaris Wireless included elsewhere in this prospectus. Historical results are not necessarily indicative of future results.

                                                 FISCAL YEAR ENDED                THREE MONTHS ENDED
                                                     SEPTEMBER 30,                   DECEMBER 31,
                                            -------------   -------------   -----------------------------
                                                 1999           2000             1999            2000
                                            -------------   -------------   -------------   -------------
CONSOLIDATED STATEMENTS OF OPERATIONS
 DATA:

Net sales................................   $    968,758    $    613,838    $     93,588    $    554,313
Cost of sales............................        661,707         373,487          67,830         256,097
                                            -------------   -------------   -------------   -------------
     Gross profit........................        307,051         240,351          25,758         298,216
                                            -------------   -------------   -------------   -------------
Operating expenses:
     Marketing, advertising and
        investor relations...............        822,306       2,277,090         211,175         393,164
     Provision for bad debt..............          1,000         313,000            -               -
     General and administrative..........      2,849,944       6,660,385       1,533,188       2,362,961
                                            -------------   -------------   -------------   -------------
       Total operating expenses..........      3,673,250       9,250,475       1,744,363       2,756,125
                                            -------------   -------------   -------------   -------------
       Operating loss....................     (3,366,199)     (9,010,124)     (1,718,605)     (2,457,909)
Other income (expense) net...............       (175,661)     (3,966,582)          2,321         (83,513)
                                            -------------   -------------   -------------   -------------
       Net loss..........................   $ (3,541,860)   $(12,976,706)   $ (1,716,284)   $ (2,541,422)
                                            =============   =============   =============   =============
       Net loss attributable to
         common shares...................   $ (3,541,860)   $(12,976,706)   $ (1,716,284)   $ (2,541,422)
                                            =============   =============   =============   =============

Basic and diluted net loss per
 common share............................   $       (.15)   $       (.44)   $      ( .06)   $       (.06)
                                            =============   =============   =============   =============

Weighted average common
 shares used in determining
 net loss per share......................     22,945,540      29,858,415      26,811,483      39,579,807
                                            =============   =============   =============   =============

                                                                     AT SEPTEMBER 30,    AT DECEMBER 31,
                                                                  ---------------------- --------------
                                                                   1999          2000         2000
                                                                   ----          ----         ----
CONSOLIDATED BALANCE SHEETS DATA:

     Cash and cash equivalents................................ $  155,063   $   615,101   $     5,824
     Working capital (deficiency)............................. (1,189,834)   (3,158,417)   (3,311,474)
     Total assets.............................................  1,000,303     2,488,201     2,128,140
     Long-term debt...........................................      -             -             -
     Total stockholders' equity (deficiency)..................   (623,616)   (2,119,149)   (2,102,635)

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with our consolidated financial statements and notes to financial statements included elsewhere in this document. Except for historical information, the following discussion contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. See "Special Note Regarding Forward-Looking Statements" for further information regarding forward-looking statements. Our actual results may differ materially from the results discussed in the forward-looking statements as a result of a number of factors, many of which are beyond our control, including those factors discussed under "Risk Factors" and other headings in this document.

OVERVIEW

         We provide online delivery of films and books and offer Internet business services including encoding, hosting and transport/bandwidth. In addition, we design, manufacture and install ergonomic data control console systems for high-end computer command centers.

         To date, substantially all of our revenues have been derived through sales of our data control console systems. However, we expect to continue to place significant emphasis upon the further development and expansion of our Internet and e-commerce businesses. We intend to increase our marketing efforts substantially in order to develop awareness and brand loyalty for our Internet-based products and services and to generate revenues from those who visit our Internet web sites. We also intend to continue to invest in the development of new products and services, complete the development of our products and services currently under development and expand our network.

COMPARISON OF RESULTS OF OPERATIONS FOR QUARTERS ENDED DECEMBER 31, 2000 AND
1999

         NET SALES. Net sales increased $460,725 (492%) from $93,588 for the quarter ended December 31, 1999 to $554,313 for the quarter ended December 31, 2000. Net sales derived from our e-commerce business increased $260,798 from $278 for the quarter ended December 31, 1999 to $261,076 for the quarter ended December 31, 2000. This increase was primarily due to an increase in advertising revenue generated from our web sites. Net sales derived from our data control console business increased $199,927 (214%) from $93,310 for the quarter ended December 31, 1999 to $293,237 for the quarter ended December 31, 2000. This increase was primarily due to an increase in sales of our OPCON Modular System.

         GROSS PROFIT. Gross profit increased $272,458 (1,058%) from a gross profit of $25,758 for the quarter ended December 31, 1999 to a gross profit of $298,216 for the quarter ended December 31, 2000. This increase in gross profit was due primarily to the increase in total sales noted above.

         OPERATING EXPENSES. Total operating expenses increased $1,011,762 (58%) from $1,744,363 for the quarter ended December 31, 1999 to $2,756,125 for the quarter ended December 31, 2000. This increase in total operating expenses was due primarily to an increase in marketing, advertising and investor relations costs, executive compensation, salaries, and office and other expenses. Marketing, advertising and investor relations costs increased $181,989 (86%) from $211,175 for the quarter ended December 31, 1999 to $393,164 for the quarter ended December 31, 2000, primarily due to our increased consumer and trade advertising and marketing. Executive compensation increased $575,188 (586%) from $98,112 for the quarter ended December 31, 1999 to $673,300 for the quarter ended December 31, 2000, primarily due to the issuance of common stock to executives. Salaries increased $118,869 (281%) from $42,325 for the quarter ended December 31, 1999 to $161,194 for the quarter ended December 31, 2000, due to both increases in staff and increases in salaries of existing staff. Office and other expenses increased $80,336 (456%) from $17,607 for the quarter ended December 31, 1999 to $97,943 for the quarter ended December 31, 2000. Professional fees, however, decreased $40,394 (19%) from $216,713 for the quarter ended December 31, 1999 to $176,319 for the quarter ended December 31, 2000. Some of these operating expenses were paid through the issuance of shares of our common stock to the service provider.

         INTEREST AND OTHER EXPENSE. Interest and other expense increased $85,834, from $2,321 of income for the quarter ended December 31, 1999 to $83,513 of expense for the quarter ended December 31, 2000. This increase in other expense was due to the financing cost of issuing stock as payment of interest accrued and payable on, and upon conversion of portions of the principal balances of our convertible debentures.

         NET LOSS. Net loss increased $825,138 (48%) from $1,716,284 for the quarter ended December 31, 1999 to $2,541,422 for the quarter ended December 31, 2000. This increase in net loss was due to increased operating expenses, as discussed above.

COMPARISON OF RESULTS OF OPERATIONS FOR FISCAL YEARS ENDED SEPTEMBER 30, 2000 AND 1999

         NET SALES. Net sales decreased $354,920 (37%) from $968,758 for the year ended September 30, 1999 to $613,838 for the year ended September 30, 2000. Net sales derived from our e-commerce business decreased $8,568 (27%) from $31,162 for the year ended September 30, 1999 to $22,594 for the year ended September 30, 2000. Net sales derived from our data control console business decreased $346,352 (37%) from $937,596 for the year ended September 30, 1999 to $591,244 for the year ended September 30, 2000. This decrease was primarily due to a decrease in sales of our OPCON Modular System, which we believe to be a result of fluctuations in the timing of orders for our data control console products caused by budget constraints and delayed receipt of expected funding by some prospective clients.

         GROSS PROFIT. Gross profit decreased $66,700 (22%) from a gross profit of $307,051 for the year ended September 30, 1999 to a gross profit of $240,351 for the year ended September 30, 2000. This decrease in gross profit was due primarily to the decrease in total sales noted above and increased expenditures in developing the foundation of our e-commerce business.

         OPERATING EXPENSES. Total operating expenses increased $5,577,225 (152%) from $3,673,250 for the year ended September 30, 1999 to $9,250,475 for the year ended September 30, 2000. This increase in total operating expenses was due primarily to an increase in consulting fees, marketing, advertising and investor relations costs, and other professional fees. Consulting fees increased $2,351,740 (176%) from $1,339,287 for the year ended September 30, 1999 to
$3,691,027 for the year ended September 30, 2000. Marketing, advertising and investor relations costs increased $1,454,784 (177%) from $822,306 for the year ended September 30, 1999 to $2,277,090 for the year ended September 30, 2000, primarily due to our increased consumer and trade advertising and marketing. Professional fees increased $926,693 (150%) from $616,282 for the year ended September 30, 1999 to $1,542,975 for the year ended September 30, 2000. Each of These operating expenses were paid with cash and/or through the issuance of shares of our common stock to the service provider.

         INTEREST AND OTHER EXPENSE. Interest and other expense increased $3,790,921, from $175,661 for the year ended September 30, 1999 to $3,966,582 for the year ended September 30, 2000. This increase in other expense was due to the financing cost of issuing stock as payment of interest accrued and payable on, and upon conversion of portions of the principal balances of our convertible debentures.

         NET LOSS. Net loss increased $9,434,846 (266%) from $3,541,860 for the year ended September 30, 1999 to $12,976,706 for the year ended September 30, 2000. This increase in net loss was due to a combination of decreased sales, decreased gross profit, increased operating expenses, and increased interest and other expense, as discussed above.

LIQUIDITY AND CAPITAL RESOURCES

         We currently finance our operations primarily through private placements of securities and revenue generated from our operations. We also have available to us a $7,000,000 revolving line of credit from Alliance Equities which can be drawn upon by us for up to $500,000 per month, with interest to accrue at the rate of 10% per annum. However, during the fiscal year ended September 30, 2000 and through May 1, 2001, no amounts were outstanding under the line of credit.

         In January 2000, our convertible debentures that were outstanding as of December 31, 1999 were converted into an aggregate of 1,783,334 shares of our common stock, which shares were registered by us for resale by the purchasers.

         In February 2000, we issued $1,000,000 of our 10% Convertible Debentures due February 1, 2001, which were accompanied by warrants to purchase up to 300,000 shares of common stock. The net proceeds of that offering, after the payment of some related expenses, were $870,000. In March and April 2000, $750,000 of the principal amount plus interest was converted into shares of common stock. In June 2000, the remaining $250,000 of the principal amount plus interest was converted into shares of common stock. The shares of common stock issued upon conversion were registered by us for resale by the purchasers.

         In April and August 2000, we issued an aggregate of $4,500,000 of our 10% Convertible Debentures due May 1, 2001, which were accompanied by warrants to purchase up to an aggregate of 1,350,000 shares of common stock. The net proceeds of that offering, after payment of some related expenses, were $3,905,000. The shares of common stock underlying the debentures and warrants were registered by us for resale by the purchasers. As of April 30, 2001, $1,848,500 of the principal amount remained outstanding under these debentures. As of April 30, 2001, we entered into an agreement with the holders of these debentures to extend the due date of these debentures to May 1, 2002.

         In January 2001, we issued $650,000 of 12% convertible debentures due January 5, 2002 to four accredited investors in the first stage of a two-stage offering. The debentures were accompanied by warrants to purchase up to 3,900,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $631,500. In March 2001, we issued $650,000 of 12% convertible debentures due March 9, 2002 in the second stage of the offering. The net proceeds of that offering, after payment of some related expenses, were approximately $647,500. We have registered for resale by the investors the shares of common stock underlying the January and March debentures and warrants. To the extent debentures issued by us are converted into shares of common stock, we will not be obligated to repay the converted amounts.

         During the quarter ended December 31, 2000, we incurred a negative cash flow from operating activities of $728,190. As of December 31, 2000, we had a negative working capital of $3,311,474 and an accumulated deficit of $23,882,268. As of that date, we had $5,824 in cash and cash equivalents, $342,469 in accounts receivable, $102,500 in notes receivable from non-stockholders, a net value for our film library of $453,822 and accounts payable and accrued expenses of $990,687.

         Cash used in our operating activities totaled $728,190 for the quarter ended December 31, 2000, as compared to $505,379 for the quarter ended December 31, 1999. Cash provided by our investing activities totaled $68,913 for the quarter ended December 31, 2000. Cash provided by our investing activities totaled $51,388 for the quarter ended December 31, 1999.

         Cash provided by our financing activities totaled $50,000 for the quarter ended December 31, 2000 and $440,500 for the quarter ended December 31, 1999. We raised none of the cash provided by financing activities during the quarter ended December 31, 2000 and $337,500 of the cash provided by financing activities during the quarter ended December 31, 1999 from the issuance of our convertible debentures.

         For the quarter ended December 31, 2000, we had net sales of $554,313 and a net loss of $2,541,422, of which loss $1,870,601 (74%) consisted of non-cash expenses. These non-cash expenses included the issuance of common stock and options to purchase common stock that we issued to various individuals and entities as compensation for services rendered.

         In an effort to increase sales related to our Internet business, we are implementing a variety of strategies, including posting online advertisements directed at executive management of other public companies. Other business strategies that we intend to implement include requiring online user registration for all movie viewing on our web sites, soliciting monthly subscriptions to and pay-per-view sales of movie viewing on our web sites, introducing revenue-sharing web partner programs and improving tracking of our market share. We believe that if we are successful in implementing these business strategies, we will generate increased revenues from our Internet business segment. Additionally, in order to reduce the cost of generating movie revenues, we plan to bring the encoding process for films in-house in conjunction with the development of our proprietary software.

         In an effort to increase sales of our data control console products, in 2000 we hired two exclusive sales representatives. In addition, we increased our original equipment manufacturing capacity by adding additional manufacturing representation and launched a new marketing campaign that included high-impact sales literature and a cutting-edge web site at www.desience.com. We believe that if we are successful in implementing our business strategies for our modular consoles segment, we will generate increased revenues from this segment.

         We believe that current and future available capital resources, revenues generated from operations, and other existing sources of liquidity, including our revolving line of credit with Alliance Equities, will be adequate to meet our anticipated working capital and capital expenditure requirements for at least the next twelve months. If, however, our capital requirements or cash flow vary materially from our current projections or if unforeseen circumstances occur, we may require additional financing sooner than we anticipate. Failure to raise necessary capital could restrict our growth, limit our development of new products and services or hinder our ability to compete.

                                    BUSINESS

COMPANY HISTORY

         Kanakaris Wireless is the surviving company in a series of transactions involving Kanakaris InternetWorks, Inc., a Delaware corporation that was incorporated on February 25, 1997, Desience Corporation, a California corporation that was incorporated on April 17, 1984, and Big Tex Enterprises, a Nevada corporation that was incorporated on November 1, 1991. On October 10, 1997, Kanakaris InternetWorks, Inc. purchased all of the outstanding shares of common stock of Desience Corporation in exchange for a royalty payable to the prior sole stockholder of Desience Corporation based upon a percentage of Desience Corporation's gross sales. On November 25, 1997, Big Tex Enterprises purchased all of the outstanding shares of common stock of Kanakaris InternetWorks, Inc. in exchange for 3,000,000 shares of our common stock owned by Nelson Vasquez, the then president of Big Tex Enterprises, 3,000,000 newly issued shares of our common stock and 1,000,000 newly issued shares of our preferred stock. On November 26, 1997, Big Tex Enterprises changed its name to Kanakaris Communications, Inc. On June 2, 2000, Kanakaris Communications, Inc. changed its name to Kanakaris Wireless. Consequently, Kanakaris Wireless is a Nevada corporation that was incorporated on November 1, 1991 and is the sole stockholder of Kanakaris InternetWorks, Inc., and Kanakaris InternetWorks, Inc. is the sole stockholder of Desience Corporation. Our common stock currently is traded on the OTC Bulletin Board under the ticker symbol "KKRS."

COMPANY OVERVIEW

         We are an Internet-based provider of online delivery of films and books. Our Internet web site, www.KKRS.Net, is the portal to all of the proprietary content and web sites of Kanakaris Wireless. Our films are accessible to Internet users at access rates from 56 kilobits per second, or 56 kbps, to broadband at www.CinemaPop.com. We have over 450 on-demand movies available with full-screen scalability and television quality. We have approximately 700 books available online. The books feature re-sizable type, the ability to turn pages without scrolling and the ability to search by word or phrase.

         In April 2001, we expanded our Internet business through the introduction of our Kanakaris Wireless Independent Network, or KANWIN(TM). Our three anchor services of KANWIN(TM) are digital encoding, web hosting and wired and wireless delivery. Our KANWIN(TM) services enable businesses to deliver video, audit and text to Internet-enabled devices, including Pocket PCS, laptop and desktop computers and televisions.

         In addition to operating our Internet and e-commerce businesses, we design, manufacture and install ergonomic data control console systems for high-end computer command centers used by governmental agencies and Fortune 500 and other companies. Our customers have included NASA, the Federal Bureau of Investigation, the United States Navy, Bank of America, Mitsubishi and many others.

         To date, substantially all of our revenues have been derived through sales of our data control console systems. Our current business strategy includes expansion of our data control console business and a significant emphasis upon developing and expanding our Internet and e-commerce businesses.

         Our currently available and planned Internet services are designed to provide the following key benefits to individual consumers and businesses:

         ONLINE MOVIES

         o   Wireless delivery of full-length films
         o   Works with any device that has an Internet connection
         o   Compatible with any browser or on any platform
         o   Pay-per-view for individual movies
         o   Monthly access to unlimited viewing of movies
         o   Full-screen viewing of movies
         o   High-quality encoding of movies using proprietary technology
         o Interactive video advertisements that permit consumers to purchase and businesses to sell products

         ONLINE BOOKS

         o   Real-time delivery
         o   Direct delivery through a secured server
         o   Dynamic updates
         o Wireless delivery To handheld devices, including Pocket PCs and Palm(TM) handhelds

         Our data control console products are designed to provide the following key benefits to customers:

         o Maximization of operator efficiency and productivity through ergonomics by providing an environment that reduces visual and physical stress, enhancing the operator's ability to focus attention and facilitating equipment access
         o Maximization of the number of displays per operator in a compact space
         o Flexibility to accommodate growth and change in both hardware and location

INTERNET INDUSTRY BACKGROUND

         The Internet began in the late 1960s as an experiment in the design of robust computer networks. The Internet is a collection of computer networks - a network of networks - that allows anyone to connect with their computer to the Internet and immediately communicate with other computers and users across the world. Its users for decades were primarily limited to defense contractors and academic institutions. With the advent of high-speed modems for digital communication over common telephone lines, individuals and organizations began connecting to and taking advantage of the Internet's advanced global communications ability.

         Although there were several factors responsible for the growth of the Internet, the factors that are most often attributed to its success are the advent of HTML, the World Wide Web and Internet browsers. With the expansion in the number of Internet users and web sites, we believe development of two phenomena, growth in the amount of commerce that is being transacted over the Internet and willingness of businesses to spend money to be a part of the Internet will continue to grow for the foreseeable future.

         Because the Internet has experienced rapid growth, it has developed into a significant tool for global communications, commerce and media, enabling millions of people to share information and transact business electronically. Internet-based businesses have emerged to offer a variety of products and services over the Internet. Advances in online security and payment mechanisms have also prompted more businesses and consumers to engage in electronic commerce.

DATA CONTROL CONSOLE INDUSTRY BACKGROUND

         The data control console industry focuses on the design, manufacture and implementation of high-tech furniture systems used to fully integrate computer systems and communications systems in the workplace. Working with IBM, we developed the first modular system for enclosing and organizing the equipment and cabling associated with data and network control centers. The first large installation occurred in 1985. We were the first manufacturer using a standard, modular system that could be quickly installed by bolting together without any site construction and could similarly be added to or reconfigured easily with additional parts.

OUR STRATEGY

         We deliver interactive content, including movies and books, directly over the Internet to computer devices available in schools, offices, homes and cars on a worldwide, around-the-clock basis and provide high quality data control console products to businesses and government. Our objective is to maintain our position as a competitive provider of downloadable content and data control console products and to become a leading provider of Internet business services. To achieve this objective, we have developed a strategy with the following key elements:

         o DEVELOP AND DEPLOY KANWIN(TM) SALES FORCE. We have begun the recruitment and hiring process for sales representatives for our KANWIN(TM) services.

         o CONTINUE DEVELOPMENT OF OUR MOVIE PARTNER PROGRAM. We intend to further develop our movie partner program to allow any mainstream web site in the world to host a virtual theater. Eligible web sites may join our program free of charge and share in our revenues generated through their participation in our program.

         o FURTHER DEVELOP DIRECT-OVER-THE-INTERNET DELIVERY OF BOOKS. We have implemented direct-over-the-Internet delivery of books to Pocket PCs and Palm(TM) handhelds. We have introduced an interactive digital books posting program that allows web site visitors to directly post books for online delivery at www.WordPop.com and allows authors to access information on how many of their books have been ordered online. We intend to further develop direct-over-the-Internet delivery of books by, among other things, seeking new relationships with publishers and authors.

         o DEVELOP AND CULTIVATE STRATEGIC ALLIANCES. We intend to cultivate our existing strategic alliances with Microsoft Corporation and others and to develop new strategic alliances that will aid us in building brand awareness for our Internet and e-commerce web sites and enhancing the products and services we provide.

         o LEVERAGE OUR CUSTOMER BASE AND INTENSIFY OUR MARKETING ACTIVITIES. We are building a database of viewers of movies on CinemaPop.com by requesting information from subscribers. We are using the database to market our Internet services. We intend to continue to generate new sales materials and aids to enhance our data control console product exposure and to increase our sales force to penetrate deeper into national and international markets.

OUR INTERNET PRODUCTS AND SERVICES

     INTERNET SERVICES FOR BUSINESSES

         In April 2001, we began offering a series of Internet services for businesses. We collectively call these services KANWIN(TM), or The Kanakaris Wireless Independent Network. We developed these services using our experience in creating our own proprietary, media-rich web sites. We designed these services to enable businesses to enhance the quality of video on their corporate web sites, to expand the scope of distribution of corporate web sites to all Internet-enabled devices, and to offer e-commerce-related Internet services. The three key elements of KANWIN(TM) are encoding, hosting and transport/bandwidth. Our encoding, hosting, transport/bandwidth and other KANWIN(TM) services, which are available individually or as customized packages, are described in further detail below.

         CinemaWEAR(TM) Encoding and Embedded Electronic Commerce(TM)
         ------------------------------------------------------------

         Our proprietary CinemaWEAR(TM) encoding technology is used to prepare video for delivery to Internet-enabled devices. Our CinemaWEAR(TM) encoding technology significantly improves the quality of streaming video delivery over the Internet by capturing the look and feel of real cinema delivery. CinemaWEAR(TM) encoding facilitates delivery of video to a wide variety of digital devices at bit rates, such as 56 kbps and 100 kbps, that result in frames per second that equate to digital video disc, or DVD, quality. CinemaWEAR(TM) encoding also enables delivery of video over the Internet to Pocket PCs, personal digital assistants, or PDAs, desktop computers, satellite systems and systems that can transmit at SuperBroadband(TM) speed. SuperBroadband(TM) is Kanakaris Wireless term that refers to a 700 kbps bit rate, which equates to DVD quality.

         Our proprietary Embedded Electronic Commerce(TM) platform is designed to work in tandem with our CinemaWEAR(TM) encoding technology. Our Embedded Electronic Commerce(TM) platform enables businesses to sell products, track sales and generate leads from within a streaming video and enables viewers to submit secure orders for advertised products through clickable links appearing within the streaming video. Embedded Electronic Commerce(TM) technology works with wired and wireless video delivery to Internet-enabled devices.

        Hosting
        -------

         Hosting is the storage of files digitally in a format that can be distributed over the Internet. We provide fully-managed enterprise-class storage solutions at a co-location facility managed by us or at a client's own data center. KANWIN(TM) services include 24-hours-a-day, 7-days-a-week remote system monitoring. KANWIN(TM) services also include storage management, administration and security through a remote network operations center and data replication within a local storage system or between remote storage systems.

        NeuralNet(TM) Transport/Bandwidth
        ---------------------------------

         Transport/bandwidth is the delivery over the Internet of encoded and stored digital material from its originating destination to the end user destination. Bandwidth is a range of consecutive frequencies. Our NeuralNet(TM) transport/bandwidth provides optimal delivery across the spectrum of bandwidths through a fiber optic network. Our delivery services are flexible, scalable and cost-effective because they are designed to provide the amount of bandwidth needed at any given time. This scalability avoids unnecessary costs to businesses who, without scalable services, might otherwise purchase unused bandwidth in order to avoid inconvenience to users and loss of potential customers that can result from traffic spikes on inflexible systems. We deliver content, including text, pictures, order forms, audio and video, and live webcasts, through our NeuralNet(TM) transport/bandwidth services. These services can be bundled with CinemaWEAR(TM) encoding services to provide simultaneous encoding and streaming, or DVOD (downloadable video on demand), and to allow storage for online archiving.

         Live Video Streaming Preparation
         --------------------------------

         CinemaWEAR(TM) Wireless Delivery is our proprietary encoding technology that is used to prepare content for what we believe to be the first ever full-length streaming video delivery to handheld computing devices such as the Pocket PC. We believe that CinemaWEAR(TM) Wireless Delivery is ideal for wide area network, or WAN, and local area network, or LAN, users who are working at transmission rates from 10 kbps for super low streaming video with marginal signal strength, to 19.2 kbps for streaming video for standard WANs, to 128 kbps for streaming video for LANs and users of Ricochet service that is available in limited markets such as Atlanta and San Francisco. We anticipate that CinemaWEAR(TM) Wireless Delivery will produce revenue for our Internet business by enabling us to assist businesses in enhancing their corporate web sites.

        Managed Services
        ----------------

         Our KANWIN(TM) technology management services include a variety of customized management services that can be made available on demand.

         Point-To-Point Communications
         -----------------------------

         Peer-to-peer or broad array real-time video conferencing uses CinemaWEAR(TM) encoding technology to deliver face-to-face communications in real time at 30 frames per second. In conjunction with a world-leading telecommunications provider, we intend to offer digital subscriber line, or DSL, services that offer delivery speeds that are from twelve to 100 times faster than 56 kbps. In addition, employers can convey corporate messages or training requirements to remote employee locations through our KANWIN(TM) distance learning services. Print on demand, using Ricoh technology, is being made available for text source materials such as training manuals, owners' manuals and corporate information.

         Mass Media Exposure Sponsorships
         --------------------------------

         We are completing development of a 24-hour Internet channel to be called www.AK.TV. We anticipate that this channel will include a variety of entertainment content, including movies and a combination of prerecorded and live programs relating to entertainment, technology and other subjects. We intend to allow eligible businesses to sponsor programs on www.AK.TV that could consist of a combination of recurring video ads, special corporate promotions, targeted e-mails to www.AK.TV subscribers and/or customized promotions.

    ONLINE MOVIES

         We operate an online movie web site at www.CinemaPop.com that enables Internet users to download full-length motion pictures with no download time and no plug-in required utilizing Microsoft(R) Windows Media(TM) technology. More than 450 movies are currently available for online distribution. We offer pay-per-view movies as well as advertising-supported free movies. We also sell advertising to our web site. We charge a monthly access fee for those customers who desire unlimited viewing access to a larger portion of our web site. We have implemented a merchant service system that enables us to charge and collect access fees for our movie web sites.

         We have developed a movie partner program aimed at attracting web sites to use our innovative technology. Over 1,000 web sites have applied to set up clickable links to our movie content and to receive a commission for subscription and pay-per-view fees generated by visitors to their web sites. Many of these sites are in the process of setting up the clickable links.

         In September 2000, we launched a new online movie web site, the third generation of "CinemaPop.com." Features include a streamlined subscription process, the ability for consumers to post movie reviews and the introduction of CinemaWEAR(TM) content that is accessible to wireless handheld computing devices.

    ONLINE BOOKS

         In August 2000, we launched our newest online book web site, www.WordPop.com, which site is integrated within our web site www.KKRS.Net and offers approximately 700 books for click and view delivery. Our books, like our movies, are downloadable in real-time, which means there is not a significant delay in the display of text or images. This allows consumers to obtain immediate access to the medium of their choice. We believe that our site is secure to the extent that it preserves the author's rights to ownership. We also believe that we are the only online Internet publisher that provides real-time secure fulfillment from one source file.

         Books and articles are now available through high-speed access for use on desktops, laptops, personal data assistants, Pocket PCs, Palm(TM) handhelds and other innovative end user hardware. Most importantly, there is no end user software needed. In February 1999, we entered into an alliance with ION Systems, Inc. for use of their secure online download technologies. Using this software, we can rent or sell books online while allowing authors and publishers to retain control over their content.

OUR DATA CONTROL CONSOLE PRODUCTS

         Our primary data control console product is our OPCON Module System, a proprietary modular system for high-end computer command centers. Our OPCON Module Systems have been purchased and installed by major governmental agencies such as NASA, the Federal Bureau of Investigation and the United States Navy and by large corporations including Bank of America, Mitsubishi, Pacific Bell and many others.

         Our control center consoles are ergonomically designed to maximize comfort, function, adaptability and efficiency for the corporate network system. We assist clients in the planning process by making site visits, taking lists of requirements, then providing customers with blueprint floor plans of OPCON Module System layouts, elevated views of suggested equipment layouts and perspective presentation drawings. In order to assure complete customer satisfaction, we oversee both manufacturing and installation of products.

         Kanakaris Wireless, through its wholly-owned subsidiary, Desience Corporation, has been marketing and selling the OPCON Module System to corporate and government mainframe computer users since the early 1980's. Historically, approximately 90% of our sales have been in the United States. During the 1990's we experienced increased business from South America, including multiple orders from Venezuela, and also saw increased business from Mexico. We have also sold and installed the OPCON Module System in Canada, Barbados, Bermuda, St. Lucia, Kuwait and Guam. Our OPCON Module System is made of heavy steel, has a proprietary lens to provide better task lighting, provides extremely open architecture for cable routing and is easy to reconfigure. Based upon these and other features, many of our existing clients return for new and expanded systems.


STRATEGIC RELATIONSHIPS

         In order to expand our Internet and e-commerce businesses, we have developed strategic relationships with various Internet, technology and software companies and others. The following is a brief description of some of our more important strategic relationships.

         MICROSOFT CORPORATION

         In August 1999, we entered into an Internet content partner agreement with Microsoft Corporation. Under the terms of the agreement, Microsoft promotes certain portions of our web content and provides assistance in the use of Microsoft's Windows Media(TM) technology. Microsoft Corporation has agreed to promote four of our web sites through December 30, 2001. Microsoft is providing clickable headline links to our CinemaPop.com web site consisting of brief summaries of the content available via the site link on their WindowsMedia.com web site. This site link enables Internet users to read about and click on the descriptions of content available from Kanakaris Wireless and then be directly connected to our web site.

         In addition, in November 1999 Kanakaris Wireless was selected by Microsoft to participate in the Microsoft(R) Windows Media(TM) Technologies Broadband Jumpstart Initiative. On December 7, 1999, we launched 45 movie titles at 100 kbps and 300 kbps broadband speeds on our CinemaPop.com web site, and Microsoft is providing links to this content from its WindowsMedia.com web site. As part of the Broadband Jumpstart Initiative, William Gates, the Chairman of Microsoft, introduced a new Microsoft Broadband web site at the StreamingMedia West conference in San Jose, California on December 7, 1999. Kanakaris Wireless is represented on this web site through a clickable link. On that same day, InterVu began providing server space and bandwidth for 45 movies. Microsoft Corporation covered the cost of this service for a period of six months. In March 2000, we entered into an additional Internet content partner agreement under which Microsoft Corporation agreed to promote additional portions of our web content through March 2001 as part of the Broadband Jumpstart Initiative.

         ION SYSTEMS, INC.

         Our license agreement with ION Systems, Inc. allows us to use their secure online download technologies. The agreement continues through December 31, 2004 and has automatic renewal provisions for additional five-year terms. Under this agreement, ION Systems, Inc. has granted us a license to use their E*Web(R) and X*Maker(R) computer software which allow for secure downloading and viewing of content on our web sites. The software may be used by us solely for the publishing, displaying, promoting, marketing, offering and selling for a fee of certain specified book categories as well as of products or services listed in the books published.

         LAIN INTERNATIONAL

         On November 9, 1999, we signed a memorandum of understanding with Lain International, or Lain. Lain has agreed to make available to us all Spanish-language, Spanish-dubbed and Spanish-subtitled films to which it has Internet distribution rights. We have created a KKRS web site called CineManiaNetwork.com, which is devoted exclusively to these titles. We have agreed to collect web visit statistics and perform accounting functions for the site and will pay Lain royalties based upon advertising, subscription and pay-per-view fees less expenses.

         DISTRIBUTION RIGHTS TO "DEAD ANGEL"

         On April 20, 2000, we entered into a distribution agreement with John Clark for the Internet distribution rights to his book "Dead Angel," which book pertains to his relationship with entertainer Jerry Garcia. Under the terms of the agreement, we paid $7,000 to support the completion of the book and $6,000 in expenses for promotional interviews with Cliff Garcia and others as well as a promotional party, both of which were webcast on our web site and made into a videotape. Also, under the terms of agreement, John Clark has agreed to pay to us 50% of the gross sales of the book on the Internet in perpetuity and 50% of the royalties generated by the book and the interviews and party videotape for two years.

CONTENT ACQUISITION

         We continually seek to acquire new content for our web sites. Examples of agreements under which we have acquired content include:

         MEISELMAN-REDE MEDIA GROUP

         In May 2000, we entered into two agreements with Meiselman-Rede Media Group, or MRMG. Based upon the terms of the first agreement, we paid MRMG $100,000 in exchange for the future Internet rights to the first 16 two-minute duration episodes of a project known as "Paris Falls." As of December 25, 2000, eight episodes had been delivered. Based upon the terms of the second agreement, we paid MRMG $100,000 for exclusive Internet distribution rights in perpetuity to a film known as "LA River Story" and the right to receive 50% of the sums actually received by MRMG from the exploitation of the "LA River Story" project in all media, including, but not limited to, text, film, video, theater, cable and syndicated television.

         MARS PRODUCTIONS

         On November 9, 2000, we entered into two license agreements with Mars Productions. The agreements relate to full-length feature films entitled "James Dean Live Fast, Die Young" and "Wish Me Luck." The agreements give us the exclusive license to premiere and broadcast each film electronically worldwide via the Internet for a period of 90 consecutive days from the first day of each broadcast. According to the agreement, we will not charge a fee to viewers during the 90-day term, but we may negotiate with Mars Productions to charge a fee to viewers after the expiration of the 90-day term. Also, we have obtained the right to broadcast clips and trailers of the films for advertising and promotion purposes.

         GRANT RAYNHAM

         On December 7, 2000, we entered into a licensing agreement with Grant Raynham for the full-length feature films "An American Christmas Carol," "Shattered Vows," "The Hound of the Baskervilles," "The Sign of Four," "Sidekicks" and "Satin Smoke". Under the agreement, we have an exclusive license to premiere and broadcast the films electronically worldwide via the Internet for a period of six months from the first day of broadcast. We have the right to charge viewers a pay-per-view fee and to include the films in our monthly subscriptions for members. Also, we have the right to broadcast clips and trailers of the film for advertising and promotion purposes.

         JASON ROSETTE DBA CAMERADO

         On October 17, 2000, we entered into a license agreement with Jason Rosette dba Camerado relating to a full-length documentary entitled "Book Wars." The agreement gives us an exclusive license to premiere and broadcast the film electronically worldwide via the Internet for a period of 120 consecutive days from the first day of broadcast. According to the agreement, we have the right to charge viewers a pay-per-view fee and to include the films in our monthly subscriptions for members. Also, we have the right to broadcast clips and trailers of the film for advertising and promotion purposes.

         RETROFILM.COM

         On October 14, 2000, we purchased from RetroFilm.com high-quality master tapes and cleared licenses for the following films: "Chinese Connection," "Beat the Devil," "M," "Asylum," "Girl Hunter," "Gorgo," "Hells Angels on Wheels," "To Kill a Mockingbird," "I Cover the Waterfront," "McClintock," "Chopping Mall" and "Little Shop of Horrors."

         ANTIGUA

         On September 12, 2000, we entered into a license agreement with Antigua relating to two full-length feature films entitled "Checkmate" and "Dangerous." The agreement gives us the exclusive license to premiere and broadcast the films electronically worldwide via the Internet for a period of 90 consecutive days from the first day of broadcast. According to the agreement, we have the right to charge viewers a pay-per-view fee and to include the films in our monthly subscriptions for members. Also, we have the right to broadcast clips and trailers of the film for advertising and promotion purposes.

         SOFTORBIT.COM

         On August 25, 2000, we entered into a co-distributor agreement with Softorbit.com for the distribution of 400 proprietary celebrity interviews and film trailers on an exclusive basis for a period of six months from the date of the agreement. Under the agreement, we have the rights to webcast, edit, copy, excerpt, revise, digitize, encode, host, publicly display, show, broadcast, perform, promote, and otherwise use and make available the Softorbit.com content on and through our web sites and the Internet. After the six-month exclusivity period, we have these rights on a non-exclusive basis for an additional 42 months.

SALES AND MARKETING

         Sales and marketing activities with respect to our Internet and e-commerce businesses currently are limited primarily to headline links provided by Microsoft Corporation from its web site to our CinemaPop.com web site and clickable links to others' web sites. Also, on November 14, 2000, we entered into an advertising contract with eConnect under which we will provide eConnect with banner advertisements appearing on the home page and other pages of www.CinemaPop.com and www.WordPop.com, send e-mail messages to eConnect's entire subscriber and web partner databases, place an advertisement at the beginning of at least one feature film per month and other services. Also, we are soliciting monthly subscriptions, pay-per-view sales and advertising sales for our CinemaPop.com web site.

         Sales and marketing activities for our data control console business currently are handled by a limited number of manufacturer's representatives and the employees of Kanakaris Wireless that are engaged primarily in this portion of our business. These representatives and employees locate potential customers and assist them in the planning process by making site visits, taking lists of requirements, then providing customers with proposed blueprints and drawings suited to the customers' individual needs. In an effort to increase sales of our data control consoles, we have hired exclusive sales representatives. We intend to increase the number of manufacturer's representatives and employees devoted to these functions as funds and opportunities become available so that we can continue to enhance Desience Corporation's name as the pioneer and a modern leader in the data control console business.

         In August 2000, we introduced new sales literature and launched a new web site at www.desience.com for our Desience division. As discussed more fully below, to capitalize on our business model, we intend to initiate a more traditional marketing campaign as funds allow. Such a campaign is likely to initially include targeted print and radio advertising and may also include hiring marketing staff that would be primarily responsible for communications, advertising and public relations for our data control console business and our Internet and e-commerce businesses.

ADVERTISING AND PROMOTION

         We have placed advertisements for the CinemaPop.com web site in influential trade publications catering to the entertainment industry, such as the national and international editions of The Hollywood Reporter. Since 1997, we have created Internet web events in order to drive traffic to our web sites. We intend to continue to create high profile Internet events as a means to further promote our business.

         Alex Kanakaris, our Chairman of the Board, President and Chief Executive Officer, is the author of the book "Signs of Intelligent Life on the Internet" that highlights the impact of the Internet on our society. From December 2000 to April 2001, over 3,000 copies of the book were downloaded from www.WordPop.com. We believe that ongoing exposure of this book will bring further attention to our web sites and Kanakaris Wireless.

         As part of our advertising and promotion efforts, we have entered into a number of agreements, including:

         INTERNATIONAL VISION LTD.

         In October 2000, we entered into an agreement with International Vision LTD., or IVL, under which IVL agreed to place a 30-second commercial advertising the Chinese version of our www.CinemaPop.com web site on the television series "You Can Start A Business," which series airs in various geographic locations, including China, Hong Kong and Singapore. The series consists of three blocks of ten episodes. IVL and Kanakaris Wireless have agreed to meet at the end of each block of ten episodes to determine whether the advertisement will run on the next block of episodes. We have agreed to pay IVL half of all profits derived in the locations in which the advertisement airs, up to $50,000 per airing.

         WALL STREET WEBCAST

         In September 2000, we entered into an agreement with Wall Street Webcast under which Wall Street Webcast provided us with a three-day investment tour, including a due diligence meeting with approximately 30 stockbrokers and money managers, and a meeting hosted by Gloria Star Kins, President of The Kins Group, at which we were introduced to prominent New York financial and business leaders. Also, over a two-day period, Wall Street Webcast arranged several individual meetings for us with small cap funding managers in the New York and Boston areas.

         IFILM

         In May 2000, we entered into an agreement with IFILM under the terms of which IFILM has agreed to allow visitors to the IFILM web site to view multimedia content by uniform resource locater, or URL, links to the CinemaPop.com web site. IFILM has agreed to provide CinemaPop.com with "Preferred Partner" status on the IFILM site, which means that IFILM will provide CinemaPop.com with a suite of benefits and services that may include placement of the CinemaPop.com logo on the IFILM site, listing on the IFILM Preferred Partners page, placement of a link to the CinemaPop.com home page on the IFILM home page on a rotating basis with other Preferred Partners, and other promotional or preferential services that IFILM accords to its Preferred Partners in the future. In exchange for IFILM's commitments under the agreement, we have agreed to deliver film information to IFILM by making accessible a document matching IFILM's formatting standards. We have agreed to keep the film information current to reflect any changes to the URLs for the multimedia content. Also, CinemaPop.com has granted to IFILM a non-exclusive, worldwide, royalty-free license to reproduce, distribute, publicly perform and publicly display on the IFILM site CinemaPop.com's logo and film information.

         CRIER COMMUNICATIONS

         In September 2000, we entered into an agreement with Crier Communications under which Crier Communications has agreed to provide us with guidance in public relations development on a month-to-month basis.

COMPETITION

         The Internet and e-commerce businesses are extremely competitive and can be significantly affected by many factors, including changes in local, regional or national economic conditions, changes in consumer preferences, brand name recognition and marketing and the development of new and competing technologies. We expect that existing businesses that compete with us and which have greater resources than us will be able to undertake more extensive marketing campaigns and adopt more aggressive advertising sales policies than us, thereby generating more traffic to their web sites.

         We believe that we are the only company that currently offers both Internet business services such as encoding, hosting and transport/bandwidth and proprietary direct-over-the-Internet delivery of movies and books. Although other companies offer some services that are similar to those we offer, we believe that our combination of services is unique and that we have a competitive edge in the online movie industry because, among other things:

         o We have introduced subscription, pay-per-view, advertising and web partner programs to our CinemaPop.com movie site in order to provide a variety of revenue streams.

         o We believe that CinemaPop.com currently offers the largest number of full-length, mainstream Hollywood movies with Internet access at multiple access speeds.

         o Most of our full-length movies start to stream and can begin to be viewed in approximately one minute rather than having a downloading process of a few hours before the movie can be viewed, as required on many other web sites.

         o We currently have over 450 full-length films online, which are viewable in streams from 56 kbps to broadband. Because of the significant time involved in translating film into streaming media technology, we believe that our film library gives us a significant lead over others in the online movie industry.

         o Our content can be viewed on multiple platforms, including through CinemaWEAR(TM) Wireless Delivery to Pocket PCs and Palm(TM) handhelds.

         o Our Embedded Electronic Commerce(TM) technology allows us to enable viewers to place secure online orders for products offered by businesses through clickable links within streaming video.

         Although there are numerous book sites on the Internet, we believe that our WordPop.com web site is the only web site that provides real-time secure fulfillment from one source file. In addition, we believe that WordPop.com is the only web site that currently uses proprietary technology which enables consumers to read posted books and other materials without scrolling and in any type size the consumer's eyes find comfortable while allowing authors and publishers to maintain ownership and control over their proprietary content.

         With respect to competition with our data control console business, we believe there are five companies competing in the marketplace for modular system solutions, including Desience Corporation, Wrightline, Evans Consoles, and Stacking Systems, which provide metal products, and Infrastructures, which provides wood-type products. Most of our competitors offer similar services, such as installation, warranties and customer service. Deciding factors such as price, service, features and materials vary according to the requirements of the customer.

         Although we were the pioneers in this industry and are a leader in the design and production of quality metal data control console products, we believe that all of our competitors currently have more financial and other resources than us. Nevertheless, we have remained competitive in the data control console industry based upon our delivery of quality products and services with relatively minimal overhead. We intend to maintain and enhance our competitive position in this industry by committing additional staffing and other resources to our data control console business as funds become available.

PATENTS AND PROPRIETARY RIGHTS

         We currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary technology and intellectual property rights. We do not hold any patents. However, we believe that some of our proprietary technologies, including our CinemaWEAR(TM) encoding technology, our CinemaWEAR(TM) Wireless Delivery technology and our Embedded Electronic Commerce(TM) technology, could benefit from patent protection. Accordingly, we intend to file patent applications for those technologies with the United States Patent and Trademark Office. There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technologies.

         Third party products and brand names referred to in this document may be trademarks or registered trademarks of their respective owners. We own, license or have otherwise obtained the right to use certain technologies incorporated into our web sites. We may receive infringement claims from third parties relating to our technologies. In such event, we intend to investigate the validity of any such claims and, if we believe the claims have merit, we intend to respond through licensing or other appropriate actions. Certain of these claims may relate to technology that we have licensed from third parties for incorporation into our web sites. In such event, we would forward these claims to the appropriate third party. If we were unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from using that technology, incur substantial costs in redesigning our web sites, products and services that incorporate that technology, or incur substantial costs defending any legal action taken against us, all of which could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

         We hold the Internet domain names "KKRS.Net," "WordPop.com," "CinemaPop.com" and many others. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third-parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

GOVERNMENT REGULATION

         The United States Congress has recently passed or is considering legislation regulating certain aspects of the Internet, including online content, copyright infringement, user privacy, taxation, access charges, digital signatures and liability for third-party activities. The European Union also has enacted several directives relating to the Internet, including directives that address the use of personal data, e-commerce activities, security, commercial piracy, consumer protection and taxation of e-commerce transactions. Various states have adopted and are considering Internet-related legislation and regulations. Governmental authorities in the United States and abroad are considering other legislative and regulatory proposals to further regulate the Internet. Areas of potential regulation include libel, pricing, quality of products and services and intellectual property ownership. We cannot predict what new laws will be enacted, or how courts will interpret existing and new laws, and therefore are uncertain as to how new laws or the application of existing laws will affect our business. In addition, our business may be indirectly affected by legislation that affects the ability of our customers to engage in e-commerce activities. Increased regulation of the Internet may decrease the growth in the use of the Internet, which could decrease the demand for our products and services, increase our cost of doing business or otherwise harm our business, results of operations and financial condition.

EMPLOYEES

         As of April 13, 2001, we employed or contracted a total of twelve employees and consultants, all of whom worked for us on a full-time basis. Our future success will depend, in part, on our ability to continue to attract, retain and motivate highly qualified technical, marketing and management personnel and consultants. Our employees are not represented by any collective bargaining unit. We have never experienced a work stoppage. We believe our relationship with our employees is good.

FACILITIES

         We currently occupy two facilities in Aliso Viejo, California and Costa Mesa, California. Each of these facilities is subject to a month-to-month lease with an aggregate monthly rental for both facilities of approximately $10,000. The Aliso Viejo facility contains our Internet studio headquarters, which currently includes over 800 square feet of private office space that may be expanded as needed and access to approximately 17,000 square feet of common area space that includes conference rooms, reception areas and other amenities. The Costa Mesa facility contains our data control console headquarters and includes approximately 1,780 square feet of office space.

LEGAL PROCEEDINGS

         On September 15, 1999, Robert Adams filed a complaint against our company and our Chairman of the Board, President and Chief Executive Officer, Alex Kanakaris, individually, in Los Angeles Superior Court (Case No. LC050023) alleging breach of contract and fraud. Mr. Adams based his fraud claim primarily on alleged misrepresentations and concealment involving a consulting agreement between Kanakaris Wireless and Mr. Adams. Mr. Adams alleged that he was entitled to certain stock options, of which 75% of the option price allegedly was already deemed paid in exchange for services allegedly rendered by Mr. Adams to our company. Mr. Adams attempted to exercise the options for the purchase of a certain number of shares to which he claimed to be entitled under the agreement. The claims against Mr. Kanakaris individually were dismissed. On November 1, 2000, Mr. Adams and Kanakaris Wireless entered into a Settlement Agreement and General Release under which we agreed to pay a total of $24,000 to Mr. Adams and his attorney in three equal installments of $8,000 each on November 1, 2000, March 1, 2001 and July 1, 2001 in exchange for dismissal with prejudice of the entire action after the three payments have been made.

         On October 14, 1999, Institutional Management, Inc., an Illinois corporation, filed suit against Kanakaris Wireless and Alpha Tech Stock Transfer & Trust Company, our stock transfer agent and registrar, in the Circuit Court of Cook County, Illinois (Case No. 99L 011509). The case was removed to the United States District Court for the Northern District of Illinois, Eastern Division

(Case No. 99C 7100). In the complaint, Institutional Management sought damages in excess of $50,000 under breach of contract and various other state law theories in connection with our unwillingness to permit them to transfer shares of Kanakaris Wireless common stock held by Institutional Management. We believe that the shares were wrongfully converted by a predecessor to Institutional Management. We engaged counsel to vigorously defend us against all of Institutional Management's claims.

         We also counterclaimed against Institutional Management and commenced a third-party action against the Institutional Management affiliates, namely Power Media Group, Pinnacle Management, Inc., and Frank Custable. In our counterclaim and cross-claims, we have sought injunctive relief to block any further transfer of the converted shares held by any of the parties, and damages for breach of a consulting agreement, for fraud, conversion and for unjust enrichment. We intend to vigorously pursue all available remedies against the other parties.

         Institutional Management, Pinnacle and Power Media countered by attempting to assert claims against us in a separate action in Utah. In the Utah action, the parties were challenging our right to block their transfer of the stock at issue and attempting to recover for damage they claim to have suffered in the interim. The Utah court stayed the Utah action in favor of the action pending in Illinois.

         The stock at issue was in the hands of Alpha Tech and Miller, Johnson & Kuehn, Inc., a stock brokerage firm that clears the trades of introducing brokers. Both Alpha Tech and MJ&K filed actions for interpleader, by which they were prepared to tender to the court the stock certificates to which Kanakaris Wireless, Institutional Management and Pinnacle Management are each laying claim. In July 2000, that tender was made, and the claims asserted by and against Alpha Tech and MJ&K were dismissed. The stock has been and will remain issued in the name of the United States District Court until the dispute is resolved.

         Loudeye Technologies, Inc., or Loudeye, filed a "Complaint for Money Due and Owing" against us in the Superior Court for the State of Washington (King County) (Case No. 01-2-07608-6SEA) on March 8, 2001. Loudeye claims we failed to pay $44,107.41 owing for encoding services furnished by Loudeye under the parties' purported contract. The complaint also seeks attorneys' fees, court costs and late charges. We believe we possess valid defenses against all or at least a portion of the amount claimed. We have not yet filed an answer to the complaint, and no discovery has been undertaken. As a result, we cannot determine what impact, if any, this action could have on our financial condition.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers and directors of Kanakaris Wireless and their ages and positions as of April 16, 2001 are as follows:

                  Name         Age                   Position
                  ----         ---                   --------

Alex Kanakaris (1)(2).........  44          Chairman of the Board, President,
                                            Chief Executive Officer and Director

Branch Lotspeich (1)..........  54          Vice Chairman of the Board, Vice
                                            President, Secretary and Director

John Robert McKay (1).........  38          Webmaster and Director

Patrick McKenna...............  33          Director

Robert Sherry.................  43          Director

Lisa Lawrence.................  25          Vice President of Internet, Director
                                            of Internet Business Affairs and
                                            Director

Robert Wood...................  36          Chief Technical Officer and Director

Jeff Hall.....................  49          Director

Rose Forbes (2)...............  51          Director

Thomas S. Hughes..............  52          Director

Charles Moore (2).............  30          Director

David T. Shomaker.............  44          Acting Chief Financial Officer and
                                            Advisor to the Board
---------------
(1) Member of executive committee and 2000 Stock Option Plan committee.
(2) Member of audit committee.

BUSINESS EXPERIENCE

   DIRECTORS

         Alex F. Kanakaris has served as a director and as our Chairman of the Board, President and Chief Executive Officer since November 1997. Mr. Kanakaris served as the President of Kanakaris InternetWorks, Inc. from 1994 until it was acquired by Kanakaris Wireless in November 1997. Mr. Kanakaris created what is believed to be the first real-time online delivery of motion pictures, the first online book web site that allows type resizing, page turning without scrolling, searching by word or phrase and has security attributes, and the first entertainment web site for wireless personal digital assistants. Mr. Kanakaris makes frequent appearances as an Internet expert at trade shows, digital economy conferences, on radio and television and in print. He is author of the book "Signs of Intelligent Life on the Internet" published by Dace/Brentwood Media Group, November 1999, and currently is working on a business motivational book for the digital age.

         On August 2, 1999, the Securities and Exchange Commission filed suit in the United States District Court in the District of Nevada against Kanakaris Wireless, Mr. Kanakaris, David Valenti, a stockholder of Kanakaris Wireless. and another individual seeking permanent injunctions and civil penalties based on alleged violations of Sections 5(a), 5(c) and 17(a)(1)-(3) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder in connection with the sale of approximately 6,000,000 shares of Kanakaris Wireless common stock in 1996 and 1997 to the former stockholders of Kanakaris InternetWorks, Inc., a subsidiary of Kanakaris Wireless. On August 9, 1999, a final judgment of permanent injunction and other relief was entered in connection with the execution by each defendant of a consent to entry of injunction and the payment by each of Mr. Kanakaris and Mr. Valenti of a $25,000 civil penalty. Without admitting or denying any guilt involving the violations cited in the decrees, Mr. Kanakaris, Mr. Valenti and Kanakaris Wireless each agreed under the consents to entry of injunction not to take actions that would violate federal securities laws in connection with the offer, purchase or sale of securities.

         Branch Lotspeich has served as President of Desience Corporation since June 1997. He has served as our Vice Chairman of the Board and Secretary and as a director since November 1997. Mr. Lotspeich was appointed Vice President of Kanakaris Wlreless in May 2000. Prior to that, he served as Vice President of Desience Corporation from March 1992 through June 1997. Prior to that, Mr. Lotspeich worked as an independent consultant in telecommunications. Mr. Lotspeich is a Summa Cum Laude graduate of the University of Cincinnati with a Bachelor of Fine Arts degree in Television Broadcasting.

         John Robert McKay has served as a director and as our webmaster since August 1999. Mr. McKay served as our Vice President-Internet Division from May 1997 through July 1998. Mr. McKay has been a webmaster since 1995 and has worked both full-time and as a consultant to our Chairman of the Board, President and Chief Executive Officer, Alex Kanakaris, since 1994. Mr. McKay was a web site administrator for NNA Services, a non-profit educational organization, from 1993 to 1994. Prior to that, he served as Sales Promotion Manager for ORA Electronics/Alliance Corporation, an international consumer electronics company, from 1991 to 1992. From 1987 to 1991, Mr. McKay served as the advertising manager for Kelly-Moore Paint Co. Mr. McKay is a graduate of San Francisco State University with a Bachelor of Science degree in Marketing.

         Patrick McKenna has served as a director since March 2000. During the past five years, Mr. McKenna has held various positions in Seattle, Washington. Mr. McKenna has served as Director of Strategy for iBEAM Broadcasting Corporation, an Internet broadcasting company, since March 2000. Mr. McKenna served as a business development manager for Kiket.com, a software company, from July 1998 to February 1999, and for Microsoft Corporation's Digital Media Division from February 1999 to March 2000. Prior to that time, Mr. McKenna served as a communications specialist for SJI, a telecommunications hardware company, from December 1996 to June 1998, and as president of Global Communications Network, an Internet telecommunications company, from December 1995 to June 1997. Mr. McKenna has a Bachelor of Arts degree in English from Washington State University.

         Robert Sherry has served as a director since September 2000. Mr. Sherry is currently Senior Vice President of sales with the Internet firm Business.com, and has held similar positions in the online industry at Internet companies such as NetZero, Inc. and ValueClick, Inc.. In these roles, his responsibilities included launching and managing outside and inside sales operations, establishing sales accountability and revenue goals and developing new product streams. Mr. Sherry has been with Business.com as Senior Vice President of Sales since October 2000. Prior to that time, Mr. Sherry was Vice President of Sales at Netzero, Inc. from July 2000 to September 2000. From September 1999 to June 2000, Mr. Sherry was Senior Vice President of Sales at Valueclick, Inc. and held the same position from July 1998 until September 1999 with WHERE International, L.L.C. From March 1994 until July 1998, Mr. Sherry held the position of Sales Director with Readers' Digest Association. Mr. Sherry has a Bachelor of Arts degree in English from Georgetown University.

         Lisa Lawrence has served as a director since September 2000. Ms. Lawrence has been associated with Kanakaris Wireless since 1996. Ms. Lawrence currently holds the offices of Director of Internet Business Affairs, which she has held since July 1999, and Vice President of Internet, which she has held since July 2000. Ms. Lawrence develops and administers our business relationships with leading Internet companies. Ms. Lawrence also assists our Chief Executive Officer in implementing his business vision, including the expansion of our movie web sites. From August 1997 until June 1999, Ms. Lawrence worked at Curb Entertainment, where her responsibilities included sales of international film rights and representation at major film festivals. Prior to her employment at Curb Entertainment, Ms. Lawrence was a student at Pepperdine University, where she earned a Bachelor of Arts degree in Telecommunications.

         Robert Wood has served as a director and as our Chief Technical Officer since February 2001. From September 1994 to October 1995, Mr. Wood served as Executive Vice President of Permanent Productions, a production and record company located in Los Angeles, California, where his responsibilities included marketing and promotion of artists signed to the label as well as music production. From October 1995 to November 1996, Mr. Wood engaged primarily in self-study of the Internet and related technologies. In November 1996, Mr. Wood co-founded Independent Artist Promotion, a partnership that began as a developer of web sites to support music promotion and marketing for independent artists on college radio and various commercial radio stations throughout the United States. In December 1996, Mr. Wood co-founded IAP Records, a company that used the Internet and other technologies and expertise to produce the first music record over the Internet. Through this accomplishment, Mr. Wood earned the annual title for 1996 of "King of the Web" from Musicians Trade Journal. Since August 1998, Mr. Wood has consulted with various entities and individuals in the entertainment and other industries, including Kanakaris Wireless since August 2000, regarding web site development and technical strategies for best using web assets in their businesses.

         Jeff Hall has served as a director since November 2000 and was an advisor to our board of directors since November 1997. Mr. Hall serves part-time as an associate to our Chief Executive Officer in the role of a strategist and as a hands-on business implementer. Mr. Hall has been the President and owner of the Brentwood Media Group since 1991. Prior to that time, Mr. Hall joined the Los Angeles Times as Vice President of Marketing Services, was promoted to become the first President of the San Fernando Valley edition of the Los Angeles Times and launched the Ventura County edition of the Los Angeles Times. Mr. Hall started his professional newspaper career as a general assignment reporter for the Kansas City Star, a Capital Cities/ABC newspaper, where he attained the position of Vice President of Marketing. Mr. Hall has a Master of Business Administration degree from Harvard Business School and is a graduate of Stanford University with a Bachelor of Arts degree in Communications.

         Rose Forbes has served as a director since November 2000 and was an advisor to our board of directors since November 1997. Ms. Forbes' background includes work at Sony Pictures Entertainment, MCEG/Virgin Home Entertainment and Paramount Pictures. Ms. Forbes has been Manager of Music Clearance at Sony Pictures Entertainment since December 1995 and has been with Sony since July 1990.

         Thomas S. Hughes has served as a director since November 2000 and was an advisor to our board of directors since November 1997. Mr. Hughes is President and Chief Executive Officer of eConnect, Inc. and its subsidiary, Powerclick. Mr. Hughes has personally led eConnect's innovative and proprietary technology development for e-commerce, which includes the eCashPad electronic secure payment system. Mr. Hughes has been with eConnect since May 1995 and has been President and Chief Executive Officer of Electronic Transactions & Technologies since June 1998.

         Charles Moore has served as a director since January 23, 2001. Mr. Moore is founder and President of the New York Internet Chamber of Commerce, a not-for- profit agency that provides a forum for political and business leaders in the State of New York. Prior to that time, Mr. Moore was Director of Sales for Plenar Corporation from November 1999 to July 2000. Mr. Moore was also President of Blue Nile Consulting, Inc., a technology consulting firm based in New York City with which he served from June 1996 until November 1999. Mr. Moore holds a Bachelor of Science degree in Computer Science from Drexel University.

         All directors hold office until the next annual stockholders' meeting or until their respective successors are elected or until their earlier death, resignation or removal. Each officer serves at the discretion of the board of directors.

   ADVISORS TO OUR BOARD OF DIRECTORS

         David T. Shomaker has served as our acting Chief Financial Officer and as an advisor to our board of directors since May 1999. He has been a partner of Haynie & Company, Certified Public Accountants, based in Orange County, California and Salt Lake City, Utah since 1990. Mr. Shomaker is a Certified Public Accountant in the States of California and Utah and is a Certified Fraud Examiner and a Certified Valuation Analyst. Mr. Shomaker holds a Bachelor of Science degree in Accounting from Brigham Young University, Provo, Utah.

         Frank Ake has served as an advisor to our board of directors since November 1997. He has acted as a consultant in connection with over $1 billion of real estate acquisition, development and redevelopment projects worldwide, some of which projects have used state-of-the-art Internet technology. Mr. Ake's experience includes a position with Skidmore Owings & Merrill as Chicago Intern Architect with the world's largest architecture firm at their headquarters office from 1976-1979. Mr. Ake participated in the design of over $7 billion of airports, hotels, and office towers worldwide from 1979-2000. Mr. Ake has an architectural degree from The Illinois Institute of Technology in Chicago.

         George Atkinson has served as an advisor to our board of directors since November 1997. He was a pioneer of home video and was the President of the 600+ Video Station network, which preceded major chains such as Blockbuster Video. He was named by the Video Software Dealers Association as Video Retailer of the Year and Video Man of the Year in 1979, and was a central character in the New York Times best-selling book "Fast Forward: Hollywood, the Japanese and the VCR Wars" by James Lardner. Mr. Atkinson assists us in obtaining content for our movie web site CinemaPop.com.

         Dr. Steven A. Newman has served as an advisor to our board of directors since September 2000 and served as a director of Kanakaris Wireless from March 2000 to September 2000. Dr. Newman has held, during the last five years, various positions at Xybernaut Corporation, the leading provider of mobile, wearable computing hardware, software and services, bringing wireless communications and full-function Pentium computing power in a hands-free design to people when and where required. Dr. Newman has been a director of Xybernaut Corporation since January 1995, Vice Chairman of the Board of Xybernaut Corporation since August 1997, and a consultant to Xybernaut Corporation since January 1996. Prior to that time, Dr. Newman was the Executive Vice President and Secretary of Xybernaut Corporation. Currently, Dr. Newman provides business, management and administrative and consulting services to various medical and business groups. Dr. Newman is a graduate of Brooklyn College with a Bachelor of Arts degree and the University of Rochester with a Doctorate degree in Medicine.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such officers, directors and stockholders are required by Securities and Exchange Commission regulations to furnish Kanakaris Wireless with copies of all reports that they file.

         Based solely upon a review of copies of reports furnished to us during and after the fiscal year ended September 30, 2000, or any written representations received by Kanakaris Wireless from a director, officer or beneficial owner of more than 10% of our common stock that no other reports were required, we believe that, for the fiscal year ended September 30, 2000, all
Section 16(a) filing requirements applicable to our reporting persons were met.

COMPENSATION OF DIRECTORS

         Our directors receive no compensation for attending meetings of the board of directors.

EXECUTIVE COMPENSATION

         The following table sets forth summary information concerning compensation earned for all services rendered to Kanakaris Wireless in all capacities during the fiscal years ended September 30, 2000 and 1999, for our Chief Executive Officer and for our two other executive officers, or the Named Officers, whose total compensation exceeded $100,000.

                       SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                COMPENSATION
                                        ANNUAL COMPENSATION        AWARDS
                                      ----------------------    -------------
                           AS OF
                           YEAR                                  SECURITIES
          NAME AND         ENDED                                 UNDERLYING
     PRINCIPAL POSITION   SEPT. 30    SALARY       BONUS        STOCK OPTIONS
     ------------------    ------     ------       -----       ---------------
Alex Kanakaris              2000     $175,000(1)  $42,760(2)   3,762,500(10)
  Chairman of the Board,    1999     $105,000     $97,098(3)      --
  President and Chief
  Executive Officer

Branch Lotspeich            2000     $125,000(4)  $ 4,829(5)    1,525,000(11)
  Vice Chairman of the      1999     $105,000     $25,134(6)      --
  Board and President of
  Desience Corporation

John Robert McKay           2000     $105,000(7)  $12,145(8)     495,000(12)
  Webmaster and Director    1999     $ 14,998     $ 9,513(9)      --

------------------------
(1) Salary changed in January 2000 from $105,000 to $150,000 and in August 2000 from $150,000 to $175,000.
(2) Represents forgiveness of indebtedness as bonus compensation in the aggregate principal amount of $39,495 and the approximate interest amount of $3,265.
(3) Represents cash bonus compensation in the amount of $73,378 and forgiveness of indebtedness as bonus compensation in the aggregate principal amount of $14,080 and the approximate interest amount of $9,640.
(4)      Salary changed in January 2000 from $105,000 to $125,000.
(5) Represents forgiveness of indebtedness as bonus compensation in the aggregate principal amount of $3,920 and the approximate interest amount of $909.
(6) Represents cash bonus compensation in the amount of $18,838 and forgiveness of indebtedness as bonus compensation in the aggregate principal amount of $3,920 and the approximate interest amount of $2,376.
(7)      Salary changed in April 2000 from $80,000 to $105,000.
(8) Represents cash bonus compensation in the amount of $5,000 and forgiveness of indebtedness as bonus compensation in the approximate aggregate principal amount of $5,800 and the approximate interest amount of $1,345.
(9) Represents forgiveness of indebtedness as bonus compensation in the approximate aggregate principal amount of $5,800 and the approximate interest amount of $3,713.

(10) Of this total, options to purchase an aggregate of 1,662,500 shares were cancelled on March 14, 2001.
(11) Of this total, options to purchase an aggregate of 325,000 shares were cancelled on March 14, 2001.
(12) Of this total, options to purchase an aggregate of 150,000 shares were cancelled on March 14, 2001.

                OPTION GRANTS FOR THE LAST FISCAL YEAR

         The following table provides information regarding option grants in the fiscal year ended September 30, 2000 to the Named Officers. We did not grant any stock appreciation rights in the year ended September 30, 2000.

                                           INDIVIDUAL GRANTS
                       ---------------------------------------------------------
                         NUMBER OF    PERCENT OF
                        SECURITIES      TOTAL
                        UNDERLYING     OPTIONS          EXERCISE
                         OPTIONS      GRANTED TO        OR BASE
                         GRANTED     EMPLOYEES IN        PRICE        EXPIRATION
Name                       (#)       FISCAL YEAR(1)      ($/SH)(2)       DATE
-------------------    -----------   --------------   ------------   -----------
Alex F. Kanakaris...   2,100,000         57.38%          $.520       12/31/2009
                 ...     900,000(3)      57.38%          $.705        5/25/2010(3)
                 ...     762,500(3)      57.38%          $.750        8/01/2010(3)

Branch Lotspeich....   1,200,000         23.26%          $.520       12/31/2009
                ....     325,000(3)      23.26%          $.705        5/25/2010(3)

John Robert McKay...     345,000          7.55%          $.520       12/31/2009
                 ...     100,000(3)       7.55%          $.705        5/25/2010(3)
                 ...      50,000(3)       7.55%          $.750        8/01/2010(3)

-------------------
(1) Based on options to purchase 6,557,500 shares of common stock granted to employees during the fiscal year ended September 30, 2000.
(2) The options were granted at an exercise price equal to the fair market value of a share of common stock on the date of grant.
(3)      Option was cancelled on March 14, 2001.

                OPTION EXERCISES AND FISCAL YEAR-END VALUES

         There were no exercises of options by the Named Officers during the fiscal year ended September 30, 2000. The following table sets forth the number of exercisable and unexercisable in-the-money stock options and their values at September 30, 2000 for the Named Officers. An option is "in-the-money" if the fair market value for the underlying securities exceeds the exercise price of the option.

                              NUMBER OF
                        SECURITIES UNDERLYING       VALUE ($) OF UNEXERCISED
                       UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                         SEPTEMBER 30, 2000           SEPTEMBER 30, 2000(1)
                     ---------------------------   ---------------------------
      NAME           EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
      ----           -----------   -------------   -----------   -------------

Alex F. Kanakaris...  3,762,500(2)      --              $0            --

Branch Lotspeich....  1,525,000(3)      --              $0            --

John Robert McKay...    495,000(4)      --              $0            --

---------------
(1) The closing price of our common stock as of September 30, 2000 as reported by a member firm of the NASD that effects transactions in stocks quoted on the NASD's OTC Electronic Bulletin Board was $.5156.
(2) Of this total, options to purchase an aggregate of 1,662,500 shares were cancelled on March 14, 2001.
(3) Of this total, options to purchase an aggregate of 325,000 shares were cancelled on March 14, 2001.
(4) Of this total, options to purchase an aggregate of 150,000 shares were cancelled on March 14, 2001.

                             2000 STOCK OPTION PLAN

         Our board of directors and stockholders have approved our 2000 Stock Option Plan, or the 2000 Plan. The 2000 Plan is designed to enable us to offer an incentive-based compensation system to employees, officers and directors of Kanakaris Wireless and to employees of companies who do business with us. The 2000 Plan provides for the grant of incentive stock options, or ISOs, and nonqualified stock options, or NQOs. ISOs and NQOs are collectively referred to below as options.

         A total of 3,000,000 shares of our common stock are authorized for issuance under the 2000 Plan. As of April 13, 2001, we had a total of 18 employees, officers and directors eligible to receive options under the 2000 Plan, and options to purchase up to 462,500 shares of our common stock were outstanding under the 2000 Plan. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or any shares which are used by participants to pay all or part of the purchase price of any option, may again be used for awards under the 2000 Plan.

         The 2000 Plan is to be administered by a committee of not less than two nor more than five persons appointed by the board of directors, each of whom must be a director of Kanakaris Wireless. Notwithstanding the foregoing, the board of directors may act as the committee under the 2000 Plan. It is the intent of the 2000 Plan that it be administered in a manner such that option grants and exercises would be exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Since the adoption of the 2000 Plan in May 2000, the committee for the 2000 Plan has been comprised of Alex Kanakaris, Branch Lotspeich and John McKay.

         The committee is empowered:

         o to select those eligible persons to whom options shall be granted under the 2000 Plan;
         o to determine the time or times at which each option shall be granted, whether options will be ISOs or NQOs, and the number of shares to be subject to each option; and
         o to fix the time and manner in which each such option may be exercised, including the exercise price and option period, and other terms and conditions of such options, all subject to the terms and conditions of the 2000 Plan.

         The committee has sole discretion to interpret and administer the 2000 Plan, and its decisions regarding the 2000 Plan are final.

         ISOs granted under the 2000 Plan must have an exercise price of not less than 100% of the fair market value of the common stock on the date the ISO is granted and must be exercised, if at all, within ten years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10% of the total voting securities of Kanakaris Wireless on the date of grant, such exercise price shall be not less than 110% of fair market value on the date of grant, and the option period may not exceed five years. NQOs granted under the 2000 Plan must have an exercise price of not less than 85% of the fair market value of the common stock on the date the NQO is granted.

         Options may be exercised during a period of time fixed by the committee, except that no option may be exercised more than ten years after the date of grant. In the discretion of the committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in cash, shares of our common stock or a combination of cash and shares of our company's common stock.

         The 2000 Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the board of directors. The board of directors may not materially impair any outstanding options without the express consent of the optionee or materially increase the number of shares subject to the 2000 Plan, materially increase the benefits to optionees under the 2000 Plan, materially modify the requirements as to eligibility to participate in the 2000 Plan or alter the method of determining the option exercise price without stockholder approval. No option may be granted under the 2000 Plan after May 24, 2010.

         Although not intended as an anti-takeover measure by the board of directors, one of the possible effects of the 2000 Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of the directors and officers of Kanakaris Wireless. Such persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under certain circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of such attempt.

         In addition, options may, in the discretion of the committee, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of the assets of Kanakaris Wireless, or other attempted changes in the control of Kanakaris Wireless. In the opinion of the board of directors, such an acceleration provision merely ensures that optionees under the 2000 Plan will be able to exercise their options as intended by the board of directors and stockholders of Kanakaris Wireless prior to any such extraordinary corporate transaction that might serve to limit or restrict such right. The board of directors is, however, presently unaware of any threat of hostile takeover involving shares of Kanakaris Wireless.

MEETINGS OF THE BOARD OF DIRECTORS

         Our board of directors held five meetings during the fiscal year ended September 30, 2000, and took action by unanimous written consent on 19 occasions. No incumbent director during the fiscal year ended September 30, 2000 attended fewer than 75% of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which the director served during the director's term of service on the committees.

BOARD COMMITTEES; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         We do not have nominating or compensation committees of the board of directors and, except as described below, no committee of the board of directors performs similar functions.

         Our board of directors has appointed an executive committee consisting of directors Alex Kanakaris, Branch Lotspeich and John McKay. Subject to any actions that may be taken by our full board of directors, the executive committee has the authority to:

         o Appoint officers and agents of Kanakaris Wireless and determine their salaries;
         o Borrow money, and issue bonds, notes or other obligations and evidences of indebtedness;
         o Authorize the corporate seal to be affixed to documents of our company;
         o Determine questions of general policy with regard to the business of Kanakaris Wireless;
         o        Make recommendations as to declaration of dividends;
         o Issue equity securities for cash, property or services rendered, at prices no less than 40% of the last bid price on the NASD's OTC Electronic Bulletin Board on the day prior to approval of issuance; and
         o Make loans from time to time to officers and employees of our company and determine the amount, interest rate and due date for the loans and whether the loans will be collateralized, provided that no loan may result in an outstanding loan balance of more than $300,000 at any one time (notwithstanding any loans made prior to May 17, 2000) and provided further that no funds received from any debenture agreement entered into by Kanakaris Wireless during 1999 and 2000 may be used to fund any such loans.

         The executive committee of our board of directors held no meetings during the fiscal year ended September 30, 2000 and took action by unanimous written consent on twelve occasions.

         The 2000 Stock Option Plan committee held no meetings during our fiscal year ended September 30, 2000 and took action by unanimous written consent on two occasions.

         In February 2000, our board of directors appointed an audit committee consisting of three directors: Alex Kanakaris, Rose Forbes and Charles Moore. The audit committee members were appointed to serve for a term of one year or until their successors are appointed. The audit committee shall perform the following functions:

         o review the scope and effectiveness of audits by our independent public accountants and internal auditors;
         o select and recommend to the board of directors the employment of independent public accountants;
         o review the audit plans of our independent public accountants and internal auditors;
         o review and approve the fees charged by the independent public accountants;
         o review our quarterly and annual financial statements before their release;
         o review the adequacy of our system of internal controls and recommendations of the independent public accountants with respect thereto; and
         o review and act on comments and suggestions by the independent public accountants and by the internal auditors with respect to their audit activities.

         While the audit committee has the responsibilities and powers described above, it is not the duty of the audit committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those duties are the responsibility of management and the independent auditors. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

         No executive officer of Kanakaris Wireless has served as a director or member of the compensation committee of any other entity whose executive officers served as a director of Kanakaris Wireless.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation and Bylaws provide that we shall, to the fullest extent permitted by Nevada Revised Statutes section 78.751, indemnify all persons that we have power to indemnify under that section against all expenses, liabilities or other matters covered by that section, and that this indemnification is not exclusive of any other indemnification rights to which those persons may be entitled. Indemnification under this provision is as to action both in an official capacity and in another capacity while holding office. Indemnification continues as to a person who has ceased to be a director, officer, employee or agent and extends to the benefit of the heirs, executors and administrators of such a person. Section 78.751 of the Nevada Revised Statutes provides that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to indemnification.

         Our Articles of Incorporation also provide that a director of Kanakaris Wireless shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent exemption from limitation or liability is not permitted under the Nevada Revised Statutes. Any amendment, modification or repeal of this provision by our stockholders would not adversely affect any right or protection of a director of Kanakaris Wireless in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Our Articles of Incorporation do not, however, eliminate or limit a director's liability for any act or omission involving intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions to stockholders. Furthermore, they do not limit liability for claims against a director arising out of his or her role as an officer or in any other capacity, nor would it affect the director's responsibilities under the federal securities laws or any other law. However, we have purchased directors and officers liability insurance to protect our directors and executive officers against liability under circumstances specified in the policy.

         Section 2115 of the California General Corporation Law, or the California Code, provides that corporations such as Kanakaris Wireless that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. As of September 30, 2000, we met the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Code, Section 317 which governs indemnification of directors, officers and others. Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of Kanakaris Wireless for breach of a director's duties to Kanakaris Wireless or our stockholders except for liability:

     o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

     o for acts or omissions that a director believes to be contrary to the best interests of Kanakaris Wireless or our stockholders or that involve the absence of good faith on the part of the director;

     o for any transaction for which a director derived an improper personal benefit;

     o for acts or omissions that show a reckless disregard for the director's duty to Kanakaris Wireless or our stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to Kanakaris Wireless or our stockholders;

     o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Kanakaris Wireless or our stockholders; and

     o for engaging in transactions described in the California Code or California case law which result in liability, or approving the same kinds of transactions.

         Some of the selling security holders and Kanakaris Wireless each have agreed to indemnify the other and their respective officers, directors and other controlling persons against certain liabilities in connection with this registration, including liabilities under the Securities Act of 1933, and to contribute to payments those persons may be required to make in connection with this registration.

         To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Kanakaris Wireless under the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                     PRINCIPAL AND SELLING SECURITY HOLDERS

         The following table sets forth information as of March 23, 2001 with respect to the beneficial ownership of our common stock both before and immediately following the offering by:

         o Each person known by us to own beneficially 5% or more of our outstanding common stock;

         o   Each of the selling security holders;

         o   Each of our directors;

         o Each of our executive officers named in the summary compensation table in this prospectus; and

         o   All of our directors and executive officers as a group.

         The following calculations of the percent of outstanding shares are based on 51,646,109 shares of our common stock and 1,000,000 shares of our Class A Convertible Preferred Stock issued and outstanding as of the date of the table. Share ownership in each case includes shares issuable upon exercise of outstanding options and warrants, conversion of outstanding shares of Class A Convertible Preferred Stock and conversion of outstanding convertible debentures that are exercisable or convertible, as the case may be, within sixty days of the date of the table, as more particularly described in the footnotes below. Except as described below, beneficial ownership and, accordingly, percent of class ownership, is calculated according to Securities and Exchange Commission Rule 13d-3.

         Amounts shown in the table as beneficially owned by Bristol Investment Fund, Ltd., AJW Partners, LLC, New Millennium Capital Partners, LLC, Bank Insinger de Beaufort and Equilibrium Equity, LLC, or the debenture investors, are determined in part based upon the terms of convertible debentures and related warrants held by these five debenture investors as of the date of the table. Shares being offered under this prospectus by the debenture investors also include shares of common stock that may become issuable upon conversion of interest that is scheduled to become payable on debentures after sixty days from the date of the table.

         For purposes of the table, we have disregarded provisions contained in the debentures and warrants that prohibit conversion of the debentures or exercise of the warrants to the extent that conversion of the debentures would result in the debenture investor, together with its affiliates, beneficially owning in excess of 4.999% or 9.999% of our outstanding shares of common stock, and to the extent that exercise of the warrants would result in the debenture investor, together with its affiliates, beneficially owning in excess of 4.9% of our outstanding shares of common stock. These limitations may be waived by a debenture investor upon prior written notice to us. Further, these limitations do not preclude a debenture investor from converting or exercising and selling shares underlying the debentures and warrants in stages over time where each stage does not cause the debenture investor to beneficially own in excess of the limitation amounts.

         In light of the above discussion regarding the terms of the debentures and warrants, the number of shares shown in the table as beneficially owned by each debenture investor prior to this offering represents a good faith estimate of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants as of the date of the table and has not been calculated in strict compliance with Rule 13d-3.

         The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders. All of the shares being offered under this prospectus were issued or are issuable upon exercise of warrants or options or upon conversion of debentures that the selling security holders acquired from us in the following private placement transactions:

         o 216,534 shares of common stock were issued to one investor upon conversion of our 10% convertible subordinated debentures due August 4, 2000;

         o 144,770 shares of common stock were issued to one investor upon conversion of our 10% convertible debentures due May 1, 2001, or May 2000 debentures, which debentures were issued to four investors in April and August 2000 and have a per share conversion price equal to the lesser of $.97 and 66.66% of the average of the closing bid prices for a share of our common stock during the 20 trading days immediately preceding the conversion date, multiplied by an anti-dilution adjustment factor of 0.91613;

         o Five-year warrants to purchase up to 320,224 shares of common stock at an adjusted exercise price of $1.67 per share, or February 2000 warrants, were issued to three investors in connection with our sale of 10% convertible debentures due February 1, 2001;

         o 22,160,192 shares of common stock are issuable upon conversion of our May 2000 debentures;

         o Five-year warrants to purchase up to 1,441,009 shares of common stock at an adjusted exercise price of $1.67 per share, or May 2000 warrants, were issued to three investors in connection with our sale of May 2000 debentures;

         o 1,448,316 shares of common stock were issued to four investors upon conversion of our 12% convertible debentures due January 5, 2002, or January 2001 debentures, which debentures were issued to four investors in January 2001 and have a per share conversion price equal to the lesser of $.15 and 62.5% of the average of the lowest three intraday trading prices of our common stock during the 20 trading days immediately preceding the conversion date;

         o 3,430,684 shares of common stock are issuable upon conversion of our January 2001 debentures;

         o Five-year warrants, or January 2001 warrants, to purchase up to 3,900,000 shares of common stock at an initial exercise price per share equal to the lesser of $.125 and the average of the lowest three intraday trading prices of our common stock during the 20 trading days immediately preceding exercise, or January 2001 warrants, were issued to four investors in connection with the sale of our January 2001 debentures;

         o 5,824,000 shares of common stock are issuable upon conversion of our 12% convertible debentures due March 9, 2002, or March 2001 debentures, which debentures were issued to four investors in March 2001 and have a per share conversion price equal to the lesser of $.15 and 62.5% of the average of the lowest three intraday trading prices of our common stock during the 20 trading days immediately preceding the conversion date;

         o Options to purchase up to 100,000 shares of common stock at an exercise price of $.30 per share, or February 1999 options, were issued to a consultant in connection with a February 1999 license agreement and are exercisable through December 31, 2005;

         o Options to purchase up to 175,000 shares of common stock at an exercise price of $.01 per share, or March 1999 options, were issued to a consultant in March 1999 in connection with the first amendment to our February 1999 license agreement and are exercisable through May 1, 2003; and

         o Options to purchase up to 87,500 shares of common stock at an exercise price of $1.295 per share, or May 2000 options, were issued under our 2000 Stock Option Plan to a consultant in May 2000 in connection with the second amendment to our February 1999 license agreement and are exercisable through May 1, 2003.

         We have agreed to pay expenses, other than broker discounts and commissions, if any, in connection with this prospectus. We have agreed to prepare and file all amendments and supplements to the registration statement of which this prospectus is a part as may be necessary under the rules and regulations of the Securities Act of 1933 to keep it effective until the earlier of:

         o The date that all shares of common stock offered under this prospectus may be resold in a public transaction without volume limitations or other material restrictions without registration under the Securities Act, including without limitation, under Rule 144 under the Securities Act; and

         o The date that all shares of common stock offered under this prospectus have been resold.

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders.

                                                   Shares of Class                  Shares of
                                                     Beneficially                  Class Being                 Shares of Class
     Name and Address of              Title of        Owned Prior                 Offered Under               Beneficially Owned
     Beneficial Owner(1)              Class        to this Offering              this Prospectus             After this Offering(2)
      -----------------               -----       -------------------            ------------------         ------------------------
                                               Number           Percent                                     Number          Percent
                                               ------           -------                                     ------          -------
AJW Partners, LLC
155 First Street, Suite B
Mineola, NY 11501.....................Common  8,655,827(3)     14.40%              11,240,741(4)              31,639            *

New Millennium Capital Partners II, LLC
155 First Street, Suite B
Mineola, NY 11501.....................Common  8,655,827(3)     14.40%              11,240,741(4)              31,639            *

Alex F. Kanakaris.....................Common  5,389,546(5)      9.84%                       -              5,389,546         9.84%
                         Class A Convertible
                                   Preferred  1,000,000       100.00%                      -               1,000,000       100.00%

Bristol Investment Fund, Ltd.
c/o Olympia Capital (Cayman) Limited
Williams House
20 Reid Street
Hamilton HM 11, Bermuda...............Common 11,588,700(6)     18.61%               9,418,000(7)                   -            -

Bank Insinger de Beaufort
Heregracht 551
1017 BW Amsterdam
Netherlands...........................Common  2,633,465(8)      4.87%               2,178,772(9)              63,174            *

Equilibrium Equity, LLC
155 First Street, Suite B
Mineola, NY 11501.....................Common  3,593,615(10)     6.51%               4,590,941(11)             10,546            *

Branch Lotspeich......................Common  2,489,976(12)     4.71%                       -              2,489,976         4.71%

Alliance Equities
12147 NW 9th Drive
Coral Springs, FL  33071..............Common  1,724,367         3.34%                 216,534              1,507,833         2.94%

John Robert McKay.....................Common    955,500(13)     1.84%                       -                955,500         1.84%

Lisa Lawrence.........................Common    570,000(14)     1.10%                       -                570,000         1.10%

ION Systems, Inc......................Common    362,500(15)        *                  362,500                      -            -

Patrick McKenna.......................Common    300,000(16)        *                        -                300,000            *

Rose Forbes...........................Common    100,000            *                        -                100,000            *

Jeff Hall.............................Common     80,000(17)        *                        -                 80,000            *

Robert Sherry.........................Common     50,000            *                        -                 50,000            *

Thomas S. Hughes......................Common     50,000            *                        -                 50,000            *

David T. Shomaker.....................Common     15,000            *                        -                 15,000            *

Charles Moore.........................Common          -            -                        -                      -            -

Robert Wood...........................Common          -            -                        -                      -            -

All directors and executive
   officers as a group
   (12 persons).......................Common 10,000,022(18)    17.59%                       -             10,000,022        17.59%
                         Class A Convertible
                                   Preferred  1,000,000       100.00%                       -              1,000,000       100.00%

---------------
 *       Less than 1%.

(1) The address of each director and executive officer named in this table is c/o Kanakaris Wireless, 65 Enterprise, Aliso Viejo, California 92656. Mr. Kanakaris, Mr. Lotspeich, Mr. McKay and Ms. Lawrence are directors and executive officers of Kanakaris Wireless. Mr. McKenna, Mr. Sherry, Ms. Forbes, Mr. Hall, Mr. Hughes, Mr. Moore and Mr. Wood are directors of Kanakaris Wireless. Mr. Shomaker is Acting Chief Financial Officer of Kanakaris Wireless and an advisor to our board of directors.

(2)      Assumes all shares of class being offered are sold.

(3) Consists of 207,726 shares of common stock issued and outstanding, 1,136,725 shares of common stock issuable upon exercise of warrants and 7,311,376 shares of common stock issuable upon conversion of debentures.

(4) Consists of (a) 207,726 shares of common stock that were issued upon conversion of January 2001 debentures and as payment of interest on those debentures, (b) 80,056 shares of common stock issuable upon exercise of February 2000 warrants, (c) 400,280 shares of common stock issuable upon exercise of May 2000 warrants, (d) 624,750 shares of common stock issuable upon exercise of January 2001 warrants, (e) 8,607,610 shares of common stock issuable upon conversion of May 2000 debentures and as payment of interest on those debentures, (f) 387,359 shares of common stock issuable upon conversion of January 2001 debentures and as payment of interest on those debentures and (g) 932,960 shares of common stock issuable upon conversion of March 2001 debentures and as payment of interest on those debentures.

(5) Consists of 2,289,546 shares of common stock issued and outstanding, 1,000,000 shares of common stock issuable upon conversion of Class A Convertible Preferred Stock and 2,100,000 shares of common stock issuable upon exercise of options.

(6) Consists of 959,548 shares of common stock that were issued upon conversion of January 2001 debentures, 2,400,000 shares of common stock issuable upon exercise of warrants and 8,229,152 shares of common stock issuable upon conversion of debentures.

(7) Consists of 959,548 shares of common stock that were issued upon conversion of January 2001 debentures, 2,400,000 shares of common stock issuable upon exercise of January 2001 warrants, 2,474,452 shares of common stock issuable upon conversion of January 2001 debentures and as payment of interest on those debentures and (c) 3,584,000 shares of common stock issuable upon conversion of March 2001 debentures and as payment of interest on those debentures.

(8) Consists of 165,759 shares of common stock issued and outstanding, 682,634 shares of common stock issuable upon exercise of warrants and 1,785,072 shares of common stock issuable upon conversion of debentures and as payment of interest on those debentures.

(9) Consists of (a) 144,770 shares of common stock that were issued upon conversion of May 2000 debentures and as payment of interest on those debentures, (b) 160,112 shares of common stock issuable upon exercise of February 2000 warrants, (c) 480,337 shares of common stock issuable upon exercise of May 2000 warrants and (d) 1,393,553 shares of common stock issuable upon conversion of May 2000 debentures and as payment of interest on those debentures.

(10) Consists of 73,316 shares of common stock issued and outstanding, 421,158 shares of common stock issuable upon exercise of warrants and 3,099,141 shares of common stock issuable upon conversion of debentures and as payment of interest on those debentures.

(11) Consists of (a) 73,316 shares of common stock that were issued upon conversion of May 2000 debentures and as payment of interest on those debentures, (b) 160,112 shares of common stock issuable upon exercise of May 2000 warrants, (c) 250,500 shares of common stock issuable upon exercise of January 2001 warrants, (d) 3,551,419 shares of common stock issuable upon conversion of May 2000 debentures and as payment of interest on those debentures, (e) 181,514 shares of common stock issuable upon conversion of January 2001 debentures and as payment of interest on those debentures and (f) 374,080 shares of common stock issuable upon conversion of March 2001 debentures and as payment of interest on those debentures.

(12) Consists of 1,289,976 shares of common stock issued and outstanding, of which 25,000 are held by Mr. Lotspeich's spouse, and 1,200,000 shares of common stock issuable upon exercise of options.

(13) Consists of 610,500 shares of common stock issued and outstanding and 345,000 shares of common stock issuable upon exercise of options.

(14) Consists of 295,000 shares of common stock issued and outstanding and 275,000 shares of common stock issuable upon exercise of options.

(15) Consists of 100,000 shares of common stock issuable upon exercise of February 1999 options, 145,000 shares of common stock issuable upon exercise of March 1999 options and 87,500 shares of common stock issuable upon exercise of May 2000 options. Prior to May 2, 2002, holders of February 1999 options, March 1999 options and May 2000 options may not in the aggregate sell or transfer more than 45,000 shares issued upon exercise of those options in any period of one calendar month.

(16) Consists of 50,000 shares of common stock issued and outstanding and 250,000 shares of common stock issuable upon exercise of options.

(17) Consists of 50,000 shares of common stock issued and outstanding and 30,000 shares of common stock issuable upon exercise of options.

(18) Consists of 4,800,022 shares of common stock issued and outstanding, 4,200,000 shares of common stock issuable upon exercise of options and 1,000,000 shares of common stock issuable upon conversion of Class A Convertible Preferred Stock.

                              PLAN OF DISTRIBUTION

         The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

         o        transactions to cover short sales;

         o broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;

         o        a combination of any of these methods of sale; or

         o        any other method permitted by applicable law

         The sale price to the public may be:

         o        the market price prevailing at the time of sale;

         o        a price related to such prevailing market price;

         o        at negotiated prices; or

         o such other price as the selling security holder determines from time to time.

         The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling security holders may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of our company or derivatives of Kanakaris Wireless securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders have not indicated to us that they expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In such event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and there is no assurance as to whether any such agreement will be entered into. If a selling security holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

         The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under that act, including, without limitation, Regulation
M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to some of the selling security holders. We have agreed to indemnify some of the selling security holders against specified losses, claims, damages and liabilities, including liabilities under the Securities Act.

         This prospectus does not cover the sale or other transfer of the debentures, warrants or options or the issuance of shares of common stock to holders of debentures upon conversion or to holders of warrants or options upon exercise. If a selling security holder transfers its debentures, warrants or options prior to conversion or exercise, the transferee of the debentures, warrants or options may not sell the shares of common stock issuable upon conversion or exercise of the debentures, warrants or options under the terms of this prospectus unless we appropriately amend or supplement this prospectus.

         For the period a holder holds our debentures, warrants or options, the holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the shares of common stock issuable upon conversion of the debentures or exercise of the warrants or options. The holders of the debentures, warrants and options may be expected to voluntarily convert their debentures or exercise their warrants or options when the conversion or exercise price is less than the market price for our common stock. Further, the terms on which we could obtain additional capital during the period in which the debentures or warrants remain outstanding may be adversely affected.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with the acquisition by Kanakaris InternetWorks, Inc. of Desience Corporation in October 1997, Mr. Lotspeich, our Vice Chairman of the Board and Secretary, became entitled to receive 2.5% of the gross sales of Desience Corporation. Effective as of January 1, 2000, Mr. Lotspeich voluntarily relinquished his rights to receive a percentage of gross sales for periods after December 31, 1999. As of March 31, 2001, $16,526 was due and payable to Mr. Lotspeich under this arrangement.

         Effective as of February 26, 1997, Alex Kanakaris, who is our Chairman of the Board, President and Chief Executive Officer and who was then a director and the President of Kanakaris InternetWorks, Inc., executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $50,000 or the sum of the drawn amounts between February 26, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment due at maturity of the note on February 26, 2002. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2000 have been forgiven by our company as part of compensation for services rendered. As of March 31, 2001, the outstanding principal balance of this note was $19,840.

         Effective as of April 7, 1997, John McKay, who is a director and the webmaster of Kanakaris Wireless and who was then a director and the webmaster of Kanakaris InternetWorks, Inc., executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $18,000 or the sum of the drawn amounts between April 7, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment due at maturity of the note on April 7, 2002. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2000 have been forgiven by Kanakaris Wireless as part of compensation for services rendered. As of March 31, 2001, the outstanding principal balance of this note was $6,800.

         Effective as of May 19, 1997, Branch Lotspeich, who is a director and executive officer of Kanakaris Wireless and who was then a director of Kanakaris InternetWorks, Inc. and the President of Desience Corporation, executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $10,000 or the sum of the drawn amounts between May 19, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment due at maturity of the note on May 19, 2002. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2000 have been forgiven by Kanakaris Wireless as part of compensation for services rendered. As of March 31, 2001, the outstanding principal balance of this note was $3,840.

         Effective as of September 30, 1997, Alex Kanakaris executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of $153,000, with interest at an annual rate of 8.0%. Principal and interest payments under the note are due in annual installments of $38,250 commencing September 30, 1998 and continuing until September 30, 2002, at which time the remaining unpaid principal and interest shall be due in full. Amounts due under this note through December 31, 2000 have been forgiven by Kanakaris Wireless as part of compensation for services rendered. As of March 31, 2001, the outstanding principal balance of this note was $38,250.

         Effective as of December 31, 1997, John McKay executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $50,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment due at maturity of the note on January 1, 2003. Principal payments are due in five equal annual installments commencing December 31, 1999, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2000 have been forgiven by Kanakaris Wireless as part of compensation for services rendered. As of March 31, 2001, the outstanding principal balance of this note was $4,800.

         Effective as of December 31, 1997, Alex Kanakaris executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $85,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment due at maturity of the note on January 1, 2003. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2000 have been forgiven by Kanakaris Wireless as part of compensation for services rendered. As of March 31, 2001, the outstanding principal balance of this note was $8,320.

         Effective as of December 31, 1997, Branch Lotspeich executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $30,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment due at maturity of the note on January 1, 2003. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2000 have been forgiven by our company as part of compensation for services rendered. As of March 31, 2001, the outstanding principal balance of this note was $4,000.

         David Shomaker, our acting Chief Financial Officer, is a partner of Haynie & Co., a certified public accounting firm. Kanakaris Wireless engaged Haynie & Co. to provide us with accounting assistance, tax preparation services and acting Chief Financial Officer services commencing in May 1999. Through April 30, 2001, we issued 575,000 shares of common stock to Haynie & Co. in connection with this arrangement. Also in connection with this arrangement, Kanakaris Wireless paid to Haynie & Co. a fee of $1,000 per month during each month from May 1999 through October 1999, $2,000 per month from November 1999 through January 2000 and $4,000 per month from February 2000 through April 2001.

         On April 29, 1999, we issued 5,000 shares of common stock to Lisa Lawrence as part inducement to become an employee of Kanakaris Wireless.

         In September 1999, we issued an aggregate of $550,000 of 10% convertible subordinated debentures due September 29, 2000 in a private offering. Bank Insinger de Beaufort and New Millennium Capital Partners II, LLC each purchased $150,000 of the debentures and AJW Partners, LLC purchased $250,000 of the debentures. The debentures were convertible into shares of common stock at $.60 per share and provided for the issuance of additional shares in excess of those issuable based on a conversion price of $.60 per share in the event the stock price declined below 150% of the conversion price. Each of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock.

         On December 27, 1999, we executed an unsecured promissory note in favor of Branch Lotspeich in the principal amount of $35,000, with interest at an annual rate of 5%. Payment of principal and accrued interest is due on or before January 10, 2002, with monthly payments of at least 5% of the outstanding balance to be made beginning in February 2000. This note was repaid in full.

         On December 31, 1999, we granted options to purchase up to 2,100,000 shares of common stock to Alex Kanakaris, options to purchase up to 1,200,000 shares of common stock to Branch Lotspeich, options to purchase up to 345,000 shares of common stock to John McKay and options to purchase up to 275,000 shares of common stock to Lisa Lawrence, each with an exercise price of $.52 per share, which was the fair market value of a share of common stock on the date of grant.

         In January 2000, we issued an aggregate of 916,669 shares of common stock of which 250,000 shares were issued to Bank Insinger de Beaufort, 416,667 shares were issued to AJW Partners, LLC, and 250,002 shares were issued to New Millennium Capital Partners II, LLC upon conversion of an aggregate of $550,000 in principal amount plus interest on the debentures purchased by each of the Bank, AJW Partners and New Millennium in the September offering, of which $250,000 was converted by AJW Partners, $150,000 was converted by New Millennium and $150,000 was converted by the Bank.

         On January 7, 2000, our Desience Division executed an unsecured promissory note in favor of Alex Kanakaris in the principal amount of $35,000, with interest at an annual rate of 5%. Payment of principal and accrued interest was due on or before May 10, 2000. This note was repaid in full.

         On January 12, 2000, our board of directors authorized us to obtain a term life insurance policy in the amount of $10,000,000 covering Alex Kanakaris which, in the event of the death of Mr. Kanakaris, shall result in 80% of the proceeds of the policy being paid to us and 20% of the proceeds of the policy being paid to the heirs of Mr. Kanakaris, who include, among others, directors Rose Forbes, Lisa Lawrence and Branch Lotspeich.

         On January 13, 2000, we granted options to purchase up to 30,000 shares of common stock to Jeff Hall at an exercise price of $1.31 per share, which was approximately, but not in excess of, the fair market value of a share of common stock on the date of grant.

         On January 17, 2000, we issued 50,000 shares of common stock to Robert Sherry as compensation for consulting services rendered.

         In February 2000, we issued an aggregate of $1,000,000 of 10% convertible debentures due February 1, 2001 and accompanying warrants to purchase up to 300,000 shares of common stock in a private offering. Bank Insinger de Beaufort purchased $500,000 of the debentures and New Millennium Capital Partners II, LLC and AJW Partners, LLC each purchased $250,000 of the debentures. The debentures initially were convertible into shares of common stock at the lesser of $.97 per share or 66.66% of the average closing bid price of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants were exercisable into shares of common stock at an initial exercise price of $1.90 per share.

         In March 2000, we issued an aggregate of 522,808 shares of common stock, of which 261,404 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners II, LLC upon conversion by each of them of $250,000 in principal amount plus interest on the debentures purchased by each of them in the February 2000 offering.

         In April 2000, we issued an aggregate of 7,908 shares of common stock to Bank Insinger de Beaufort as payment of interest owed on the debentures purchased by the Bank in the February 2000 offering. In addition, we issued 258,014 shares of common stock to Bank Insinger de Beaufort upon conversion of $250,000 in principal amount plus interest on the debentures purchased by the Bank in the February 2000 offering.

         In April 2000, we issued an aggregate of $3,000,000 of 10% convertible debentures and accompanying warrants to purchase up to 900,000 shares of common stock in a private offering to four accredited investors. The debentures initially were convertible into shares of common stock at the lesser of $.97 per share and 66.66% of the average closing bid price of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants were exercisable into shares of common stock at an initial exercise price of $1.90 per share. Bank Insinger de Beaufort purchased $1,500,000 of these debentures and received a proportionate number of the accompanying warrants.

Each of AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased $625,000 of these debentures and received a proportionate number of the accompanying warrants. Equilibrium Equity, LLC purchased $250,000 of these debentures and received a proportionate number of the accompanying warrants.

         On May 11, 2000 we issued 10,000 shares of common stock to Lisa Lawrence as compensation for consulting services rendered.

         On May 17, 2000, Alex Kanakaris executed a promissory note in favor of Kanakaris Wireless in the principal amount of $160,000, with interest on the unpaid principal balance at an annual rate of 7%. Principal and all accrued interest are due on or before May 16, 2001. The note is collateralized by 142,223 shares of common stock of Kanakaris Wireless owned by Mr. Kanakaris. As of March 31, 2001, the outstanding balance under this note was approximately $167,000.

         On May 25, 2000, we granted non-qualified stock options to purchase shares of common stock at $.705 per share, which was the closing sale price of a share of common stock on the trading day immediately preceding that date, under our 2000 Stock Option Plan to certain officers and directors as follows: Alex Kanakaris received an option to purchase 900,000 shares, Branch Lotspeich received an option to purchase up to 325,000 shares, John McKay received an option to purchase up to 100,000 shares, Patrick McKenna received an option to purchase up to 250,000 shares and Lisa Lawrence received an option to purchase up to 250,000 shares. On March 14, 2001, the 1,575,000 options held by Messrs. Kanakaris, Lotspeich and McKay and by Ms. Lawrence were cancelled.

         In June 2000, we issued an aggregate of 788,096 shares of common stock to Bank Insinger de Beaufort upon conversion of $250,000 in principal amount plus interest on the debenture purchased by the Bank in the April 2000 offering and $250,000 in principal amount plus interest on a debenture purchased by the Bank in our February 2000 offering.

         Effective as of June 12, 2000, David Shomaker executed an unsecured promissory note in favor of Kanakaris Wireless in the principal amount of $15,000, with interest on the unpaid principal balance at an annual rate of 10%. As of September 30, 2000, we cancelled the outstanding balance due in lieu of payment of compensation for services rendered.

         In July 2000, we issued an aggregate of 20,989 shares of common stock to Bank Insinger de Beaufort, of which 8,219 shares were issued as back-payment of accrued and unpaid interest owed on certain previously fully converted debentures purchased by the Bank in September 1999 and 12,770 shares were issued as payment of interest owed on the debentures purchased by the Bank in the April 2000 offering. In addition, we issued an aggregate of 213,187 shares of common stock, of which 88,828 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners II, LLC upon conversion by each of them of $50,000 in principal amount plus interest on the debentures purchased by each of them in the April 2000 offering, and of which 35,531 shares were issued to Equilibrium Equity, LLC upon conversion of $20,000 in principal amount plus interest on the debenture purchased by it in the April 2000 offering.

         In August 2000, we issued an aggregate of $1,500,000 of 10% convertible debentures and accompanying warrants to purchase up to 450,000 shares of common stock in a private offering to three accredited investors. The debentures initially were convertible into shares of common stock at the lesser of $.97 per share and 66.66% of the average closing bid price of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants were exercisable into shares of common stock at an initial exercise price of $1.90 per share. Each of AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased $625,000 of these debentures and received a proportionate number of the accompanying warrants. Equilibrium Equity, LLC purchased $250,000 of these debentures and received a proportionate number of the accompanying warrants.

         In August 2000, we issued an aggregate of 52,680 shares of common stock, of which 21,950 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners II, LLC, and of which 8,780 were issued to Equilibrium Equity, LLC as payment of interest owed on the debentures purchased by them in the April 2000 offering. Additionally, we issued an aggregate of 645,409 shares of common stock of which 268,920 shares were issued to each of

AJW Partners and New Millennium upon conversion by each of them of $150,000 in principal amount plus interest on the debentures purchased by each of them in the April 2000 offering and of which 107,569 shares were issued to Equilibrium Equity, LLC upon conversion of $60,000 in principal amount plus interest on the debenture purchased by it in the April 2000 offering.

         In August 2000, we issued 30,000 shares of common stock valued at $22,500 to Lisa Lawrence as compensation for services rendered.

         In August 2000, we granted non-qualified stock options to purchase shares of common stock at $.75 per share, which was the closing sale price of a share of common stock on the trading day immediately preceding that date, under our 2000 Stock Option Plan to certain officers and directors as follows: Alex Kanakaris received an option to purchase 762,500 shares, John McKay received an option to purchase up to 50,000 shares and Lisa Lawrence received an option to purchase up to 150,000 shares. On March 14, 2001, these options were cancelled.

         In September 2000, we issued an aggregate of 101,450 shares of common stock, of which 43,116 shares were issued to each of AJW Partners and New Millennium upon conversion by each of them of $21,250 in principal amount plus interest on the debentures purchased by each of them in the April 2000 offering and of which 15,218 shares were issued to Equilibrium Equity, LLC upon conversion of $7,500 in principal amount plus interest on the debenture purchased by it in the April 2000 offering.

         In October 2000, we issued an aggregate of 191,687 shares of common stock, of which 115,555 shares were issued to Bank Insinger de Beaufort, 31,680 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners II, LLC, and 12,772 shares were issued to Equilibrium Equity, LLC as payment of interest owed on the debentures purchased by the Bank, AJW Partners, New Millennium and Equilibrium Equity in the April 2000 offering. Also, we issued 155,238 shares of common stock to the Bank upon conversion of $50,000 in principal amount plus interest on the debentures purchased by the Bank in the April 2000 offering. Finally, we issued an aggregate of 190,697 shares of common stock, of which 81,046 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners II, LLC upon conversion by each of them of $23,375 in principal amount plus interest on the debentures purchased by each of them in the April 2000 offering and of which 28,605 shares were issued to Equilibrium Equity, LLC upon conversion of $8,250 in principal amount plus interest on the debenture purchased by it in the April 2000 offering.

         In November 2000, we issued an aggregate of 27,223 shares of common stock, of which 11,359 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners II, LLC and of which 4,505 shares of common stock were issued to Equilibrium Equity, LLC as payment of interest owed on the debentures purchased by each of them in the April offering. Also, we issued 1,575,307 shares of common stock to Bank Insinger de Beaufort upon conversion of $400,000 in principal amount plus interest on the debentures purchased by the Bank in the April offering. Finally, we issued an aggregate of 1,093,912 shares of common stock, of which 464,912 shares were issued to each of AJW Partners and New Millennium upon conversion by each of them of $116,875 in principal amount plus interest on the debentures purchased by each of them in the April offering and of which 164,088 shares were issued to Equilibrium Equity, LLC upon conversion of $41,250 in principal amount plus interest on the debenture purchased by it in the April offering.

         On November 6, 2000, we issued 50,000 shares of common stock valued at $19,000 to Jeff Hall as compensation for consulting services rendered.

         On November 6, 2000, we issued 100,000 shares of common stock valued at $38,000 to Rose Forbes as compensation for consulting services rendered.

         On November 6, 2000, we issued 250,000 shares of common stock valued at $95,000 to Lisa Lawrence as compensation for extraordinary services rendered.

         On November 6, 2000, we issued 50,000 shares of common stock valued at $19,000 to Pat McKenna as compensation for consulting services rendered.

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


         In December 2000, we issued 2,024,016 shares of common stock to Bank Insinger de Beaufort upon conversion of $380,000 in principal amount plus interest on the debentures purchased by the Bank in the April 2000 offering. Also, we issued an aggregate of 867,138 shares of common stock, of which 368,533 shares were issued to each of AJW Partners and New Millennium upon conversion by each of them of $72,675 in principal amount plus interest on the debentures purchased by each of them in the April 2000 offering and of which 130,072 shares were issued to Equilibrium Equity, LLC upon conversion of $25,650 in principal amount plus interest on the debenture purchased by it in the April 2000 offering.

         On December 1, 2000, we issued 50,000 shares of common stock valued at $11,750 to Tom Hughes as compensation for consulting services rendered.

         On December 11, 2000, we issued 2,000,000 shares of common stock valued at $510,000 to Alex Kanakaris as a stock bonus for extraordinary services rendered.

         On January 5, 2001, we issued an aggregate of $650,000 of 12% convertible debentures and accompanying warrants to purchase up to 3,900,000 shares of common stock in a private offering to four accredited investors. Each of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially are convertible into shares of common stock at the lesser of $.15 per share and 62.5% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants are exercisable into shares of common stock at the lesser of $.125 per share and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise. Bristol Investment Fund, Ltd. purchased $400,000 of these debentures and received a proportionate number of the accompanying warrants. Each of AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased $104,125 of these debentures and received a proportionate number of the accompanying warrants. Equilibrium Equity, LLC purchased $41,750 of these debentures and received a proportionate number of the accompanying warrants.

         On January 17, 2001, we entered into a Charter Membership Agreement with the New York Internet Chamber of Commerce, or NYICC, of which Charles Moore is founder and President, which resulted in our payment to NYICC of $5,000 for various promotional services to be provided by NYICC to Kanakaris Wireless.

         In January 2001, we issued an aggregate of 360,794 shares of common stock, of which 63,430 shares were issued to Bank Insinger de Beaufort, 123,208 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners II, LLC, and 50,948 shares were issued to Equilibrium Equity, LLC as payment of interest owed on the debentures purchased by the Bank, AJW Partners, New Millennium and Equilibrium Equity in the April 2000 offering. Also, we issued 1,342,235 shares of common stock to the Bank upon conversion of $200,000 in principal amount plus interest on the debentures purchased by the Bank in the April 2000 offering. Finally, we issued an aggregate of 1,817,252 shares of common stock, of which 772,332 shares were issued to each of AJW Partners and New Millennium upon conversion by each of them of $123,462 in principal amount plus interest on the debentures each of them purchased in the April 2000 offering and of which 272,588 shares were issued to Equilibrium Equity upon conversion of $43,575 in principal amount plus interest on the debenture it purchased in the April 2000 offering.

         In February 2001, we issued an aggregate of 514,104 shares of common stock, of which 218,494 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners II, LLC upon conversion by each of them of $31,875 in principal amount plus interest on the debentures each of them purchased in the January 2001 offering and of which 77,116 shares were issued to Equilibrium Equity, LLC upon conversion of $11,250 in principal amount plus interest on the debenture it purchased in the January 2001 offering.

         On March 9, 2001, we issued an aggregate of $650,000 of 12% convertible debentures in a private offering to four accredited investors. The debentures initially are convertible into shares of common stock at the lesser of $.15 per share and 62.5% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. Bristol Investment Fund, Ltd. purchased $400,000 of these debentures. Each of AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased $104,125 of these debentures, and Equilibrium Equity, LLC purchased $41,750 of these debentures.

         In March 2001, we issued an aggregate of 1,879,212 shares of common stock, of which 1,109,548 shares were issued to Bristol Investment Fund, Ltd. upon conversion of $100,000 in principal amount plus interest on the debentures it purchased in the January 2001 offering, of which 327,107 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners II, LLC upon conversion by each of them of $31,875 in principal amount plus interest on the debentures each of them purchased in the January 2001 offering, and of which 115,450 shares were issued to Equilibrium Equity, LLC upon conversion of $11,250 in principal amount plus interest on the debenture it purchased in the January 2001 offering.

         On April 6, 2001, we issued 250,000 shares of common stock valued at $31,250 to Branch Lotspeich as compensation for services rendered.

         On April 18, 2001, we issued 1,000,000 shares of common stock to Alex Kanakaris, 100,000 shares of common stock to John McKay, 150,000 shares of common stock to Lisa Lawrence and 100,000 shares of common stock to Robert Wood. The shares were issued as compensation for services rendered with an aggregate value of $135,000.

         In April 2001, we issued an aggregate of 463,171 shares of common stock, of which 53,673 shares were issued to Bank Insinger de Beaufort, 168,913 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners II, LLC, and 71,672 shares were issued to Equilibrium Equity, LLC as payment of interest owed on the debentures purchased by the Bank, AJW Partners, New Millennium and Equilibrium Equity in the April 2000 offering. Also, we issued an aggregate of 129,255 shares of common stock, of which 96,940 shares were issued to Bristol Investment Fund, Ltd., 13,047 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners
II, LLC, and 6,221 shares were issued to Equilibrium Equity, LLC as payment of interest owed on the debentures purchased by Bristol Investment Fund, AJW Partners, New Millennium and Equilibrium Equity in the January 2001 offering. Additionally, we issued an aggregate of 56,174 shares of common stock, of which 34,568 shares were issued to Bristol Investment Fund, Ltd., 8,999 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners II, LLC, and 3,608 shares were issued to Equilibrium Equity, LLC as payment of interest owed on the debentures purchased by Bristol Investment Fund, AJW Partners, New Millennium and Equilibrium Equity in the March 2001 offering. Also, we issued an aggregate of 1,707,611 shares of common stock, of which 695,323 shares were issued to Bristol Investment Fund, Ltd. upon conversion by it of $50,000 in principal amount plus interest on the debentures purchased by it in the January 2001 offering, and of which 430,222 shares were issued to each of AJW Partners and New Millennium upon conversion by each of them of $29,750 in principal amount plus interest on the debentures each of them purchased in the January 2001 offering, and of which 151,844 shares were issued to Equilibrium Equity upon conversion of $10,500 in principal amount plus interest on the debenture it purchased in the January 2001 offering. Finally, we issued 707,045 shares of common stock to Bank Insinger de Beaufort upon conversion by it of $50,000 in principal amount plus interest on the debentures purchased by it in the April 2000 offering.

         As of April 30, 2001, $1,848,500 of the original $4,500,000 principal balance of 10% Convertible Debentures due May 1, 2001 remained outstanding. As of April 30, 2001, we entered into an agreement with the holders of these debentures to extend the due date of these debentures to May 1, 2002. In consideration for the extension, we granted to New Millennium Capital Partners II, LLC, AJW Partners, LLC, Bank Insinger de Beaufort and Equilibrium Equity, LLC warrants to purchase up to an aggregate of 1,350,000 shares of common stock at an exercise price equal to the lesser of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding the grant of the warrants, discounted by 37.5%, and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise of the warrants.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 250,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. Of the 5,000,000 shares of preferred stock, 1,000,000 shares have been designated as Class A Convertible Preferred Stock and the remaining 4,000,000 shares of preferred stock are undesignated. As of April 30, 2001, there were 54,984,365 shares of common stock outstanding held by approximately 260 holders of record and 1,000,000 shares of Class A Convertible Preferred Stock outstanding held by Alex Kanakaris, a director and the Chairman of the Board, President and Chief Executive Officer of Kanakaris Wireless. The following is a description of the capital stock of Kanakaris Wireless.

COMMON STOCK

         The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

         The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon liquidation, dissolution or winding-up of Kanakaris Wireless, the assets legally available for distribution to stockholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and the rights of any outstanding class or series of preferred stock to have priority to distributed assets.

         All outstanding shares of common stock are, and the shares of common stock that are registered for resale under this prospectus and are issuable upon exercise or conversion of options, warrants or debentures will be, when issued and delivered, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subordinate to any series of preferred stock that we may issue in the future.

PREFERRED STOCK

         Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without stockholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. No shares of preferred stock presently are outstanding other than the shares of our Class A Convertible Preferred Stock, and we have no present plans to issue any additional preferred shares. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding stock.

CLASS A CONVERTIBLE PREFERRED STOCK

         Shares of our Class A Convertible Preferred Stock rank senior to our common stock as to dividends and distributions. The holders of outstanding shares of Class A Preferred are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, before any dividend is paid on common stock.

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

         Holders of Class A Preferred are entitled to 100 non-cumulative votes per share on all matters presented to our stockholders for action. This right could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding stock. In addition, the affirmative vote of the holders of a majority of the Class A Preferred then outstanding, voting as a separate class, is required for Kanakaris Wireless to do any of the following:

         o amend, alter or repeal any of the preferences or rights of the Class A Preferred;
         o        authorize any reclassification of the Class A Preferred;
         o        increase the authorized number of shares of the Class A
                  Preferred; or
         o create any class or series of shares ranking prior to the Class A Preferred as to dividends or upon liquidation.

         Shares of Class A Preferred are not entitled to preemptive rights.

         Shares of Class A Preferred have a liquidation preference of $.10 per share plus accumulated and unpaid dividends. After payment of the full amount of the liquidating distribution to which they are entitled, holders of Class A Preferred will not be entitled to any further participation in any distribution of assets by Kanakaris Wireless.

         The Class A Preferred may be redeemed by Kanakaris Wireless at any time upon 30 days' prior written notice at a redemption price of $.50 per share. Holders of Class A Preferred have the right to convert their shares of Class A Preferred into our common stock until the third business day prior to the end of the 30-day notice period. The redemption price for Class A Preferred is payable together with accumulated and unpaid dividends to the date fixed for redemption. If full cumulative dividends on the Class A Preferred through the most recent dividend payment date have not been paid, the Class A Preferred may not be redeemed in part unless approved by the holders of a majority of the outstanding shares of Class A Preferred, and we may not purchase or acquire any share of Class A Preferred other than under a purchase or exchange offer made on the same terms to all holders of Class A Preferred. If less than all outstanding shares of Class A Preferred are to be redeemed, we will select those to be redeemed by lot or a substantially equivalent method.

         The shares of Class A Preferred are not subject to any sinking fund or other similar provision. The redemption by us of all or part of the Class A Preferred is subject to the availability of cash. Moreover, under Nevada law, shares of capital stock shall not be redeemed when the capital of a company is impaired or when the redemption would cause any impairment of capital.

         Holders of Class A Preferred have the right to convert their shares of Class A Preferred into shares of common stock at any time before the third business day prior to the end of any 30-day redemption notice period, at an initial conversion rate of one share of common stock per share of Class A Preferred. The conversion rate is subject to anti-dilution adjustments. If we disappear in a merger or consolidation or we sell substantially all of our assets, each share of Class A Preferred will entitle the holder to convert such share into the kind and amount of consideration that the holder would have been entitled to receive immediately after the merger, consolidation or sale.

                          TRANSFER AGENT AND REGISTRAR

         The stock transfer agent and registrar for our common stock is Alpha Tech Stock Transfer & Trust Company.

                                  LEGAL MATTERS

         Certain legal matters with respect to the legality of the shares offered under this prospectus will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California.


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

                                     EXPERTS

         The consolidated financial statements of Kanakaris Wireless (formerly Kanakaris Communications, Inc.) and subsidiaries for the years ended September 30, 2000 and 1999 have been included in this prospectus and in the registration statement of which this prospectus is a part in reliance upon the report of Weinberg & Company, P.A., independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of that firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form SB-2 under the Securities Act of 1933, and the rules and regulations enacted under its authority, with respect to the common stock offered in this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement. Each statement concerning a contract or document which is filed as an exhibit should be read along with the entire contract or document. For further information regarding us and the common stock offered in this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these documents may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of charges prescribed by the Securities and Exchange Commission.

         The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's address on the World Wide Web is http://www.sec.gov. Our main web sites are http://www.CinemaPop.com and http://www.WordPop.com.


         All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                          INDEX TO FINANCIAL STATEMENTS

  KANAKARIS WIRELESS (FORMERLY KANAKARIS COMMUNICATIONS, INC.) AND SUBSIDIARIES

                                                                           Page
                                                                           ----

Independent Auditor's Report................................................F-2

Consolidated Balance Sheets as of September 30, 2000 and 1999...............F-3

Consolidated Statements of Operations for the Years Ended September 30,
    2000 and 1999...........................................................F-5

Consolidated Statement of Changes in Stockholders' Equity (Deficiency)
    for the Years Ended September 30, 2000 and 1999.........................F-6

Consolidated Statements of Cash Flows for the Years Ended September 30,
    2000 and 1999...........................................................F-8

Notes to Consolidated Financial Statements as of September 30, 2000
    and 1999................................................................F-10


Condensed Consolidated Balance Sheet as of December 31, 2000 (unaudited)....F-36

Condensed Consolidated Statements of Operations for the Three Months
    Ended December 31, 2000 and 1999 (unaudited)............................F-38

Statement of Comprehensive Loss for the Three Months Ended
    December 31, 2000 (unaudited)...........................................F-39

Condensed Consolidated Statements of Cash Flows for the Three Months
    Ended December 31, 2000 and 1999 (unaudited)............................F-40

Condensed Consolidated Statement of Changes in Stockholders' Equity
    (Deficiency) for the Three Months Ended December 31, 2000 (unaudited)...F-42

Notes to Condensed Consolidated Financial Statements (unaudited)............F-43

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors of:
   Kanakaris Wireless

We have audited the accompanying consolidated balance sheets of Kanakaris Wireless (formerly Kanakaris Communications, Inc.) and Subsidiaries as of September 30, 2000 and 1999 and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kanakaris Wireless (formerly Kanakaris Communications, Inc.) and Subsidiaries as of September 30, 2000 and 1999 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

/S/ WEINBERG & COMPANY, P.A.

Boca Raton, Florida
November 27, 2000


                                    KANAKARIS WIRELESS
                        (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                     AND SUBSIDIARIES
                                CONSOLIDATED BALANCE SHEETS
                             AS OF SEPTEMBER 30, 2000 AND 1999
                             ---------------------------------

                                          ASSETS
                                          ------
                                                               2000           1999
                                                           -------------  -------------
CURRENT ASSETS
   Cash                                                    $    615,101   $    155,063
   Accounts receivable                                          302,246        154,110
   Inventory                                                      4,455              -
   Current maturities of note and loan receivable, net          102,500              -
   Current maturities of notes receivable -
    shareholders and related parties                            249,529         61,695
   Interest receivable                                           10,069          2,404
   Prepaid expenses                                             165,033         60,813
                                                           -------------  -------------

       Total Current Assets                                   1,448,933        434,085
                                                           -------------  -------------

PROPERTY AND EQUIPMENT
   Furniture and equipment                                       80,232         50,051
   Less: Accumulated depreciation                                30,356         12,718
                                                           -------------  -------------

       Total Property and Equipment                              49,876         37,333
                                                           -------------  -------------

OTHER ASSETS
   Note and loan receivable - non-current                       102,500              -
   Notes receivable - shareholders and related parties -
     non-current                                                 95,810        185,338
   Film library - net of amortization                           452,916              -
   Goodwill - net of amortization                               336,766        340,697
   Other                                                          1,400          2,850
                                                           -------------  -------------

       Total Other Assets                                       989,392        528,885
                                                           -------------  -------------

TOTAL ASSETS                                               $  2,488,201   $  1,000,303
                                                           =============  =============

               See accompanying notes to consolidated financial statements.


                                         KANAKARIS WIRELESS
                              (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                          AND SUBSIDIARIES
                                     CONSOLIDATED BALANCE SHEETS
                                  AS OF SEPTEMBER 30, 2000 AND 1999

                          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
                          -------------------------------------------------

                                                                          2000          1999
                                                                      ------------  ------------
CURRENT LIABILITIES
   Accounts payable and accrued expenses                              $    797,992  $    933,210
   Convertible debentures                                                3,720,000       620,000
   Due to former shareholder of subsidiary                                  89,358        70,709
                                                                      ------------  ------------

       Total Current Liabilities                                         4,607,350     1,623,919
                                                                      ------------  ------------

STOCKHOLDERS' EQUITY (DEFICIENCY)
   Preferred stock, $0.01 par value; 5,000,000 shares authorized; 1,000,000
     Class A Convertible issued and outstanding in
     2000 and 1999                                                          10,000        10,000
   Common stock, $0.001 par value; 100,000,000 shares authorized;
     34,597,678 issued and outstanding in 2000, 25,958,050
     issued and 25,859,026 outstanding in 1999                              34,598        25,958
   Additional paid-in capital                                           19,178,359     7,907,746
   Accumulated deficit                                                 (21,340,846)   (8,364,140)
     Less subscriptions receivable (1,260,000 shares, common)               (1,260)       (1,260)
                                                                      ------------  ------------
   Total paid-in capital and accumulated deficit                        (2,119,149)     (421,696)
     Less cost of treasury stock (99,024 shares, common)                         -      (201,920)
                                                                      ------------  ------------

       Total Stockholders' Equity (Deficiency)                          (2,119,149)     (623,616)
                                                                      ------------- -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)               $  2,488,201  $  1,000,303
                                                                      ============= =============

                    See accompanying notes to consolidated financial statements.

                                         KANAKARIS WIRELESS
                              (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                          AND SUBSIDIARIES
                                CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE YEARS ENDED SEPTEMBER 30, 2000 AND 1999
                           -----------------------------------------------
                                                                          2000              1999
                                                                     -------------     -------------
NET SALES                                                            $    613,838      $    968,758

COST OF SALES                                                             373,487           661,707
                                                                     -------------     -------------

GROSS PROFIT                                                              240,351           307,051
                                                                     -------------     -------------

OPERATING EXPENSES
   Executive compensation                                                 424,380           390,988
   Salaries                                                               253,900           111,671
   Employee benefits                                                       15,517             6,158
   Payroll taxes                                                           43,319            20,852
   Consulting fees                                                      3,691,027         1,339,287
   Royalties                                                                2,333            23,440
   Travel and entertainment                                               206,507           105,649
   Telephone and utilities                                                 62,630            43,846
   Marketing, advertising and investor relations                        2,277,090           822,306
   Professional fees                                                    1,542,975           616,282
   Rent                                                                    23,420            25,459
   Office and other expenses                                              199,689            89,143
   Equipment rental and expenses                                            3,485            11,558
   Insurance                                                               59,553            20,706
   Auto expense                                                               234               676
   Depreciation and amortization                                           66,091            33,135
   Bad debt provision                                                     313,000             1,000
   Taxes - other                                                            9,286             2,728
   Repairs and maintenance                                                      -             5,138
   Outside labor                                                           52,957                 -
   Bank charges                                                             3,082             3,228
                                                                     -------------     -------------

      TOTAL OPERATING EXPENSES                                          9,250,475         3,673,250
                                                                     -------------     -------------

LOSS BEFORE INTEREST AND OTHER INCOME (EXPENSE)                        (9,010,124)       (3,366,199)
                                                                     -------------     -------------

INTEREST AND OTHER INCOME (EXPENSE)
   Interest income                                                         16,526            10,215
   Dividend income                                                          5,563                 -
   Interest and financing expense                                      (4,238,671)         (208,641)
   Other income - debt forgiveness                                              -            25,607
   Settlement agreement - attorney                                        250,000                 -
   Loss on abandonment of assets                                                -            (2,842)
                                                                     -------------     -------------

      TOTAL INTEREST AND OTHER INCOME (EXPENSE)                        (3,966,582)         (175,661)
                                                                     -------------     -------------

NET LOSS                                                             $(12,976,706)     $ (3,541,860)
                                                                     =============     =============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED                        $       (.44)     $       (.15)
                                                                     =============     =============

 WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED        29,858,415        22,945,540
                                                                     =============     =============

                    See accompanying notes to consolidated financial statements


                                                   KANAKARIS WIRELESS
                                        (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                                    AND SUBSIDIARIES
                         CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                                     FOR THE YEARS ENDED SEPTEMBER 30, 2000 AND 1999
                                     -----------------------------------------------

                                                                                                               Additional
                                Common Stock         Common Stock To Be Issued         Preferred Stock           Paid-In
                             Shares       Amount        Shares         Amount        Shares        Amount        Capital
                          -----------    --------    ------------     --------     -----------   ----------    -----------
Balance,
  September 30, 1998      19,179,636     $19,179       1,340,140    $   1,340       1,000,000    $  10,000     $5,155,362

Stock Issued For:

Cash                          50,000          50            -            -              -             -            12,450

Consulting services          941,000         941            -            -              -             -         1,221,814

Professional services        485,000         485            -            -              -             -           413,410

Advertising services         157,600         158            -            -              -             -           173,004

504 & 506 offering         3,979,674       3,980            -            -              -             -           739,531

Issuance of common
  stock                    1,340,140       1,340      (1,340,140)      (1,340)          -             -              -

Convertible debt -
  financing costs               -           -               -            -              -             -           195,000

Cancelled shares            (175,000)       (175)           -            -              -             -            (2,825)

Net loss 1999                   -           -               -            -              -             -              -
                          -----------    --------    ------------     --------     -----------   ----------    -----------

Balance,
  September 30, 1999      25,958,050      25,958            -            -          1,000,000       10,000      7,907,746

Stock Issued For:

Cash                         646,001         646            -            -              -             -           324,854

Accounts payable              73,516          74            -            -              -             -            52,936

Compensation                  40,000          40            -            -              -             -          (135,060)

Consulting services        2,021,000       2,021            -            -              -             -         2,040,502

Marketing,
  advertising and
  investor relations       1,090,236       1,090            -            -              -             -         1,277,126

Professional services        375,000         375            -            -              -             -           887,625

Converted debentures       4,393,875       4,394            -            -              -             -         2,804,508


                                              Treasury         Stock
                             Accumulated       Stock        Subscriptions
                               Deficit         Amount        Receivable        Total
                           --------------    ----------     ------------    -----------
Balance,
  September 30, 1998       $  (4,822,280)    $(201,920)     $    (1,260)    $  160,421

Stock Issued For:

Cash                                -             -                -            12,500
                                                  -
Consulting services                 -                              -         1,222,755

Professional services               -             -                -           413,895

Advertising services                -             -                -           173,162

504 & 506 offering                  -             -                -           743,511

Issuance of common
  stock                             -             -                -              -

Convertible debt -
  financing costs                   -             -                -           195,000

Cancelled shares                    -             -                -            (3,000)

Net loss 1999                 (3,541,860)         -                -        (3,541,860)
                           --------------    ----------     ------------    -----------

Balance,
  September 30, 1999          (8,364,140)     (201,920)          (1,260)      (623,616)

Stock Issued For:

Cash                                -             -                -           325,500

Accounts payable                    -             -                -            53,010

Compensation                        -          201,920             -            66,900

Consulting services                 -             -                -         2,042,523

Marketing,
  advertising and
  investor relations                -             -                -         1,278,216

Professional services               -             -                -           888,000

Converted debentures                -             -                -         2,808,902

                    See accompanying notes to consolidated financial statements.

                                                   KANAKARIS WIRELESS
                                        (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                                    AND SUBSIDIARIES
                         CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                                     FOR THE YEARS ENDED SEPTEMBER 30, 2000 AND 1999
                                     -----------------------------------------------


                                                                                                                 Additional
                                 Common Stock           Common Stock To Be Issued       Preferred Stock           Paid-In
                              Shares       Amount        Shares          Amount       Shares        Amount        Capital
                            ------------   --------    ------------     ---------    ----------    ----------    ------------
Convertible debt -
 financing costs                 -           -               -             -             -             -           3,257,500

Issuance of common
 stock options to
 consultants                     -           -               -             -             -             -             760,622

Net Loss 2000                    -           -               -             -             -             -                -
                            ------------   --------    ------------     ---------    ----------    ----------    ------------

BALANCE,
 SEPTEMBER 30, 2000          34,597,678    $34,598           -          $  -         1,000,000     $  10,000     $19,178,359
                            ============   ========    ============     =========    ==========    ==========    ============

                                              Treasury          Stock
                             Accumulated        Stock        Subscriptions
                               Deficit         Amount        Receivable         Total
                            --------------    ----------     ------------    ------------
Convertible debt -
 financing costs                    -             -                -           3,257,500

Issuance of common
 stock options to
 consultants                        -             -                -             760,622

Net Loss 2000                 (12,976,706)        -                -         (12,976,706)
                            --------------    ----------     ------------    ------------

BALANCE,
 SEPTEMBER 30, 2000         $ (21,340,846)    $   -          $    (1,260)    $(2,119,149)
                            ==============    ==========     ============    ============

                        See accompanying notes to consolidated financial statements.

                                                          F-7


                                                   KANAKARIS WIRELESS
                                        (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                                    AND SUBSIDIARIES
                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     FOR THE YEARS ENDED SEPTEMBER 30, 2000 AND 1999
                                     -----------------------------------------------
                                                                                         2000                1999
                                                                                     -------------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                           $(12,976,706)      $ (3,541,860)
  Adjustments to reconcile net loss to net cash used in operating activities:
  Amortization of goodwill                                                                 27,580             26,003
  Depreciation and amortization                                                            38,511              7,132
  Organization costs written off                                                            1,450                  -
  Other income - debt forgiveness                                                               -            (25,607)
  Income from settlement agreement                                                       (250,000)                 -
  Loss on abandonment of assets                                                                 -              2,842
  Provision for bad debts                                                                 313,000              1,000
  Consulting, advertising, marketing, investor relations, professional fees and
     compensation incurred in exchange for common stock and treasury stock              4,275,639          1,756,812
  Common stock options issued to consultants                                              760,622                  -
  Convertible debt - financing costs                                                    3,257,500            195,000
  Convertible debt - marketing costs                                                      715,000                  -
  Changes in assets and liabilities
     (Increase) decrease in:
       Accounts receivable                                                               (161,136)           (35,637)
       Inventory                                                                           (4,455)            10,122
       Prepaid expenses                                                                  (104,220)           (10,813)
       Advances to suppliers                                                                    -              7,839
       Interest receivable                                                                 (7,665)            14,279
     Increase (decrease) in:
       Accounts payable and accrued expenses                                             (123,306)           391,082
       Customer deposits                                                                        -            (29,427)
                                                                                     -------------      -------------

     Net cash used in operating activities                                             (4,238,186)        (1,231,233)
                                                                                     -------------      -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                      (31,631)           (30,710)
  (Increase) decrease in notes receivable - shareholders and related parties              (98,306)            36,280
  Increase in security deposits                                                                 -               (700)
  (Increase) in loan receivable                                                          (300,000)                 -
  Note receivable repayments                                                               45,000                  -
  Acquisition of film library                                                            (472,339)                 -
                                                                                     -------------      -------------

     Net cash provided by (used in) investing activities                                 (857,276)             4,870
                                                                                     -------------      -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments to former shareholder of subsidiary                                             (5,000)                 -
  Proceeds from convertible debt                                                        5,235,000            620,000
  Proceeds from sale of common stock and additional paid-in capital                       325,500            756,011
                                                                                     -------------      -------------

     Net cash provided by financing activities                                          5,555,500          1,376,011
                                                                                     -------------      -------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                          460,038            149,648

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                                             155,063              5,415
                                                                                     -------------      -------------

CASH AND CASH EQUIVALENTS - END OF YEAR                                              $    615,101       $    155,063
                                                                                     =============      =============

                          See accompanying notes to consolidated financial statements.

                                                          F-8

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2000 AND 1999
                 -----------------------------------------------

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
-----------------------------------------------------------------------

During the year ended September 30, 2000, the Company issued 3,486,236 shares of common stock for consulting, marketing, advertising, investor relations and professional services having a fair value of $4,208,739.

The Company distributed 99,024 of shares of treasury stock and issued 40,000 shares of common stock in lieu of compensation of $32,000 and $66,900, respectively.

During the year ended September 30, 2000, the Company issued 73,516 shares of common stock in exchange for the satisfaction of certain accounts payable having a value of $53,010.

During the year ended September 30, 2000, the Company recorded a note receivable in the amount of $250,000 which represented a legal settlement.

The Company has incurred a liability in the total amount of $89,358 in 2000 and $70,709 in 1999 which represents the amount due to the former sole shareholder of the Company's subsidiary pursuant to the acquisition agreement.

During the year ended September 30, 2000, the Company issued 967,500 common stock options to consultants for services with a fair value as computed under SFAS No. 123 using the Black-Scholes Model of $760,622.

During the year ended September 30, 1999, the Company issued 1,583,600 shares of common stock for consulting, professional and advertising services having a fair value of $1,806,812, of which $50,000 was for professional services that were prepaid at September 30, 1999.

          See accompanying notes to consolidated financial statements.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------   ------------------------------------------

         (A) BUSINESS ORGANIZATION AND ACTIVITY
         --------------------------------------

         Kanakaris Wireless, which on June 2, 2000 changed its name from Kanakaris Communications, Inc. (formerly Big Tex Enterprises, Inc.) (the "Company"), was incorporated in the State of Nevada on November 1, 1991. The Company develops and supplies internet products for electronic commerce, and operates a subsidiary which designs and installs modular data control consoles.

         (B) BUSINESS COMBINATIONS
         -------------------------

         On October 10, 1997 (the "Acquisition Date"), Kanakaris Internetworks, Inc. ("KIW") consummated a Stock Purchase Agreement with the shareholder (the "Seller") of Desience Corporation ("Desience") to purchase 10,000 common shares representing 100% of its issued and outstanding common stock in exchange for a 4% royalty on the gross sales (after collection) of Desience subsequent to the Acquisition Date, to be paid monthly for as long as Desience remains in business or its products are sold. Pursuant to APB 16, since the seller has no continuing affiliation with the Company, the 4% royalty is accounted for as an increase to goodwill at the date the amount is determinable. In addition, the Seller shall receive 5% of funds which are to be allocated to Desience arising from KIW's next securities offering as a non-refundable advance on the royalty. As of September 30, 2000, no advances have been given. KIW will hold harmless the Seller from any claims, causes of action, costs, expenses, liabilities, and prior shareholder advances. Immediately following the exchange, Desience became a wholly owned subsidiary of KIW. The fair value of the assets and liabilities acquired pursuant to the acquisition of Desience was $148,776 and $468,120, respectively, which resulted in goodwill of $319,344 at the date of acquisition since no trademarks, copyrights, existing or identified long term requirement contracts or other intangibles existed at that date. Additions to goodwill resulting from the royalty for the years ended September 30, 2000 and 1999 were $23,649 and $39,722, respectively (See Note 1(H)).

         Desience is not a high technology company, but designs and installs specialized business furniture for a variety of industries utilizing base designs developed in 1985. No changes have been made or are contemplated to be made to the basic furniture design, with the exception of minor additions or accoutrements. Because of the relative stability of the design of the furniture, management considered the goodwill attributable to the acquisition to be greater than 10 years. However, because of the potential for changes to the basic design in the future, management decided that a life of 20 years was not appropriate. Consequently a 15-year life was adopted.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

         On November 25, 1997, KIW and its stockholders (the ("Stockholders") consummated an acquisition agreement with Big Tex Enterprises, Inc. ("Big Tex"), an inactive public shell with no recent operations at that time, whereby the shareholders sold all of their preferred and common stock, which represented 100% of KIW's issued and outstanding capital stock, to Big Tex in exchange for 7,000,000 shares (6,000,000 common, 1,000,000 preferred) of Big Tex's restricted stock, representing 66.67% of the issued and outstanding common stock and 100% of the issued and outstanding preferred stock of Big Tex, aggregating 75% of the total voting rights (the "Exchange") (See Note 6). Big Tex was founded in 1991 for the purpose of lawful business or enterprise, but had been inactive since 1991. Immediately following the exchange, Big Tex changed its name to Kanakaris Communications, Inc., which was subsequently changed to Kanakaris Wireless.

         Generally accepted accounting principles require that the company whose stockholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Accordingly, the Big Tex acquisition was accounted for as an acquisition of Big Tex by KIW and a recapitalization of KIW. The financial statements immediately following the acquisition are as follows: (1) the balance sheet includes KIW's net assets at historical costs and Big Tex's net assets at historical costs and (2) the statement of operations includes KIW'S operations for the period presented and Big Tex's operations from November 25, 1997.

         (C) PRINCIPLES OF CONSOLIDATION
         -------------------------------

         The accompanying consolidated financial statements include the accounts of the Company, and its wholly owned subsidiaries Kanakaris Internetworks Inc., and Desience. All significant intercompany balances and transactions have been eliminated in consolidation.

         (D) USE OF ESTIMATES
         --------------------

         The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

         (E) CASH AND CASH EQUIVALENTS
         -----------------------------

         For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         (F) PROPERTY AND EQUIPMENT
         --------------------------

         Property and equipment are stated at cost and depreciated using the declining balance method over the estimated economic useful life of 5 to 7 years. Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized. Depreciation expense for the years ended September 30, 2000 and 1999 was $10,806 and $7,132, respectively.

         (G) INVENTORIES
         ---------------

         Inventories at September 30, 2000 consisted of parts and finished goods and were recorded at the lower of cost or market, cost being determined using the first-in, first-out method.

         (H) FILM LIBRARY
         ----------------

         The cost to acquire and encode the Company's film library, which at September 30, 2000 aggregated $452,916, is being amortized on a straight-line basis over a 5 year period. Amortization expense for the year ended September 30, 2000 amounted to $19,423.

         (I) GOODWILL
         ------------

         Goodwill arising from the acquisition of Desience, as discussed in Note 1 (B) - Business Combinations, is being amortized on a straight-line basis over 15 years. Amortization expense for the years ended September 30, 2000 and 1999 was $27,580 and $26,003, respectively.

         (J) REVENUE RECOGNITION
         -----------------------

         Kanakaris Wireless produces revenues from the sale of monthly non-refundable subscriptions to its website for movies and books. Revenues are recognized as they are received.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

         Desience, a wholly-owned subsidiary of the Company, produces revenues from product sales of business furniture and modular consoles and incidental revenues for installation and freight. Product sale revenue and freight revenues are recognized when the product is shipped. Installation revenues are recognized as work is completed.

         (K) EARNINGS PER SHARE
         ----------------------

         Earnings (loss) per share is computed using the weighted average of common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." There were no common stock equivalents outstanding at September 30, 2000. The assumed exercise of common share equivalents was not utilized in 2000 since the effect was anti-dilutive.

         (L) INCOME TAXES
         ----------------

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS No. 109 generally considers all expected future events other than enactments of changes in the tax law or rates. Any available deferred tax assets arising from net operating loss carryforwards have been offset by a deferred tax valuation allowance on the entire amount (See Note 12).

         (M) CONCENTRATION OF CREDIT RISK
         --------------------------------

         The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk for cash and cash equivalents.

         (N) NEW ACCOUNTING PRONOUNCEMENTS
         ---------------------------------

         The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 133, as amended by Statements No. 137 and 138, "Accounting for Derivative Instruments and Hedging Activities" establishes accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 2000.

         The Company believes that its adoption of these pronouncements will not have any effect on the Company's financial position or results of operations.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

         (O) FAIR VALUE OF FINANCIAL INSTRUMENTS
         ---------------------------------------

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

         The carrying amount of the Company's financial instruments, including accounts receivable, accounts payable, accrued liabilities, current debentures and amount due to the former Desience stockholder, approximates fair value due to the relatively short period to maturity for these instruments.

         (P) ADVERTISING COSTS
         ---------------------

         In accordance with the Accounting Standards Executive Committee Statement of Position 93-7 ("SOP 93-7"), costs incurred for producing and communicating advertising of the Company are charged to operations.

         (Q) STOCK OPTIONS
         -----------------

         In accordance with Statement of Financial Accounting Standards No. 123 (SFAS No. 123), the Company has elected to account for stock options issued to employees under Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25") and related interpretations (See Note 8). The Company accounts for stock options issued to consultants and for other services in accordance with SFAS No. 123 (See Note 9).

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

NOTE 2   NOTES RECEIVABLE - SHAREHOLDERS AND RELATED PARTIES
------   ---------------------------------------------------

The following is a summary of notes receivable at September 30, 2000 and 1999:
                                                                                           2000               1999
                                                                                       -------------     ------------
Notes receivable - Shareholder, unsecured.  Interest at 6.625% is payable              $     42,240      $     56,320
  beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31,
  1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until February 26, 2002 when all outstanding principal and interest is due.

Notes receivable - Shareholder, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31,
  1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until February 26, 2002 when all outstanding
  principal and interest is due.                                                             37,440            49,920

Notes receivable - Shareholder, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31,
  1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until February 26, 2002 when all outstanding
  principal and interest is due.                                                             17,399            23,198

Notes receivable - Shareholder, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31,
  1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until February 26, 2002 when all outstanding
  principal and interest is due.                                                             11,760            15,680

Note receivable - Shareholder, unsecured. Interest at 8%, principal and interest is payable in five annual installments of $38,250 beginning September 30,
  1998.  The note was prepaid through a portion of the year 2000.                            76,500           101,915

Note receivable - Shareholder, secured by 142,223 shares of the Company's common stock held by the shareholder. Interest at 7% is payable in full in May 2001 when all accrued and outstanding interest will be due. Principal payment is
  due in full in May 2001.                                                                  160,000              -
                                                                                       -------------     ------------
  Total Notes Receivable                                                                    345,339           247,033
  Less:  Current maturities                                                                 249,529            61,695
                                                                                       -------------     ------------

TOTAL NOTES RECEIVABLE - LESS CURRENT MATURITIES                                       $     95,810      $    185,338
                                                                                       =============     ============

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

The aggregate amount of related party notes receivable maturing in each of the four years subsequent to September 30, 2000 is as follows:

                    For the year ending September 30,
                 -------------------------------------

                                   2001                   $      249,529
                                   2002                           36,280
                                   2003                           36,280
                                   2004                           23,250
                                                          ---------------
                                                          $      345,339
                                                          ===============

NOTE 3   NOTE AND LOAN RECEIVABLE
------   ------------------------

         As a result of certain actions by its former securities attorney, which led, among other things, to the Company's recognition of a bad debt in the year ended September 30, 1998 of $300,000, the Company entered into a settlement agreement with the former attorney and received a $250,000 non-interest bearing promissory note dated February 3, 1999. The note was payable in monthly installments of $20,833 commencing February 15, 1999. The note was in default and the Company had recorded a bad debt allowance on the entire amount of the note as of September 30, 1999.

         During the year ended September 30, 2000, the Company received $45,000 in payments from the former securities attorney and believes that the balance of the note, in the amount of $205,000, will be fully collectible under a new repayment agreement by March 2003. Therefore, the Company reinstated the note in the amount of $250,000 during the year ended September 30, 2000. The new monthly payments were originally scheduled to begin in January 2000 in the amount of $5,694.44 per month. This repayment schedule was subsequently revised on December 1, 2000, calling for payments in the amount of $6,000 per week. As of December 28, 2000 the Company has received four payments aggregating $24,000 under the revised repayment schedule.

         On August 3, 2000, the Company executed a non-binding letter of intent relating to the acquisition of all of the outstanding shares of stock of PCS Link, Inc., a California Corporation dba Greenwood & Hall. The letter of intent provided, among other things, that the Company would issue 3,000,000 shares of restricted common stock to the sellers at the closing and would be obligated to issue an additional 2,000,000 shares of restricted common stock approximately one year later if certain performance criteria were met. In addition, the letter of intent provided that the Company would be required to provide Greenwood & Hall with working capital of $1,200,000 over the next twelve months, of which $300,000 had already been advanced.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

         As of October 2000 the letter of intent effectively has been cancelled and the Company is due $300,000 for the funds previously advanced. A dispute exists between the parties with regard to the period of time over which the loan may be repaid. The Company wants the loan to be repaid within one year, but Greenwood & Hall wants to repay the loan over a two year period. The Company and Greenwood & Hall are currently in negotiations to resolve this dispute. As of September 30, 2000, the Company is accounting for such advances as a demand loan. The loan is collateralized by 25% of the outstanding common stock of Greenwood & Hall. The ability of the Company to recover these advances and the value of the loan's collateral is in doubt, therefore, a bad debt allowance for the entire amount of the loan has been recorded at September 30, 2000. If the dispute is not resolved in a timely manner, management may bring a legal action against Greenwood & Hall.

         The aggregate amount of the note receivable maturing in each of the two years subsequent to September 30, 2000 is as follows:

                    Year Ending September 30,                     Amount
                 ------------------------------------       -----------------

                              2001                          $        102,500
                              2002                                   102,500
                                                            -----------------
                                                            $        205,000
                                                            =================

NOTE 4   COMMITMENTS AND CONTINGENCIES
------   -----------------------------

         (A) LEASES
         ----------

         On October 8, 1998 the Company, as subtenant, entered into a sublease agreement with the then existing tenant of the Company's headquarters space commencing on October 15, 1998. The term of the sublease was through and including the end of the original term of the tenant's lease of the premises, which was August 20, 2000. The monthly rent on this sublease was $1,512 through August 20, 1999 at which time it increased to $1,579 a month until August 20, 2000. As of September 30, 2000, the Company occupies the same facilities under a month to month rental agreement. Rent expense for the years ended September 30, 2000 and 1999 was $23,420 and $25,459, respectively.

         (B) LEGAL ACTIONS
         -----------------

         On September 15, 1999, an individual filed a complaint against the Company and the executive who is the Chairman of the Board, President, and Chief Executive Officer of the Company in Los Angeles Superior Court alleging breach of contract and fraud. The fraud claim was based primarily on alleged misrepresentation and concealment involving a consulting agreement between the Company and the individual. The individual alleged that he was entitled to certain stock options, of which 75% of the option price allegedly was already deemed paid in

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

         exchange for services allegedly rendered to the Company. The individual attempted to exercise the options for the purchase of a certain number of shares to which he claimed to be entitled pursuant to the agreement. The claims against the Company executive were dismissed. The case was submitted for mediation, and a hearing was held resulting in the Company and the individual entering into a Settlement Agreement and General Release on November 1, 2000 whereby the Company agreed to pay $24,000 to the individual and his attorney in three equal installments of $8,000. As of September 30, 2000, no payments had been made. As of the date of this report, the first payment of $8,000 was made leaving a balance of $16,000. Two additional payments of $8,000 each are due on March 1, 2001 and July 1, 2001. The financial statements include a $24,000 accrued liability for these consulting services as of September 30, 2000.

         On October 14, 1999, an Illinois corporation filed suit against the Company and the Company's stock transfer agent and registrar, in the Circuit Court of Cook County, Illinois. The case was removed to the United States District Court for the Northern District of Illinois, Eastern Division. In the complaint, the Illinois Corporation sought damages in excess of $50,000 under breach of contract and various other state law theories in connection with the Company's unwillingness to permit them to transfer shares of the Company's common stock held by the Illinois corporation. The Company believes that the shares were wrongfully converted by a predecessor to the Illinois corporation. The Company engaged counsel to analyze the complaint and vigorously defend the Company against all of the Illinois Corporation's claims.

         The Company also counterclaimed against the Illinois corporation and commenced a third-party action against its three affiliates. In the Company's counterclaim and cross-claims, it sought injunctive relief to block any further transfer of the converted shares held by any of the aforementioned parties, and damages for, among other things, breach of a consulting agreement, for fraud, conversion and unjust enrichment. The Company intends to vigorously pursue all available remedies against the aforementioned parties.

         The Illinois corporation and its affiliates countered by attempting to assert claims against the Company in a separate action in Utah. In the Utah action, the parties were challenging the Company's right to block their transfer of the stock at issue and attempting to recover for damage they claim to have suffered in the interim. The Utah action, however, was promptly stayed by that court in favor of the action currently pending in Illinois.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

         The stock at issue was in the hands of the Company's transfer agent and a stock brokerage firm that clears the trades of introducing brokers. Both of these parties filed actions for interpleader, by which they were prepared to tender to the court the stock certificates to which the Company and the Illinois corporation are each laying claim. In July 2000, that tender was effectuated, and the claims asserted by and against the transfer agent and brokerage firm were dismissed. The stock, therefore, has been and will remain issued in the name of the United States District Court until the dispute is resolved.

         (C) SECURITIES AND EXCHANGE COMMISSION INQUIRY
         ----------------------------------------------

         On August 9, 1999, as the result of an informal inquiry, a final judgement of permanent injunction and other relief was entered into by the Securities and Exchange Commission in connection with the sale of shares of the Company in 1996 and 1997. The Company's President and former Vice President each paid a $25,000 civil penalty, and without admitting or denying any guilt involving any alleged violations agreed pursuant to the settlement not to take any actions that would violate federal securities laws in conjunction with the offer, purchase or sale of securities.

         (D) LETTERS OF INTENT
         ---------------------

         On November 1, 1999, the Company signed a Memorandum of Understanding with SyCoNet.com, Inc. ("SyCoNet"). SyCoNet will make available all properties which it has internet online distributions rights to, both now and in the future, for direct over the internet delivery by the Company. The Company will incur encoding and bandwidth charges for those properties which it exercises its option to deliver over the internet, and will pay SyCoNet 70% of the online access gross fees and 25% of the product specific gross advertising fees pertaining to this product. SyCoNet.com, Inc. is currently being restructured and once this process is completed they will be able to fulfill their obligation under the memorandum of understanding.

         On November 9, 1999, the Company signed a Memorandum of Understanding with Lain International ("Lain"). Lain will make available to the Company all Spanish language, Spanish dubbed and Spanish sub-titled films for which it has internet distribution rights. The Company will create a KKRS web channel devoted exclusively to these titles. The Company will maintain web visit status, accounting, and will pay Lain royalties on at least a quarterly basis, in an amount of 50% of the gross share of advertising, subscription and pay-per-view fees for the channel devoted to Lain films, minus 50% of encoding, bandwidth and advertising charges. As of September 30, 2000 both parties are meeting their obligations under this memorandum of understanding. For the year ended September 30, 2000, $10,000 has been paid and charged to operations under this agreement.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

         (E) LICENSE AGREEMENT
         ---------------------

         On February 18, 1999, the Company entered into a License Agreement ("Agreement") with ION Systems, Inc. ("ION"), a Missouri corporation. The Agreement is through December 31, 2004, and thereafter will be renewable automatically for additional renewal terms of five years each, ending on December 31 of each fifth year. Under the terms of the Agreement, as amended to date, ION grants to the Company a license to use its products, the E*Web (R) and the X*Maker (R) computer software enabling the secure downloading and viewing of websites, for or in connection with the Company's websites. The two parties agreed that the software may be used solely for the publishing, displaying, promoting, marketing, offering and selling for a fee of certain specified book categories as well as of products or services listed in the books published. The aforementioned activities are meant to be offered directly to customers and end users using the facilities of a website. No geographic or territorial restrictions apply to the use of the software. The agreed fee for each book conversion performed by ION will be $100, and the royalties for each book sale and product sale shall be 12% and 5% respectively, of the gross revenue. Furthermore, ION shall have the right to buy 100,000 shares of the Company's common stock at a price of $0.30 per share at any time between June 1, 1999 and December 31, 2005, 175,000 shares at $.01 until May 1, 2003, and 87,500 shares at $1.295 until May 1, 2003.

         In addition, on May 23, 2000, the Company agreed to pay ION $55,000 for software which will provide for the sale of electronic books on line. As of June 30, 2000, the required payment under this agreement was paid and charged to cost of sales account.

         (F) SERVICE AGREEMENTS
         ----------------------

         The Company signed an agreement with ValueClick in January 2000 whereby ValueClick will drive advertisers to the Company's website. The Company receives $.20 each time a customer clicks on a ValueClick-served ad. The Company will also receive $.03 per click whenever a customer clicks on a KKRS-referred website.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

         In February 2000, the Company entered into an agreement with Wave Systems Corp. which provides the transactional capability to enable the Company to implement the subscription and pay-per-view revenue collection portion of its internet-based business plan.

         On March 1, 2000, the Company entered into a one-year agreement with Sonar Network, a business unit of Double Click, Inc. ("Doubleclick"), to sell media space on the Company's various websites for the display of advertising. The Company will receive 50% of the net revenues generated from the sale of advertisements.

         In June 2000, the Company entered into a one-year agreement with the Fortino Group, Inc. Based upon the terms of the contract, the Fortino Group will provide media relations services in connection with the marketing and promotion of the Company's business, products and/or services. The Company will pay approximately $300,000 for these services. As of September 30, 2000, $108,706 of this amount has been paid and charged to operations.

         (G) INTERNET DATA CENTER SERVICES AGREEMENTS
         --------------------------------------------

         Effective August 9, 1999, the Company entered into an agreement with Microsoft Corporation whereby Microsoft will promote certain of the Company's web sites in consideration for the Company's promotion of specified Microsoft (R) Windows Media Technology (TM) on the Company's web sites through December 30, 2001. No expense or income has been recorded by the Company for the years ended September 30, 2000 and 1999 relating to this agreement because under APB No. 29, Accounting For Non-monetary Transactions, the fair values of such web site promotions are not determinable within reasonable limits.

         On August 23, 1999, the Company entered into a one-year agreement with ScreamingMedia, Inc. to receive daily customized content update for the Company's web site. Under the terms of this agreement, the Company paid ScreamingMedia $12,000, of which $3,000 was paid in August 1999. The balance of $9,000 was payable in twelve monthly installments of $750.

         On November 17, 1999, and effective December 7, 1999, the Company entered into an agreement with Microsoft Corporation. Microsoft will assist the Company with the development of an audio/video enhanced website which delivers timely and relevant audiovisual content using Windows Media (TM) Technologies in a broadband network infrastructure.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

         On March 6, 2000, the Company entered into a one year Jumpstart Program Agreement with Microsoft whereby Microsoft will assist the Company with the development of an audio/video enhanced website which delivers timely and relevant audiovisual content. No expense or income has been recorded by the Company relating to this agreement because under APB No. 29, Accounting for Non-monetary Transactions, the fair values of such website promotions are not determinable within reasonable limits.

         On March 10, 2000, the Company entered into a Webcast Distribution Agreement with iBeam Broadcasting Corporation ("iBeam"). IBeam will distribute and promote certain portions of Kanakaris content and internet websites.

         On April 20, 2000, the Company entered into a distribution agreement with John Clark for the internet distribution rights to his book "Dead Angel" which book pertains to Clark's relationship to Jerry Garcia. Kanakaris paid $7,000 to support completion of the book and $6,000 in expenses for promotional interviews with Cliff Garcia and others as well as a promotional party that was webcast on the Kanakaris website and made into a videotape. In consideration of this, Clark agreed to pay to the Company in perpetuity a 50% royalty on the gross sales of the book on the internet and to pay to the Company 50% of all royalties generated for two years by the book, interview and party video, as well as all other ancillary rights.

         In May 2000, the Company entered into an agreement with Meiselman-Rede Media Group ("MRMG"). Based upon the terms of the agreement, the Company paid MRMG $100,000 in exchange for the future internet distribution rights to the first sixteen two-minute duration episodes of a project known as "Paris Falls". The $100,000 payment has been accounted for as a prepaid expense. As of September 30, 2000 the Company has received six of the episodes and charged $37,500 against operations. Under the terms of a second agreement with MRMG, the Company paid $100,000 in May 2000 for the exclusive internet distribution rights to a film known as "LA River Story" and the right to receive 50% of the sums actually received by MRMG from the exploitation of this film in all types of media.

         In June 2000, the Company entered into a six-month agreement with Stockcom International, Inc. whereby the Company will receive various advertisement services in exchange for $28,000, $4,000 due upon signing and $4,000 per month thereafter. As of September 30, 2000, the Company has received three months of service and charged $12,000 against operations.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

         On August 25, 2000, the Company entered into a co-distributor agreement with Softorbit.com, Inc. The terms of the agreement are for the Company to obtain the exclusive worldwide rights and royalty-free status to co-distribute Softorbit.com, Inc. content on the Company's website during the term of six months from the effective date of the agreement, and upon termination of the exclusive rights, the agreement shall remain in force on a non-exclusive basis for an additional forty-two months.

         During the term of co-distribution rights, the Company is permitted the right to edit, copy, excerpt, revise, digitize, encode, host, publicly display, show, broadcast, perform, promote and otherwise use and make available on and through the World Wide Web, the internet and the Company's channel sites. In consideration for the co-distribution authorization and rights, the Company paid $10,000 upon the execution of the agreement. As of September 30, 2000, $10,000 has been paid and charged to operations under this agreement.

         (H) INTERNET CONTENT PROVIDER AGREEMENTS
         ----------------------------------------

         Effective August 1, 1999, the Company entered into an agreement with InXsys Corporation (InXsys) granting the Company the right to incorporate InXsys's Aggregated ClassiFIND On-Line Classifieds, Buy Sell Bid On-Line Personals Co-Branded Services as Revenue-Generating and Traffic-Building Content within the Company's Website by placement of one or more hotlinks and/or banners to the InXsys sites. Under the terms of this agreement, the Company shall receive a referral commission equal to a percentage, as defined in the agreement, of the net user fees collected.

         On May 29, 2000, the Company entered into an agreement with Tribune Media Services, Inc. ("TMS"). Under the agreement TMS will provide movie title and background information to be viewed in conjunction with the Company's on line movies. The agreement is for 600 movies for a fee of $2.50 per movie.

         (I) LETTER OF INTENT - FINANCIAL SERVICES
         -----------------------------------------

         On October 21, 1999, the Company entered into an agreement with eConnect to enter into a joint venture and strategic alliance to be called Internet Cash Programming ("ICP"). ICP will enable the consumer the ability to purchase programming by same-as-cash, or by enhanced credit card payments. ICP shall be formed as a Nevada corporation and shall authorize 1,000,000 shares of stock of which the Company will receive 400,000 shares, eConnect will receive 400,000 shares and 200,000 shares will remain in ICP treasury. The Company shall retain managing control of ICP. All profits of ICP will be equally split between eConnect and the Company. As of September 30, 2000 a joint venture agreement with eConnect has not been executed.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

         (J) PUBLIC RELATIONS
         --------------------

         (i) On September 19, 2000, the Company entered into a public relations agreement with Crier Communications, Inc., a company that has agreed to provide the Company with guidance in public relations development on a month to month basis. The agreement is for $12,500 per month. As of September 30, 2000, no fees had been charged to operations and no services had been performed. On October 27, 2000, the Company paid $10,000 to Crier Communications, Inc. as a retainer due in order to secure future services.

         (ii) On October 20, 1999, the Company entered into an agreement with Multi-Media Productions to produce an interview-style video presentation for corporate marketing. The Company paid and charged to operations $47,000 during the year ended September 30, 2000 in connection with this agreement.

         (K) INVESTOR RELATIONS
         ----------------------

         On September 20, 2000, the Company entered into an investor relations program with WallStreetWebcast.Com. The program is designed to introduce the Company's concept to investment professionals. The cost for the program was $12,500. As of September 30, 2000, $12,500 had been paid and charged to operations.

         (L) CONSULTING
         --------------

         (i) On September 26, 2000, the Company entered into a consulting agreement with an individual to provide financial advisory services. The consultant will be used for general business matters with a goal to furthering the Company's business strategies. The term of the agreement is for twelve months from the effective date of the agreement.

                  In consideration for services to be rendered, the Company issued 500,000 non-qualified stock options which vested immediately upon the execution of the consulting agreement. The options expire 5 years from the effective date of the option agreement. The exercise price of the option is equal to the lesser of (i) $.73 and (ii) the average of the lowest three trading prices during the twenty trading days immediately prior to the exercise of the options, discounted by 35%.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

         (ii) On October 1, 2000, the Company entered into a memorandum of understanding with an individual who would provide a complete turnkey set of text, graphics, audio, video and database materials upon which a website may be created by the Company. The initial term of the agreement is for three months, during which time the individual will provide complete editorial comment with dynamic features such as interviews with prominent individuals for the website.

                  The services rendered and to be rendered will total $30,000, payable in three equal installments of $10,000 each. As of September 30, 2000, no services had been rendered. Subsequent to September 30, 2000 and as of the date of this report, $10,000 has been paid and charged to operations.

NOTE 5   REVOLVING LINE OF CREDIT
------   ------------------------

         On February 25, 1999, the Company entered into a Revolving Line of Credit Agreement ("the Agreement") with Alliance Equities Inc. ("Alliance"), a Florida-based venture capital firm. Under the terms of the Agreement, as amended to date, Alliance will make available through December 10, 2001, a $7 million revolving line of credit with interest on the unpaid principal at 10% per annum. Under the terms of the Agreement, the Company may draw up to $500,000 per month on the total line of credit upon written request by the Company to the Lender. Additionally the parties have agreed that any portion of the indebtedness may be paid back by the Company either with cash or by the issuance of common stock. Furthermore, in a separate Memorandum of Agreement the two parties agreed that Alliance will provide ongoing consulting services to the Company including, but not limited to, strategic growth advice and introductions, marketing advice, and business ideas. Alliance will be compensated for these services at the option of the Company either in cash, or through the issuance of stock or credit towards the purchase of stock. See Note 11(A) for issuance of convertible debt to Alliance. As of September 30, 2000, no amounts were outstanding under this line of credit.

NOTE 6   PREFERRED STOCK
------   ---------------

         The Company's Articles of Incorporation authorize the issuance of 5,000,000 shares of preferred stock. The 1,000,000 shares of preferred stock issued in connection with the Big Tex business combination discussed in Note 1 (B) are convertible to common stock at an initial conversion rate of one share of common stock per share of Class A convertible preferred stock. Initially, each share of preferred stock was entitled to,among other things, three non-cumulative votes per share on all matters presented to the Company's stockholders for action. At a special meeting of the Company's stockholders held on May 24, 2000, the holders of the Company's preferred stock and common stock agreed to amend the Company's Articles of Incorporation so that the voting rights of the preferred stock were increased from 3 votes per share to 20 votes per share. As a result of this increase in voting rights, the Chairman of the Board, who is President and Chief Executive Officer, became entitled to exercise voting control over the Company.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

NOTE 7   PRIVATE PLACEMENTS
------   ------------------

         During the years ended September 30, 2000 and 1999 in non-public offerings, the Company completed private placements wherein it sold to investors an aggregate of 616,001 and 4,267,436 common shares for cash of $303,251 and $619,540, respectively. Additionally, during 2000 and 1999 the Company issued common shares in lieu of compensation and for outside services.

NOTE 8   STOCK INCENTIVE PLANS AND EMPLOYEE STOCK OPTIONS
------   ------------------------------------------------

         During the year ended September 30, 2000, the Board of Directors terminated the Company's 1999 stock incentive plan which had been adopted on July 9, 1999. As a result of this termination, the 2,350,000 options granted under this plan were cancelled.

         Effective as of May 24, 2000, the Company's Board of Directors and stockholders adopted a new stock option plan, entitled the 2000 Stock Option Plan (the "Plan"). The Plan was developed to provide a means whereby designated officers, employees and non-employee directors of the Company and its subsidiaries and employees of companies who do business with the Company may be granted incentive or non-qualified stock options to purchase common stock of the Company.

         The Plan authorizes the issuance of options to purchase up to an aggregate of 3,000,000 shares of the Company's common stock. Incentive stock options granted under the Plan must have an exercise price of not less than 100% of the fair market value of the common stock on the date the option is granted and must be exercised, if at all, within ten years from the date of grant. In the case of an incentive stock option granted to an optionee who owns more than 10% of the total voting securities of the Company on the date of grant, such exercise price shall not be less than 110% of fair market value on the date of grant, and the option period may not exceed five years. Non-qualified stock options granted under the Plan must have an exercise price of not less than 85% of fair market value of the common stock on the date the option is granted. Options may be exercised during a period of time fixed by the committee that administers the Plan, except that no option may be exercised more than 10 years after the date of grant.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

         Effective May 25, 2000 and August 2, 2000, the Company's Board of Directors approved grants of 1,950,000 and 962,500 options, respectively, under the Plan to various officers, directors and employees. Additionally, effective as of May 4, 2000, 87,500 options were granted under the Plan non-employee consultants (See Note 9).

         Effective December 31, 1999, the Company's Board of Directors also approved grants of 3,920,000 options to various officers, directors and employees outside of any stock option plan. Additionally, 300,000 options were granted to non-employee consultants outside of any stock option plan (See Note 9).

         For financial statement disclosure purposes, the fair market value of each stock option granted on December 31, 1999 was estimated on the date of grant using the Black-Scholes Model in accordance with Statement No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 5.75%, volatility of 87% and expected term of three years.

         The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock-based compensation plans. Accordingly, no compensation cost has been recognized for options issued to employees, officers and directors under the plans for the years ended September 30, 2000 and 1999. Had compensation cost for the Company's stock-based compensation plans been determined on the fair value basis at the grant dates for awards under the plans, consistent with Statement of Accounting Standards No 123, "Accounting for Stock Based Compensation" (Statement No. 123), the Company's net loss for the years ended September 30, 2000 and 1999 would have been increased to the pro-forma amounts indicated below.

                                                               2000            1999
                                                          -------------- ---------------

         Net loss                         As reported     $ (12,976,706)  $  (3,541,860)
                                          Pro forma       $ (15,725,139)  $  (3,844,673)
         Net loss per share (basic
         and diluted)                     As reported     $        (.44)  $       (0.15)
                                          Pro forma       $        (.52)  $       (0.17)

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

         The effect of applying Statement No. 123 is not likely to be representative of the effects on reported net loss for future years due to, among other things, the effects of vesting.

         A summary of the Company's Stock Option Plans as of September 30, 2000 and changes during the year is presented below:

                                                                                    Weighted Average
                                                               Number of Options     Exercise Price
                                                               ------------------   ----------------
         Stock Options
         -------------
            Balance at beginning of period                            2,350,000     $         0.22
            Cancelled                                                (2,350,000)    $        (0.22)
            Granted                                                   2,912,500     $         0.73
            Exercised                                                      -                  -
            Forfeited                                                      -                  -
                                                               -----------------    ---------------
            Balance at end of period                                  2,912,500     $         0.73
                                                               =================    ===============

            Options exercisable at end of period                      2,912,500     $         0.73
                                                               =================    ===============

            Weighted average fair value of options granted
               during the period                                                    $         0.54
                                                                                    ===============

         The following table summarizes information about stock options outstanding at September 30, 2000:

                               Options Outstanding                                        Options Exercisable
-----------------------------------------------------------------------------    --------------------------------
                                                Weighted
                            Number              Average           Weighted           Number            Weighted
                         Outstanding at        Remaining           Average       Exercisable at        Average
      Range of           September 30,        Contractual         Exercise        September 30,        Exercise
    Exercise Price            2000                Life              Price             2000              Price
    ---------------     ----------------     ---------------    -------------    ---------------     ------------
    $         0.71            1,950,000            10 Years     $       0.71          1,950,000      $      0.71
    $         0.75              962,500            10 Years             0.75            962,500             0.75
    ---------------     ----------------                        -------------    ---------------     ------------
    $  0.71 - 0.75            2,912,500                         $       0.73          2,912,500      $      0.73
    ===============     ================                        =============    ===============     ============

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

NOTE 9   COMMON STOCK OPTIONS ISSUED FOR CONSULTING AND OTHER SERVICES
------   -------------------------------------------------------------

         The Company issued 300,000 common stock options on December 31, 1999, at an exercise price of $.52 per share as consideration for consulting services. The fair market value of the options, aggregating $91,351, was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 87%, risk-free interest rate 5.75%, expected option life 3 years. The $91,351 was charged to consulting expense at the grant date (See Note 8).

         The Company issued 250,000 common stock options on January 12, 2000, at an exercise price of $.25 per share as consideration for consulting services. The fair market value of the options, aggregating $322,268, was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 87%, risk-free interest rate 5.75%, expected option life 3 years. The $322,268 was charged to consulting expense at the grant date.

         The Company issued 330,000 common stock options on January 13, 2000, at an exercise price of $1.31 per share as consideration for consulting services. The fair market value of the options, aggregating $287,294, was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 87%, risk-free interest rate 5.75%, expected option life 3 years. The $287,294 was charged to consulting expense at the grant date.

         The Company issued 87,500 common stock options on May 4, 2000, at an exercise price of $1.30 per share as consideration for consulting services. The fair market value of the options, aggregating $59,709, was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 87%, risk-free interest rate 5.75%, expected option life 3 years. The $59,709 was charged to consulting expense at the grant date (See Note 8).

NOTE 10  COMMON STOCK RESALE REGISTRATIONS
-------  ---------------------------------

         In January 2000, the Securities and Exchange Commission declared effective a registration statement on Form SB-2 whereby 866,667 shares of the Company's common stock underlying convertible debentures described in Note 11(A) were registered for resale by Alliance Equities, Inc.

         In March 2000, the Securities and Exchange Commission declared effective a registration statement on Form SB-2 whereby 2,568,046 shares of the Company's common stock underlying convertible debentures and warrants issued in 1999 and described in Note 11(B) were registered for resale by the holders of the debentures and warrants.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

         In July 2000, the Securities and Exchange Commission declared effective a registration statement on Form SB-2 whereby 15,231,886 shares of the Company's common stock underlying portions of the convertible debentures and warrants issued in 2000 and described in Note 11(B) and
         Note 11(C) were registered for resale by the holders of the debentures and warrants. In addition, the 866,667 shares registered in January 2000 and 1,293,204 of the shares registered in March 2000 were carried forward onto this registration statement.

         As described in Note 14(B), the Company is obligated to register for resale shares of common stock that are issuable in connection with its January 2001 debenture offering.

NOTE 11  CONVERTIBLE DEBT
-------  ----------------

         (A) ALLIANCE EQUITIES
         ---------------------

         In order to provide working capital and financing for the Company's expansion, on August 5, 1999 the Company entered into an agreement with Alliance Equities ("the Purchaser") whereby the Purchaser acquired $520,000 of the Company's 10% Convertible Subordinated Debentures, due August 4, 2000.

         The Purchaser converted the debenture and accrued interest to common stock during the year ended September 30, 2000 at a conversion price of $0.60 per share.

         The debenture contained a contingency provision whereby, if the Company issues common stock at a price less than both the fixed conversion price and the then market price on the date of issuance, the fixed conversion price would be adjusted as stipulated in the agreement. Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, the Company has expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price, which amounted to $130,000 in 1999. There was no amortization period for these financing costs since the debentures were convertible immediately upon issuance.

         (B) ADDITIONAL DEBENTURE INVESTORS
         ----------------------------------

         In order to provide working capital and financing for the Company's expansion, on various dates during 1999 and 2000 the Company entered into several agreements with four accredited investors the ("Purchaser") whereby the Purchaser acquired $550,000, $500,000 and $3,500,000 of the Company's 10% Convertible Debentures, due September 29, 2000, February 1, 2001 and May 1, 2001, respectively.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

         The Purchaser converted the 1999 debentures and accrued interest into shares of common stock at a conversion price equal to $.60 per share. The Purchaser has converted portions of the 2000 debentures and accrued interest at various times at the initial conversion price which was equal to the lesser of $.97 and 66.66% of the average closing bid price during the 20 trading days immediately preceding the conversion dates.

         The debentures contain a contingency provision whereby, if the Company issues common stock at a price less than both the fixed conversion price and the then market price on the date of issuance, the fixed conversion price shall be adjusted as stipulated in the agreement. Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, the Company has expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price, which amounted to $2,977,500 in 2000 and $65,000 in 1999. There is no amortization period for these financing costs since the debentures are convertible immediately upon issuance.

         As of September 30, 2000 and 1999, the Company was indebted for $2,470,000 and $100,000 respectively, on these convertible debentures (See Note 14 (B) for additional issuances of convertible debentures).

         (C) BANK INSINGER DE BEAUFORT
         -----------------------------

         In order to provide working capital and financing for the Company's expansion, on February 4, 2000 and April 14, 2000 the Company entered into agreements with Bank Insinger De Beaufort ("the Purchaser") whereby the Purchaser acquired $500,000 and $1,500,000 of the Company's 10% Convertible Debentures, due February 1, 2001 and May 1, 2001, respectively.

         The Purchaser has converted portions of the 2000 debentures and accrued interest at various times at the initial conversion price which was equal to the lesser of $.97 and 66.66% of the average closing bid price during the 20 trading days immediately preceding the conversion dates.

         The debenture contains a contingency provision whereby, if the Company issues common stock at a price less than both the fixed conversion price and the then market price on the date of issuance, the fixed conversion price shall be adjusted as stipulated in the agreement. Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, the Company has expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price, which amounted to $280,000. There is no amortization period for these financing costs since the debentures are convertible immediately upon issuance. As of September 30, 2000, the Company is indebted for $1,250,000 on these convertible debentures to Bank Insigner.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

NOTE 12  INCOME TAXES
-------  ------------

         The Company's tax expense differs from the "expected" tax expense (benefit) for the years ended September 30, 2000 and 1999 (computed by applying the Federal corporate tax rate of 34 percent to loss before taxes) as follows:

                                                      2000            1999
                                                   ------------   ------------

         Computed "expected" tax (benefit)         $(2,824,000)   $  (589,000)
         Change in valuation allowance               2,824,000        589,000
                                                   ------------   ------------
                                                   $      -       $      -
                                                   ============   ============

         As discussed in Note 1(L), the tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at September 30, 2000 and 1999 are as follows:

                                                      2000            1999
                                                   ------------   ------------
         Deferred tax assets:

         Net operating loss carryforward           $ 3,699,000    $   875,500
                                                   ------------   ------------
         Total gross deferred tax assets             3,699,000        875,500
         Less valuation allowance                    3,699,000        875,500
                                                   ------------   ------------
                                                   $      -       $     -
                                                   ============   ============

         At October 1, 1999, the valuation allowance was $875,500. The net change in the valuation allowance during the year ended September 30, 2000 was an increase of $2,824,000. As of September 30, 2000, the Company has net operating loss carryforwards in the aggregate of $10,720,000 which expire in various years through 2020.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

NOTE 13  SEGMENT INFORMATION
-------  -------------------

         As discussed in Note 1(A), the Company's operations are classified into two reportable business segments: Kanakaris Wireless which supplies internet products for electronic commerce and Desience Corporation which designs and installs modular consoles primarily for various business and government agencies. Both of the Company's business segments have their headquarters and major operating facilities located in the United States. The principal markets for the Company's products are in the United States. There were no inter-segment sales or purchases. Financial information by business segment is summarized as follows:

                              2000                  Internet Commerce      Modular Consoles           Total
                  ------------------------------    ------------------    ------------------    ------------------
                  Revenues                          $          22,594     $         591,244     $         613,838
                  Segment profit (loss)                   (13,012,736)               36,030           (12,976,706)
                  Total assets                              2,384,966               103,235             2,488,201
                  Additions to long-lived
                    assets                                    503,636                 1,254               504,890
                  Depreciation and amortization                63,004                 3,087                66,091

                              1999                   Internet Commerce     Modular Consoles           Total
                  ------------------------------     -----------------    ------------------    ------------------

                  Revenues                           $         31,162     $         937,596     $         968,758
                  Segment profit (loss)                    (3,692,570)              150,710            (3,548,860)
                  Total assets                                738,435               261,868             1,000,303
                  Additions to long-lived
                    assets                                     30,710                 -                    30,710
                  Depreciation and amortization                32,165                   970                33,135

NOTE 14  SUBSEQUENT EVENTS
-------  -----------------

         (A) ADVERTISING AGREEMENT
         -------------------------

         On November 14, 2000, the Company entered into an advertising agreement with eConnect, a publicly traded corporation. The terms of the agreement grant eConnect the exclusive ability to place banner advertisements with hyperlinks on the home pages of CinemaPop.com and WordPop.com, the Company's web sites for movies and books. The Company will also send one e-mail message per month to its subscriber and web partner base with a message provided by eConnect and include information about eCash pads in trade magazine advertisements. Additionally, the Company plans to provide the eConnect website with access to several video feature films so that it may demonstrate the eCash pad ordering system with a link.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

         The term of this agreement is for six months, with one six-month renewal option. In consideration for the services the Company will render under this agreement, the Company was paid $1,000,000 in the form of eConnect restricted stock valued at the closing price of $1.25 per share on November 14, 2000, amounting to 800,000 shares.

         (B) CONVERTIBLE DEBENTURES
         --------------------------

         In order to provide future working capital and financing for the Company's expansion, effective as of January 5, 2001, the Company entered into a securities purchase agreement and related agreements with four accredited investors (the "Purchaser") for the purchase of the Company's 12% Convertible Debentures due January 5, 2002.

         The Purchaser will make investments in tranches, the first in the amount of $650,000, which was received upon signing of the definitive investment agreements and the second, in the amount of $650,000, if certain conditions relating to the market price of the Company's common stock are met upon the effectiveness of the registration statement discussed in the final paragraph below.

         Upon the issuance of the first $650,000 of convertible debentures, the Purchaser received five-year term warrants to purchase three shares of the Company's common stock for each $1.00 to be invested into the two $650,000 tranches of convertible debentures. The exercise price of the warrants is equal to the lesser of (i) $0.125 and (ii) the average of the lowest three intraday trading prices during the twenty trading days immediately prior to exercise. No additional warrants will be issued by the Company at the time the second $650,000 of convertible debentures are purchased. For all debentures issued, interest will be 12% per annum, payable quarterly in common stock or cash at the option of the investor.

         The debentures are immediately convertible into shares of the Company's common stock. The conversion price for the initial $650,000 of debentures is equal to the lesser of (i) $0.15 and (ii) the average of the lowest three inter-day trading prices during the twenty trading days immediately prior to the conversion date discounted by 37.5%.

         The Company has agreed to register with the SEC on Form SB-2 200% of the Company's common stock underlying the convertible debentures and the 3,900,000 shares of the Company's common stock underlying the warrants issued within thirty days of signature of the definitive agreements, and the effectiveness of such registration shall he within ninety days of signature.

                               KANAKARIS WIRELESS
                    (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2000 AND 1999
                        ---------------------------------

NOTE 15  LIQUIDITY
-------  ---------

         During the year ended September 30, 2000 the Company incurred a negative cash flow from operating activities of $4,238,186 and at September 30, 2000 had a working capital deficiency of $3,158,417.

         The Company has a $7,000,000 revolving line of credit from Alliance Equities which can be drawn upon by the Company for up to $500,000 per month. In January 2001 the Company issued $650,000 of convertible debentures due January 5, 2002 and warrants to purchase up to 3,900,000 shares of common stock to four accredited investors. Proceeds from these debentures, after payment of related expenses, were approximately $631,500. The debenture purchase agreement provides that if certain conditions relating to the market price of the Company's common stock are met, the accredited investors will be obligated to purchase additional debentures in the aggregate principal amount of $650,000, within thirty days following the date that the registration statement covering the shares of common stock underlying the debentures and warrants is declared effective by the Securities and Exchange Commission.

         In an effort to increase sales in the internet commerce segment, the Company is implementing a variety of business strategies, including posting online advertisements directing sales of these advertisements at executive management of other public companies. Other business strategies to be implemented include requiring online registration for all movie viewing on its web sites, soliciting monthly subscriptions and pay-per-view sales of movie viewing on its web sites, introducing revenue-sharing web partner programs and improving tracking of its market share. The Company believes that if it is successful in implementing these business strategies, it will generate increased revenues through this segment. Additionally, in order to reduce the cost of generating movie revenues, the Company plans to bring the encoding process for films in-house in conjunction with the development of its proprietary software.

         In order to increase sales in its modular consoles segment, the Company hired two exclusive sales representatives in June 2000, increased original equipment manufacturing capacity and launched a new marketing campaign that included high-impact sales literature and a web site at www.desience.com. The Company believes that if it is successful in implementing its business strategies for the modular consoles segment, it will generate increased revenues through this segment.

         The Company believes that current and future available capital resources, revenues generated from operations, and other existing sources of liquidity including the revolving line of credit with Alliance Equities, will be adequate to meet the working capital requirements needed to fund its operations and its capital expenditure requirements for at least the next twelve months. However, if the Company's capital requirements or cash flow vary materially from the current projections or if unforeseen circumstances occur, the Company may require additional financing sooner than it anticipates. The failure to raise necessary capital could restrict the Company's growth, limit its development of new products and services or hinder its ability to compete.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
               (FORMERLY KNOWN AS KANAKARIS COMMUNICATIONS, INC.)
                      Condensed Consolidated Balance Sheet
                                December 31, 2000
                                   (Unaudited)

ASSETS
------

Current assets:
   Cash and cash equivalents                                         $    5,824
   Accounts receivable                                                  342,469
   Inventories                                                            3,457
   Current maturities of note and loan receivable - net                 102,500
   Current maturities of notes receivable -
      shareholders and related parties                                  234,530
   Interest receivable                                                   22,171
   Prepaid expenses                                                     207,650
   Advances to suppliers                                                    700
                                                                     -----------

           TOTAL CURRENT ASSETS                                         919,301
                                                                     -----------

Property and equipment, net of accumulated
   depreciation and amortization                                         49,957
                                                                     -----------

Other assets:
   Investments (at market value)                                        248,000
   Notes receivable - shareholders and
      related parties - noncurrent                                       36,280
   Note and loan receivable - noncurrent                                 78,500
   Film library - net of amortization                                   453,822
   Goodwill - net of amortization                                       341,405
   Other                                                                    875
                                                                     -----------

           TOTAL OTHER ASSETS                                         1,158,882
                                                                     -----------

           TOTAL ASSETS                                              $2,128,140
                                                                     ===========

     See accompanying notes to condensed consolidated financial statements.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
               (FORMERLY KNOWN AS KANAKARIS COMMUNICATIONS, INC.)
                      Condensed Consolidated Balance Sheet
                                December 31, 2000
                                   (Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
   Accounts payable and accrued expenses                          $    990,687
   Convertible debentures                                            2,389,000
   Due to former shareholder of subsidiary                             101,088
   Deferred revenue                                                    750,000
                                                                  -------------

           TOTAL CURRENT LIABILITIES                                 4,230,775
                                                                  -------------

Stockholders' equity (deficiency):
   Preferred stock, $0.01 par value; 5,000,000 shares
       authorized; 1,000,000 Class A Convertible issued
       and outstanding                                                  10,000
   Common stock, $0.001 par value; 1,000,000,000
       shares authorized; 45,732,512 issued and
       outstanding                                                      45,733
   Additional paid-in capital                                       22,477,160
   Accumulated deficit                                             (23,882,268)
   Less subscription receivable
       (1,260,000 shares, common)                                       (1,260)
   Comprehensive loss                                                 (752,000)
                                                                  -------------

           TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                  (2,102,635)
                                                                  -------------

           TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY (DEFICIENCY)                      $  2,128,140
                                                                  =============

     See accompanying notes to condensed consolidated financial statements.


                               KANAKARIS WIRELESS AND SUBSIDIARIES
                       (FORMERLY KNOWN AS KANAKARIS COMMUNICATIONS, INC.)
                         Condensed Consolidated Statements of Operations
                                           (Unaudited)

                                                           Three Months    Three Months
                                                               Ended           Ended
                                                              Dec 31,         Dec 31,
                                                               2000            1999
                                                          -------------   -------------
Net sales                                                 $    554,313    $     93,588

Cost of sales                                                  256,097          67,830
                                                          -------------   -------------

           GROSS PROFIT                                        298,216          25,758
                                                          -------------   -------------

Operating expenses:
   Executive compensation                                      673,300          98,112
   Salaries                                                    161,194          42,325
   Payroll taxes and employee benefits                           6,954          12,770
   Consulting services                                       1,070,438       1,065,480
   Royalties                                                         -           2,333
   Travel and entertainment                                     68,484          35,249
   Telephone and utilities                                      15,458          12,652
   Marketing, advertising and investor relations               393,164         211,175
   Professional fees                                           176,319         216,713
   Rent                                                          6,473           7,899
   Office and other expenses                                    97,943          17,607
   Equipment rental and expense                                    601             953
   Insurance                                                    17,940           7,539
   Depreciation and amortization                                35,720          10,495
   Taxes - other                                                 2,400           2,400
   Bank charges                                                    277             661
   Website development                                          29,460               -
                                                          -------------   -------------

           TOTAL OPERATING EXPENSES                          2,756,125       1,744,363
                                                          -------------   -------------

       Loss before interest and other income
          (expense)                                         (2,457,909)     (1,718,605)

       Financing and other income (expense), net               (83,513)          2,321
                                                          -------------   -------------

       Net loss                                           $ (2,541,422)   $ (1,716,284)
                                                          =============   =============

       Net loss per common share -
          basic and diluted                               $       (.06)   $       (.06)
                                                          =============   =============

       Weighted average common shares
          outstanding - basic and diluted                   39,579,807      26,811,483
                                                          =============   =============

             See accompanying notes to condensed consolidated financial statements.

                                               F-38

                       KANAKARIS WIRELESS AND SUBSIDIARIES
               (FORMERLY KNOWN AS KANAKARIS COMMUNICATIONS, INC.)
                         Statement of Comprehensive Loss
                  For the Three Months Ended December 31, 2000
                                   (Unaudited)

Net Loss                                                    $(2,541,422)

Other comprehensive loss:
   Unrealized loss on securities                               (752,000)
                                                            ------------

Comprehensive loss                                          $(3,293,422)
                                                            ============

     See accompanying notes to condensed consolidated financial statements.


                               KANAKARIS WIRELESS AND SUBSIDIARIES
                       (FORMERLY KNOWN AS KANAKARIS COMMUNICATIONS, INC.)
                         Condensed Consolidated Statements of Cash Flows
                      For the Three Months Ended December 31, 2000 and 1999
                                           (Unaudited)

                                                                    2000            1999
                                                                ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                     $(2,541,422)    $(1,716,284)
   Adjustments to reconcile net loss
       to net cash used in operating activities:
           Amortization of goodwill                                   7,091           6,563
           Depreciation and amortization                             28,629           4,082
           Deferred advertising income realized                    (250,000)              -
           Compensation, consulting, marketing and
             professional services, incurred in exchange
             for common stock                                     1,683,587       1,029,400
           Consulting services incurred in exchange
             for stock options                                       31,352               -
           Convertible debt-interest cost                           119,942               -
   Changes in assets and liabilities (Increase) decrease in:
             Accounts receivable                                    (40,223)        107,682
             Inventory                                                  998            (250)
             Prepaid expenses                                        51,438          24,336
             Advances to suppliers and security deposits               (175)              -
             Interest receivable                                    (12,102)         (2,403)
       Increase (decrease) in:
             Accounts payable and accrued expenses                  192,695         (24,432)
             Royalties payable                                            -          53,090
             Other current liabilities                                    -          12,837
                                                                ------------    ------------

           NET CASH USED IN OPERATING ACTIVITIES                   (728,190)       (505,379)
                                                                ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                (4,676)        (10,306)
   Decrease in notes receivable -
      shareholders and related parties                               74,529          61,694
   Proceeds from notes receivable - other                            24,000               -
   Acquisition of film library                                      (24,940)              -
                                                                ------------    ------------

           NET CASH PROVIDED BY
           INVESTING ACTIVITIES                                      68,913          51,388
                                                                ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from  notes payable                                           -          35,000
   Proceeds from convertible debt                                         -         337,500
   Proceeds from sale of common stock                                50,000             136
   Proceeds from additional paid in capital                               -          67,864
                                                                ------------    ------------

           NET CASH PROVIDED BY FINANCING ACTIVITIES                 50,000         440,500
                                                                ------------    ------------

Net decrease in cash and cash equivalents                          (609,277)        (13,491)

Cash and cash equivalents, beginning of period                      615,101         155,063
                                                                ------------    ------------

Cash and cash equivalents, end of period                        $     5,824     $   141,572
                                                                ============    ============

          See accompanying notes to condensed consolidated financial statements.

                                               F-40

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the three months ended December 31, 2000, the Company issued 4,942,949 shares of common stock for consulting, marketing and professional services having a fair value of $1,683,587.

During the three months ended December 31, 2000, the Company issued 500,000 stock options to a consultant for current and future services having a fair value of $125,407, of which $31,352 has been expensed in the current three month period and $94,055 has been prepaid as of December 31, 2000.

During the three months ended December 31, 1999, the Company issued 1,426,000 shares of common stock for consulting services having a fair value of $1,029,400.

     See accompanying notes to condensed consolidated financial statements.

                               KANAKARIS WIRELESS AND SUBSIDIARIES
                       (FORMERLY KNOWN AS KANAKARIS COMMUNICATIONS, INC.)
        Condensed Consolidated Statement of Changes in Stockholders' Equity (Deficiency)
                          For the Three Months Ended December 31, 2000
                                           (Unaudited)

                                         Common Stock Issued           Preferred Stock
                                      -------------------------    ------------------------
                                        Shares        Amount         Shares       Amount         APIC
                                      -----------  ------------    ----------  ------------  ------------
Balances
September 30, 2000                    34,597,678   $    34,598     1,000,000   $    10,000   $19,178,359

   Stock issued for cash:                 66,667            67             -             -        49,933

   Stock issued for:
     Compensation                      2,275,000         2,275             -             -       609,100
     Consulting services               2,017,949         2,018             -             -       873,194
     Marketing, advertising
       and investor relations            600,000           600             -             -       177,400
     Professional
       services                           50,000            50             -             -        18,950

   Converted debentures                6,125,218         6,125             -             -     1,444,817

   Issuance of 500,000 common
     stock options to a consultant             -             -             -             -       125,407

   Unrealized loss on
     investment                                -             -             -             -             -

   Net (loss)                                  -             -             -             -             -
                                      -----------  ------------    ----------  ------------  ------------
BALANCES
DECEMBER 31, 2000                     45,732,512   $    45,733     1,000,000   $    10,000   $22,477,160
                                      ===========  ============    ==========  ============  ============

continued below:

                                      Accumulated        Stock       Comprehensive
                                        Deficit      Subscriptions       Loss            Total
                                     -------------   -------------   -------------   -------------
Balances
September 30, 2000                   $(21,340,846)   $     (1,260)   $          -    $ (2,119,149)

   Stock issued for cash:                       -               -               -          50,000

   Stock issued for:
     Compensation                               -               -               -         611,375
     Consulting services                        -               -               -         875,212
     Marketing, advertising
       and investor relations                   -               -               -         178,000
     Professional
       services                                 -               -               -          19,000

   Converted debentures                         -               -               -       1,450,942

   Issuance of 500,000 common
     stock options to a consultant              -               -               -         125,407

   Unrealized loss on
     investment                                 -               -        (752,000)       (752,000)

   Net (loss)                          (2,541,422)              -               -      (2,541,422)
                                     -------------   -------------   -------------   -------------
BALANCES
DECEMBER 31, 2000                    $(24,569,018)   $     (1,260)   $   (752,000)   $ (2,102,635)
                                     =============   =============   =============   =============

             See accompanying notes to condensed consolidated financial statements.

                                               F-42

                       KANAKARIS WIRELESS AND SUBSIDIARIES
               (FORMERLY KNOWN AS KANAKARIS COMMUNICATIONS, INC.)
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

Basis of presentation
---------------------

The condensed consolidated financial statements included herein have been prepared by Kanakaris Wireless, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Kanakaris Wireless believes that the disclosures are adequate to make the information presented not misleading when read in conjunction with it's financial statements for the year ended September 30, 2000. The financial information presented reflects all adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. The results of operations for the three months ended December 31, 2000 are not necessarily indicative of the results to be expected for the full year ending September 30, 2001, or any other period.

Business Organization and Activity
----------------------------------

Kanakaris Wireless (formerly Big Tex Enterprises, Inc.) (the "Company") was incorporated in the State of Nevada on November 1, 1991. The Company develops and supplies internet products for electronic commerce and operates a subsidiary which designs and installs modular consoles.

Business Combinations
---------------------

On October 10, 1997 (the "Acquisition Date"), Kanakaris Internetworks, Inc. ("KIW") consummated a Stock Purchase Agreement with the shareholder (the "Seller") of Desience Corporation ("Desience") to purchase 10,000 common shares representing 100% of its issued and outstanding common stock in exchange for a 4% royalty on the gross sales (after collection) of Desience subsequent to the acquisition date, to be paid monthly for as long as Desience remains in business or its products are sold. Pursuant to APB 16, since the Seller has no continuing affiliation with the Company, the 4% royalty is accounted for as an increase to goodwill at the date the amount is determinable. KIW will hold harmless the Seller from any claims, causes of action, costs, expenses, liabilities and prior shareholder advances. Immediately following the exchange, Desience became a wholly-owned subsidiary of KIW.

On November 25, 1997, KIW and its stockholders (the "Stockholders") consummated an acquisition agreement with Big Tex Enterprises, Inc. ("Big Tex"), an inactive public shell with no recent operations at that time, whereby the shareholders sold all of their preferred and common stock, which represented 100% of KIW's issued and outstanding capital stock, to Big Tex in exchange for 7,000,000 shares (6,000,000 common, 1,000,000 preferred) of Big Tex's restricted stock, representing 66.67% of the issued and outstanding common stock and 100% of the issued and outstanding preferred stock of Big Tex, aggregating 75% of the total voting rights (the "Exchange"). Big Tex was founded in 1991 for the purpose of lawful business or enterprise, but had been inactive since 1991. Immediately following the exchange, the Company changed its name to Kanakaris Communications, Inc., which was subsequently changed to Kanakaris Wireless on June 2, 2000.

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiaries Kanakaris Internetworks, Inc. and Desience Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

Earnings Per Share
------------------

Earnings per share are computed using the weighted average of common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share."

COMMITMENTS AND CONTINGENCIES
-----------------------------

Legal Actions
-------------

On September 15, 1999, an individual filed a complaint against the Company and the executive who is the Chairman of the Board, President and Chief Executive Officer in Los Angeles Superior Court alleging breach of contract and fraud. The fraud claim was based primarily on alleged misrepresentation and concealment involving a consulting agreement between the Company and the individual. The individual alleged that he is entitled to certain stock options, of which 75% of the option price allegedly is already deemed paid in exchange for services allegedly rendered to the Company. The individual is attempting to exercise the options for the purchase of a certain number of shares to which he claims to be entitled pursuant to the agreement. The claim against the Company executive was dismissed. The case was submitted for mediation, and a hearing was held resulting in the Company and the individual entering into a Settlement Agreement and General Release on November 1, 2000 whereby the Company agreed to pay $24,000 to the individual and his attorney in three equal installments of $8,000 in exchange for dismissal with prejudice of the entire action after the three payments have been made. As of December 31, 2000, the first payment of $8,000 was made leaving a balance of $16,000. Two additional payments of $8,000 each are due on March 1, 2001 and July 1, 2001. The December 31, 2000 financial statements include $16,000 of accounts payable attributable to this settlement.

On October 14, 1999, an Illinois corporation filed suit against the Company and the Company's stock transfer agent and registrar in the Circuit Court of Cook County, Illinois. The case was removed to the United States District Court for the Northern District of Illinois, Eastern Division. In the complaint, the Illinois corporation sought damages in excess of $50,000 under breach of contract and various other state law theories in connection with the Company's unwillingness to permit them to transfer shares of the Company's common stock held by the Illinois corporation. The Company believes that the shares were wrongfully converted by a predecessor to the Illinois corporation. The Company engaged counsel to analyze the complaint and vigorously defend the Company against all of the Illinois corporation's claims. The Company has counterclaimed and commenced a third-party action against affiliates of the Illinois corporation. A separate action was filed in Utah, but the Utah court stayed that action in favor of the action currently pending in Illinois.

The stock at issue was in the hands of the Company's transfer agent and a stock brokerage firm that clears the trades of introducing brokers. Both of these parties filed actions for interpleader, by which they were prepared to tender to the court the stock certificates to which the Company and the Illinois corporation are each laying claim. In July 2000, that tender was effectuated, and the claims asserted by and against the transfer agent and brokerage firm were dismissed. The stock, therefore, has been and will remain issued in the name of the United States District Court until the dispute is resolved.

In the normal course of business, there may be various other legal actions and proceedings pending which seek damages against the Company. Management believes that the amounts,if any, that may result from these claims, will not have a material adverse effect on the financial statements.

Letters of Intent
-----------------

On November 9, 1999, the Company signed a Memorandum of Understanding with Lain International ("Lain"). Lain will make available to the Company all Spanish language, Spanish dubbed and Spanish sub-titled films for which it has internet distribution rights. The Company will create a KKRS web channel devoted exclusively to these titles. The Company will maintain web visit status, accounting, and will pay Lain royalties on at least a quarterly basis, in an amount of 50% of the gross share of advertising, subscription and pay- per-view fees for the channel devoted to Lain films, minus 50% of encoding, bandwidth and advertising charges.

License Agreement
-----------------

On February 18, 1999, the Company entered into a License Agreement ("Agreement") with ION Systems, Inc. ("ION"), a Missouri corporation. The Agreement is through December 31, 2004, and thereafter will be renewed automatically for additional renewal terms of five years each, ending on December 31 of each fifth year. Under the terms of the Agreement, ION grants to the Company a license to use its products, the E*Web and the X*Maker computer software enabling the secure downloading and viewing of web sites, for or in connection with the Company's web sites. The two parties agreed that the software may be used solely for the publishing, displaying, promoting, marketing, offering and selling for a fee of certain specified book categories as well as of products or services listed in the books published. The aforementioned activities are meant to be offered directly to customers and end users using the facilities of a web site. No geographic or territorial restrictions apply to the use of the software. The agreed fee for each book conversion performed by ION will be $100, and the royalties for each book sale and product sale shall be 12% and 5%, respectively, of the gross revenue. Furthermore, ION shall have the right to buy 100,000 shares of the Company's common stock at a price of $0.30 per share at any time between June 1, 1999 and December 31, 2005, 175,000 shares at $.01 until May 1, 2003, and 87,500 shares at $1.295 until May 1, 2003.

Advertising Agreement
---------------------

On November 14, 2000, the Company entered into an advertising agreement with eConnect, a publicly traded corporation. The terms of the agreement grant eConnect the exclusive ability to place banner advertisements with hyperlinks on the home pages of CinemaPop.com and WordPop.com, the Company's web sites for movies and books. The Company will also send one e-mail message per month to each member of its subscriber and web partner base with a message provided by eConnect and include information about eConnect's eCash pad product in trade magazine advertisements. Additionally, the Company plans to provide, through a hyperlink included on eConnect's web site, access to several video feature films so that it may demonstrate the eCash pad ordering system.

The term of this agreement is for six months, with one six-month renewal option. In consideration for the services the Company will render under this agreement, the Company was paid $1,000,000 in the form of eConnect restricted stock valued at the closing price of $1.25 per share on November 14, 2000, amounting to 800,000 shares. As of December 31, 2000, the stock was valued at $.31 per share and the Company recorded an unrealized loss on investment of $752,000. This amount is shown in the Company's statement of comprehensive loss.

Service Agreements
------------------

The Company signed an agreement with ValueClick in January of 2000 whereby ValueClick will drive advertisers to the Kanakaris web site. The Company receives $.20 each time a customer clicks on a ValueClick-served ad. The Company will also receive $.03 per click whenever a customer clicks on a Company-referred web site.

In February 2000, the Company entered into an agreement with Wave Systems Corp., which provides the transactional capability to enable Kanakaris Wireless to implement the subscription and pay-per-view revenue collection portion of its Internet based business plan.

On March 1, 2000, the Company entered into a one-year agreement with Sonar Network, (a business unit of DoubleClick, Inc. "Doubleclick") to sell media space on the Company's various web sites for the display of advertising. The Company will receive 50% of the net revenues generated from the sale of such advertising.

In June 2000, the Company entered into a one year agreement with the Fortino Group, Inc. Based upon the terms of the contract, the Fortino Group will provide media relations services in connection with the marketing and promotion of the Company's business, products and/or services. The Company will pay approximately $300,000 for these services. During the year ended September 30, 2000, $100,000 of this amount was paid and charged to operations. Additional services in the amount of $75,000 were received during the three months ended December 31, 2000. This amount was charged to operations and included in accounts payable.

Internet Data Center Services Agreements
----------------------------------------

Effective August 9, 1999, the Company entered into an agreement with Microsoft Corporation whereby Microsoft will promote certain of the Company's web sites in consideration for the Company's promotion of specified Microsoft Windows Media Technology on the Company's web sites through December 30, 2001. No expense or income has been recorded by the Company relating to this agreement because under APB No. 29, Accounting For Non-monetary Transactions, the fair values of such web site promotions are not determinable within reasonable limits.

On August 23, 1999, the Company entered into a one-year agreement with ScreamingMedia, Inc. to receive daily customized content updates for the Company's web site. Under the terms of this agreement, the Company will pay ScreamingMedia $12,000, of which $3,000 was paid in August 1999. The balance of $9,000 is payable in twelve monthly installments of $750.

On November 17, 1999, and effective December 7, 1999, the Company entered into an agreement with Microsoft Corporation ("Microsoft"). Microsoft will assist the Company with the development of an audio/video-enhanced web site which delivers timely and relevant audio-visual content using Windows Media technologies in a broadband network infrastructure.

On March 6, 2000, the Company entered into a one year Jumpstart Program Agreement with Microsoft whereby Microsoft will assist the Company with the development of an audio/video-enhanced web site which delivers timely and relevant audio/visual content. No expense or income has been recorded by the Company relating to this agreement because under APB No. 29, Accounting For Non-monetary Transactions, the fair values of such web site promotions are not determinable within reasonable limits.

On April 20, 2000 the Company entered into a distribution agreement with John Clark for the Internet distribution rights to his book "Dead Angel" which pertain to Clark's relationship to Jerry Garcia. Kanakaris will pay $7,000 to support completion of the book and $6,000 in expenses for promotional interviews with Cliff Garcia and others as well as a promotional party to be webcast on the Company's web site and made into a videotape. In consideration of this, Clark agreed to pay to the Company, in perpetuity, a 50% royalty of the gross sales of the book over the Internet and for two years to pay to the Company 50% of all royalties generated by the book, and the interview and party video, as well as all other ancillary rights.

In May 2000, the Company entered into an agreement with Meiselman-Rede Media Group (MRMG). Based upon the terms of the agreement, the Company paid MRMG $100,000 in exchange for the future Internet distribution rights to the first sixteen (16) two (2) minute duration episodes of a project known as Paris Falls. The $100,000 payment has been accounted for as a prepaid expense. As of December 31, 2000, $50,000 of the payment was still a prepaid expense and $12,500 was expensed during the three months ended December 31, 2000.

In June 2000, the Company entered into a six month agreement with Stockcom International, Inc. whereby the Company will receive various advertisement services in exchange for $28,000, $4,000 of which was due upon signing and $4,000 of which was and is due during each of the six months following the effective date of the agreement.

Internet Content Provider Agreements
------------------------------------

Effective August 1, 1999, the Company entered into an agreement with InXsys Corporation (InXsys) granting the Company the right to incorporate InXsys's Aggregated ClassiFIND On-Line Classifieds, and Buy Sell Bid On-Line Personals co-branded services as revenue-generating and traffic-building content within the Company's web site by placement of one or more hotlinks and/or banners to the InXsys sites. Under the terms of this agreement, the Company shall receive a referral commission equal to a percentage, as defined in the agreement, of the net user fees collected.

On May 29, 2000, the Company entered into an agreement with Tribune Media Services, Inc. ("TMS"). Under the agreement TMS will provide movie title and background information to be viewed in conjunction with the Company's on-line movies. The agreement is for 600 movies for a fee of $2.50 per movie.

REVOLVING LINE OF CREDIT
------------------------

On February 25, 1999, the Company entered into a Revolving Line of Credit Agreement ("the Agreement") with Alliance Equities Inc. ("Alliance"), a Florida-based venture capital firm, which expires December 10, 2001. Under the terms of the Agreement, Alliance has made available a $7 million revolving line of credit with interest on the unpaid principal at 10% per annum. The funds from the line of credit will enable the Company to pursue current Internet opportunities and commerce development. Under the terms of the Agreement the Company may draw up to $500,000 per month on the total line of credit upon written request by the Company to the Lender. Additionally, the parties have agreed that any portion of the indebtedness may be paid back by the Company either with cash or by the issuance of common stock. As of December 31, 2000, no amounts were outstanding under this line of credit. Furthermore, in a separate memorandum of agreement the two parties agreed that Alliance will provide ongoing consulting services to the Company including, but not limited to, strategic growth advice and introductions, marketing advice, and business ideas. Alliance will be compensated for these services, at the option of the Company, either in cash, or through the issuance of stock or credit towards the purchase of stock. As of December 31, 2000, the Company issued to Alliance 1,400,000 shares of the Company's common stock valued at approximately $530,000 for consulting services.

STOCK OPTION PLAN
-----------------

In May 2000, the Company's board of directors and stockholders approved a stock option plan (the "2000 Plan"). The 2000 Plan is designed to offer an incentive-based compensation system to employees, officers and directors of the Company, and to employees of companies which do business with the Company. The 2000 Plan provides for the grant of incentive stock options and non-qualified stock options. A total of 3,000,000 shares of common stock are authorized for issuance under the Plan.

On May 4, 2000, the Company granted under the 2000 Plan, 87,500 options to non-employee consultants. Effective May 25, 2000, the Company's board of directors approved grants under the 2000 Plan of 1,950,000 options to various officers, directors and employees. On August 2, 2000, the Company's board of directors approved the grant under the 2000 Plan of an additional 962,500 options to various officers and employees.

DEBENTURE INVESTORS
-------------------

In order to provide working capital and financing for the Company's expansion, on various dates during 2000, the Company entered into several agreements with four accredited investors the ("Purchasers") whereby the Purchasers acquired aggregates of $1,000,000 and $4,500,000 of the Company's 10% Convertible Debentures, due February 1, 2001 and May 1, 2001, respectively.

The Purchasers have converted portions of the 2000 debentures and accrued interest into shares of common stock of the Company at various times at the initial per share conversion price which was equal to the lesser of $.97 and 66.66% of the average closing bid price during the 20 trading days immediately preceding the conversion dates.

The debentures contain a contingency provision whereby, if the Company issues common stock at a price less than both the fixed conversion price and the market price on the date of issuance, the fixed conversion price shall be adjusted as stipulated in the agreements governing such debentures.

As of December 31, 2000, the Company was indebted for an aggregate of $2,389,000 on these convertible debentures.

RELATED PARTY TRANSACTIONS
--------------------------

During the three months ended December 31, 2000, the Company issued an aggregate of 2,500,000 shares of its common stock to officers, directors, and consultants who subsequently became directors, having an aggregate fair market value of $692,750.

SEGMENT INFORMATION
-------------------
                                          Internet      Modular
                                          Commerce      Consoles       Total
                                        ------------  ------------  ------------

For the three months ended December 31:

1999
----
   Revenues                             $       278   $    93,310   $    93,588
   Segment profit (loss)                 (1,696,803)      (19,481)   (1,716,284)
   Total assets                             666,243       126,340       792,583
   Additions to long-lived assets             9,724           582        10,306
   Depreciation and amortization              9,730           765        10,495

2000
----
   Revenues                             $   261,076   $   293,237   $   554,313
   Segment (loss)                        (2,584,243)       42,821    (2,541,422)
   Total assets                           1,986,574       141,566     2,128,140
   Additions to long-lived assets            29,616             -        29,616
   Depreciation and amortization             35,658            62        35,720

YEAR 2000 COMPLIANCE
--------------------

The Company considered the effects that Year 2000 Issues could have on its operations. Costs attributed to the purchase of new software and hardware have been capitalized, and other costs were expensed as incurred. The Company has not experienced any significant problems as a result of the arrival of the Year 2000. Although no significant problems have materialized to date, the Company will continue to monitor all relevant systems to the extent the Company believes is appropriate.

SUBSEQUENT EVENTS
-----------------

In order to provide future working capital and financing for the Company's expansion, effective as of January 5, 2001, the Company entered into a securities purchase agreement and related agreements with four accredited investors (the "Purchasers") for the purchase of the Company's 12% Convertible Debentures due January 5, 2002.

The Purchasers are making investments in tranches, the first in the aggregate amount of $650,000, which was received upon signing of the definitive investment agreements and the second, in the aggregate amount of $650,000, which is required to be made on or before March 9, 2001.

Upon the issuance of the first $650,000 of convertible debentures, the Purchasers received five-year term warrants to purchase three shares of the Company's common stock for each $1.00 invested or required to be invested in the two $650,000 tranches of convertible debentures. The exercise price of the warrants is equal to the lesser of (i) $0.125 and (ii) the average of the lowest three intraday trading prices during the twenty trading days immediately preceding the exercise date. No additional warrants will be issued by the Company at the time the second $650,000 of convertible debentures are purchased. For all debentures issued, interest will be 12% per annum, payable quarterly in common stock or cash at the option of the investor.

The debentures are immediately convertible into shares of the Company's common stock. The conversion price for the initial $650,000 of debentures is equal to the lesser of (i) $0.15 and (ii) the average of the lowest three intraday trading prices during the twenty trading days immediately prior to the conversion date discounted by 37.5%.

Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, the Company will expense as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price. There will be no amortization period for these financing costs since the debentures will be convertible immediately upon issuance.

The Company has registered with the Securities and Exchange Commission on Form SB-2, shares of the Company's common stock underlying the convertible debentures and the 3,900,000 shares of the Company's common stock underlying the accompanying warrants.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation and Bylaws provide that we shall, to the fullest extent permitted by Nevada Revised Statutes section 78.751, indemnify all persons that we have power to indemnify under that section against all expenses, liabilities or other matters covered by that section, and that this indemnification is not exclusive of any other indemnification rights to which those persons may be entitled. Indemnification under this provision is as to action both in an official capacity and in another capacity while holding office. Indemnification continues as to a person who has ceased to be a director, officer, employee or agent and extends to the benefit of the heirs, executors and administrators of such a person. Section 78.751 of the Nevada Revised Statutes provides that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to indemnification.

         Our Articles of Incorporation also provide that a director of Kanakaris Wireless shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent exemption from limitation or liability is not permitted under the Nevada Revised Statutes.
Any amendment, modification or repeal of this provision by our stockholders would not adversely affect any right or protection of a director of Kanakaris Wireless in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Our Articles of Incorporation do not, however, eliminate or limit a director's liability for any act or omission involving intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions to stockholders. Furthermore, they do not limit liability for claims against a director arising out of his or her role as an officer or in any other capacity, nor would it affect the director's responsibilities under the federal securities laws or any other law. However, we have purchased directors and officers liability insurance to protect our directors and executive officers against liability under circumstances specified in the policy.

         Section 2115 of the California General Corporation Law, or the California Code, provides that corporations such as Kanakaris Wireless that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. As of September 30, 2000, we met the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Code, Section 317 which governs indemnification of directors, officers and others. Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of Kanakaris Wireless for breach of a director's duties to Kanakaris Wireless or our stockholders except for liability:

     o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

     o for acts or omissions that a director believes to be contrary to the best interests of Kanakaris Wireless or our stockholders or that involve the absence of good faith on the part of the director;

     o for any transaction for which a director derived an improper personal benefit;

     o for acts or omissions that show a reckless disregard for the director's duty to Kanakaris Wireless or our stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to Kanakaris Wireless or our stockholders;

     o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Kanakaris Wireless or our stockholders; and

     o for engaging in transactions described in the California Code or California case law which result in liability, or approving the same kinds of transactions.

         Some of the selling security holders and Kanakaris Wireless each have agreed to indemnify the other and their respective officers, directors and other controlling persons against certain liabilities in connection with this registration, including liabilities under the Securities Act of 1933, and to contribute to payments those persons may be required to make in connection with this registration.

         To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Kanakaris Wireless under the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

          SEC registration fee ............................. $   3,317
          NASD filing fee...................................         0
          Printing and engraving expenses...................       100
          Legal fees and expenses...........................    20,000
          Blue Sky fees and expenses........................       500
          Accounting fees and expenses......................     5,000
          Miscellaneous.....................................     1,000
                                                             ----------
                Total....................................... $  29,917
                                                             ==========

All of the above expenses will be paid by the Registrant.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         In June 1998, we issued an aggregate of 27,000 shares of common stock to two accredited investors in a private offering in exchange for $20,000 in cash.

         In June 1998, we issued 1,200 shares of common stock to one individual in a private offering in exchange for shares of Kanakaris InternetWorks, Inc.

         In June 1998, we issued 98,800 shares of common stock to one consultant in a private offering in exchange for consulting services rendered.

         In July 1998, we issued an 75,000 shares of common stock to one accredited investor in a private offering in exchange for cash.

         In July 1998, we issued 400,000 shares of common stock to one consultant in a private offering in exchange for consulting services rendered.

         In July 1998, we issued an aggregate of 13,313 shares of common stock to eleven individuals in private offerings in exchange for shares of Kanakaris InternetWorks, Inc.

         In August 1998, we issued 450,000 shares of common stock to three accredited investors in private offerings in exchange for cash.

         In August 1998, we issued 40,000 shares of common stock to one individual in a private offering in exchange for shares of Kanakaris InternetWorks, Inc.

         In December 1998, we issued an aggregate of 525,000 shares of common stock to one accredited investor in a private offering in exchange for $31,500 in cash.

         In January 1999, we issued an aggregate of 1,711,667 shares of common stock to two accredited investors in private offerings in exchange for $102,700 in cash.

         In January 1999, we issued 200,000 shares of common stock to one consultant in a private offering in exchange for consulting services rendered with an estimated value of $84,000.

         In February 1999, we issued 1,130,669 shares of common stock to one accredited investor in a private offering in exchange for $67,840 in cash.

         In February 1999, we issued 100,000 shares of common stock to one entity as consideration for the purchase of the domain name Netbook.com with an estimated value of $106,000.

         In February 1999, we issued an option to purchase up to 100,000 shares of common stock at an exercise price of $.30 per share to one consultant in exchange for consulting services.

         In March 1999, we issued an option to purchase up to 175,000 shares of common stock at an exercise price of $.01 per share to one consultant in exchange for consulting services.

         In March 1999, we issued 150,000 shares of common stock to one consultant in a private offering in exchange for services rendered with an estimated value of $175,500.

         In April 1999, we issued 635,000 shares of common stock to two accredited investors in a private offering in exchange for $317,500 in cash.

         In April 1999, we issued 35,000 shares of common stock to one consultant in a private offering in exchange for services rendered with an estimated value of $91,875.

         In April 1999, we issued an aggregate of 416,100 shares of common stock to five consultants in a private offering, 406,000 shares of which were issued in exchange for services rendered with an estimated value of $583,625 and 10,100 shares of which were issued in satisfaction of certain accounts payable by us in the amount of $10,000.

         In June 1999, we issued an aggregate of 345,000 shares of common stock to five consultants in a private offering in exchange for services rendered with an estimated value of $452,640.

         In July 1999, we issued 50,000 shares of common stock in a private offering to one consultant in exchange for services rendered with an estimated value of $53,125.

         In August 1999, we issued an aggregate of 255,000 shares of common stock to four investors in private offerings in exchange for $100,000 in cash.

         In August 1999, we issued an aggregate of 337,000 shares of common stock to six consultants in private offerings in exchange for consulting services rendered with an estimated value of $358,063.

         During August and September 1999, we issued an aggregate of $1,070,000 of our 10% convertible subordinated debentures to four accredited investors in two private offerings. The net offering proceeds were approximately $998,500 in cash.

         In October 1999, we issued 25,000 shares of common stock in a private offering to one consultant in exchange for services rendered with an estimated value of $18,750.

         In November 1999, we issued an aggregate of 1,001,000 shares of common stock to two consultants in private offerings in exchange for consulting services rendered with an estimated value of $750,750.

         In December 1999, we issued an aggregate of 136,000 shares of common stock to four accredited investors in private offerings in exchange for $68,000 in cash

         In December 1999, we issued 400,000 shares of common stock to one consultant for consulting services rendered with an estimated value of $200,000.

         In December 1999, we granted options to purchase up to an aggregate of 4,220,000 shares of common stock at an exercise price of $.52 per share (the fair market value on the date of grant) to six individuals, including two executive officers/directors, one director, one employee and two consultants.

         In January 2000, we issued an aggregate of 483,661 shares of common stock to seven consultants in private offerings in exchange for consulting services rendered with an estimated value of $724,032.

         In January 2000, we issued an aggregate of 1,783,334 shares of common stock to four accredited investors upon conversion of 10% convertible debentures.

         In January 2000, we issued 14,000 shares of common stock upon partial exercise by a former employee of an option with an exercise price of $.25 per share.

         In February 2000, we issued 30,000 shares of common stock upon partial exercise by a former employee of an option with an exercise price of $.25 per share.

         In February 2000, we issued 50,000 shares of common stock to one consultant in a private offering in exchange for consulting services rendered with an estimated value of $84,375.

         In February 2000, we issued an aggregate of $1,000,000 of 10% convertible debentures and accompanying warrants to purchase up to 300,000 shares of common stock to three accredited investors in a private offering. The net offering proceeds were approximately $870,000 in cash.

         In March 2000, we issued an aggregate of 165,000 shares of common stock to four consultants in private offerings in exchange for consulting services with an estimated value of $990,000.

         In April 2000, we issued 206,000 shares of common stock upon partial exercise by a former employee of an option with an exercise price of $.25 per share.

         In April 2000, we issued 50,000 shares of common stock to one consultant in a private offering in exchange for consulting services rendered with an estimated value of $112,000.

         In April 2000, we issued an aggregate of $3,000,000 of 10% convertible debentures and accompanying warrants to purchase up to 900,000 shares of common stock to four accredited investors in a private offering. The net offering proceeds were approximately $2,600,000 in cash.

         In April 2000, we issued an aggregate of 14,667 shares of common stock, warrants to purchase up to 14,667 shares of common stock at an initial exercise price of $1.725 and warrants to purchase up to 14,667 shares of common stock at an initial exercise price of $1.95 to one consultant in a private offering in exchange for consulting services.

         In April 2000, we issued an aggregate of 788,730 shares of common stock to three accredited investors upon conversion of $750,000 in principal amount of 10% convertible debentures and interest payable on those debentures.

         In May 2000, we issued an option to purchase up to 87,500 shares of common stock at an exercise price of $1.295 per share pursuant to our 2000 Stock Option Plan to one consultant in connection with an amendment to an existing consulting agreement.

         In May 2000, we issued to eleven employees and executives and one non-employee director options to purchase up to an aggregate of 1,950,000 shares of common stock at an exercise price of $.705 pursuant to our 2000 Stock Option Plan.

         In May 2000, we issued to seven individuals and four entities an aggregate of 809,396 shares of common stock in exchange for consulting services rendered with a value of approximately $850,964.

         In June 2000, we issued an aggregate of 788,096 shares of common stock to one accredited investor upon conversion of $500,000 in principal amount of two 10% convertible debentures and interest payable on those debentures.

         In June 2000, we issued an aggregate of 163,120 shares to one individual and one entity in exchange for consulting services rendered with a value of approximately $129,680.

         In June, July and August 2000, we issued an aggregate of 260,001 shares of common stock to one individual upon exercise of options with an exercise price of $.75 per share.

         In July, August and September 2000, we issued an aggregate of 1,033,715 shares of common stock to four investors in connection with regular interest payments and upon conversion of an aggregate of $530,000 of principal plus related interest on our convertible debentures.

         In August 2000, we issued 180,000 shares of common stock valued at $135,000 to a consultant for services rendered.

         In August 2000, we issued 30,000 shares of common stock valued at $22,500 to an employee who subsequently became a director of Kanakaris Wireless in exchange for services rendered.

         In August 2000, we issued an aggregate of $1,500,000 of 10% convertible debentures and accompanying warrants to purchase up to 450,000 shares of common stock to three accredited investors in a private offering. The net offering proceeds were approximately $1,305,000 in cash.

         In August 2000, we issued to three employees who were also directors of Kanakaris Wireless to purchase up to an aggregate of 962,500 shares of common stock at an exercise price of $.75 per share pursuant to the Registrant's 2000 Stock Option Plan.

         In September 2000, we issued 25,000 shares of common stock valued at $13,500 to one individual in exchange for services rendered.

         In September 2000, we issued to a consultant for services rendered an option to purchase up to 500,000 shares of common stock at an exercise price of the lesser of $.73 and 65% of the average of the lowest three trading prices during the 20 trading days immediately preceding exercise.

         In October 2000, we issued an aggregate of 537,622 shares of common stock to four investors in connection with regular interest payments and upon conversion of an aggregate of $105,000 of principal plus related interest on our convertible debentures.

         In November 2000, we issued an aggregate of 2,696,442 shares of common stock to four investors in connection with regular interest payments and upon conversion of an aggregate of $675,000 of principal plus related interest on our convertible debentures.

         In November 2000, we issued 50,000 shares of common stock valued at $19,000 to a consultant who subsequently became a director of Kanakaris Wireless as compensation for services rendered.

         In November 2000, we issued 100,000 shares of common stock valued at $38,000 to a consultant who subsequently became a director of Kanakaris Wireless as compensation for services rendered.

         In November 2000, we issued 50,000 shares of common stock valued at $19,000 to a consultant who was also a director of Kanakaris Wireless as compensation for services rendered.

         In November 2000, we issued 50,000 shares of common stock valued at $19,000 to a consultant as compensation for consulting services rendered.

         In November 2000, we issued 1,400,000 shares of common stock valued at $532,000 to a consulting company as compensation for consulting services rendered.

         In November 2000, we issued 250,000 shares of common stock valued at $95,000 to an employee who was also a director of Kanakaris Wireless as compensation for services rendered.

         In November 2000, we issued 50,000 shares of common stock valued at $17,000 to a consultant as compensation for consulting services rendered.

         In December 2000, we issued 50,000 shares of common stock valued at $11,750 to a consultant who was also a director of Kanakaris Wireless as compensation for consulting services rendered.

         In December 2000, we issued an aggregate of 384,616 shares of common stock to one individual upon exercise of options with an exercise price of $.75 per share.

         In December 2000, we issued an aggregate of 2,891,154 shares of common stock to four investors upon conversion of an aggregate of $551,000 of principal plus related interest on our convertible debentures.

         In December 2000, we issued 2,000,000 shares of common stock valued at $510,000 to an executive employee who was also a director of Kanakaris Wireless as a stock bonus for services rendered.

         In December 2000, we issued an aggregate of 425,000 shares of common stock valued at $108,375 to two consultants as compensation for consulting services rendered.

         On January 5, 2001, Kanakaris Wireless issued an aggregate of $650,000 of 12% convertible debentures and accompanying warrants to purchase up to 3,900,000 shares of common stock in a private offering to four accredited investors. Each of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially are convertible into shares of common stock at the lesser of $.15 per share and 62.5% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants are exercisable into shares of common stock at the lesser of $.125 per share and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise.

         In January 2001, we issued an aggregate of 360,794 shares of common stock as payment of interest owed on the debentures purchased by four accredited investors in the April 2000 offering. Also, we issued 1,342,235 shares of common stock to one of the investors upon conversion of $200,000 in principal amount plus interest on the debentures purchased by it in the April 2000 offering. Finally, we issued an aggregate of 1,817,252 shares of common stock, of which 772,332 shares were issued to each of two of the investors, upon conversion by each of them of $123,462 in principal amount plus interest on the debentures purchased by each of them in the April 2000 offering and of which 272,588 shares were issued to the fourth investor upon conversion of $43,575 in principal amount plus interest on the debenture purchased by it in the April 2000 offering.

         In February 2001, we issued an aggregate of 514,104 shares of common stock, of which 218,494 shares were issued to each of two accredited investors upon conversion by each of them of $31,875 in principal amount plus interest on the debentures each of them purchased in the January 2001 offering, and of which 77,116 shares were issued to another accredited investor upon conversion of $11,250 in principal amount plus interest on the debenture it purchased in the January 2001 offering.

         On March 9, 2001, we issued an aggregate of $650,000 of 12% convertible debentures in a private offering to four accredited investors. Each of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially are convertible into shares of common stock at the lesser of $.15 per share and 62.5% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion.

         In March 2001, we issued an aggregate of 1,879,212 shares of common stock to four accredited investors upon conversion of an aggregate of $175,000 of principal plus related interest on our convertible debentures.

         In March 2001, we issued 25,000 shares of common stock valued at approximately $3,750 to one entity in settlement of a dispute.

         In April 2001, we issued 250,000 shares of common stock valued at $31,250 to a director and officer as compensation for services rendered.

         In April 2001, we issued an aggregate of 1,425,000 shares of common stock valued at $142,500 to four directors and officers and three employees as compensation for services rendered.

         In April 2001, we issued 250,000 shares of common stock valued at $25,000 to our accountants for services rendered.

         In April 2001, we issued an aggregate of 3,063,256 shares of common stock to five accredited investors in connection with regular interest payments and upon conversion of an aggregate of $170,000 of principal plus related interest on our convertible debentures.

         As of April 30, 2001, $1,848,500 of the original $4,500,000 principal balance of 10% Convertible Debentures due May 1, 2001 remained outstanding.
As of April 30, 2001, we entered into an agreement with the four accredited holders of these debentures to extend the due date of these debentures to May 1, 2002. In consideration for the extension, we granted to the investors warrants to purchase up to an aggregate of 1,350,000 shares of common stock at an exercise price equal to the lesser of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding the grant of the warrants, discounted by 37.5%, and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise of the warrants.

         Exemption from the registration provisions of the Securities Act of 1933 for the transactions described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transactions did not involve any public offering and the purchasers were sophisticated with access to the kind of information registration would provide.

ITEM 27. EXHIBITS.

         EXHIBIT NO.                                 DESCRIPTION
         -----------                                 -----------

         2.1................................Stock Purchase Agreement dated as of October 10, 1997 by and between Christel H. Uttenbogaart and Kanakaris
                                            InternetWorks, Inc.(1)

         2.2................................Acquisition Agreement dated as of November 25, 1997 between
                                            Big Tex Enterprises, Inc. and Kanakaris InternetWorks, Inc.(1)

         3.1................................Amended and Restated Articles of Incorporation of the
                                            Registrant (4)

         3.2................................Amended and Restated Bylaws of the Registrant (4)

         3.3................................Amendment to Article III of the Amended and Restated Bylaws
                                            adopted by the Registrant's Board of Directors on January 23,
                                            2001 (6)

         3.4................................Amendment to Article IX of the Amended and Restated Bylaws
                                            adopted by the Registrant's Board of Directors on January 23,
                                            2001 (6)

         3.5................................Amendments to Articles II, III and IX of the Amended and Restated
                                            Bylaws adopted by the Registrant's Board of Directors on February 5,
                                            2001 (7)

         3.6                                Amendment to Restated Articles of Incorporation of the Registrant

         4.1................................Specimen Common Stock Certificate (1)

         4.2................................Convertible Debenture Purchase Agreement dated as of
                                            February 4, 2000 between the investors named therein
                                            and the Registrant (3)

         4.3................................10% Convertible Debenture due February 1, 2001 made by the Registrant in favor of New Millennium Capital
                                            Partners II, LLC (3)

         4.4................................10% Convertible Debenture due February 1, 2001 made by the Registrant in favor of AJW Partners, LLC (3)

         4.5................................10% Convertible Debenture due February 1, 2001 made by the Registrant in favor of Bank Insinger de
                                            Beaufort (3)

         4.6................................Stock Purchase Warrant dated as of February 4, 2000 issued by the Registrant to New Millennium Capital
                                            Partners II, LLC (3)

         4.7................................Stock Purchase Warrant dated as of February 4, 2000 issued by the Registrant to AJW Partners, LLC (3)

                                      II-8




         4.8................................Stock Purchase Warrant dated as of February 4, 2000 issued by the Registrant to Bank Insinger de
                                            Beaufort (3)

         4.9................................Stock Escrow and Security Agreement dated as of February 4,
                                            2000 between the Registrant, Owen Naccarato and the investors named therein (3)

         4.10...............................Registration Rights Agreement dated as of February 4, 2000 by and between the Registrant and the investors named
                                            therein (3)

         4.11...............................Convertible Debenture Purchase Agreement dated as of
                                            April 13, 2000 between the investors named therein
                                            and the Registrant (4)

         4.12...............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of New Millennium Capital
                                            Partners II, LLC (4)

         4.13...............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of AJW Partners, LLC (4)

         4.14...............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of Bank Insinger de
                                            Beaufort (4)

         4.15...............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of Equilibrium Equity, LLC (4)

         4.16...............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to New Millennium Capital
                                            Partners II, LLC (4)

         4.17...............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to AJW Partners, LLC (4)

         4.18...............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to Bank Insinger de
                                            Beaufort (4)

         4.19...............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to Equilibrium Equity, LLC (4)

         4.20...............................Registration Rights Agreement dated as of April 13, 2000 by and between the Registrant and the investors named
                                            therein (4)

         4.21...............................Stock Escrow and Security Agreement dated as of April 13,
                                            2000 between the Registrant, Owen Naccarato and the investors named therein (4)

         4.22...............................Debenture Purchase Agreement dated as of August 5, 1999 between the Registrant and Alliance Equities (1)

         4.23...............................Kanakaris Communications, Inc. 10% Convertible Subordinated
                                            Debenture due August 4, 2000 made by the Registrant in
                                            favor of Alliance Equities (1)

         4.24...............................Registration Rights Agreement dated as of August 5, 1999 between the Registrant and Alliance Equities (1)

         4.25...............................Kanakaris Communications, Inc. 10% Convertible Subordinated
                                            Debenture due September 29, 2000 made by the Registrant
                                            in favor of the Payee named therein (1)

         4.26...............................Stock Escrow and Security Agreement dated as of November 1,
                                            1999 between the Registrant, Owen Naccarato and the Holder named therein (1)

         4.27...............................Registration Rights Agreement dated as of September 29, 1999 by and between the Registrant and the Purchaser named therein (1)

                                      II-9




         4.28...............................Form of 10% Convertible Debenture due May 1, 2001 made in August
                                            2000 by the Registrant in favor of AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC and Equilibrium Equity, LLC (5)

         4.29...............................Form of Stock Purchase Warrant dated as of August 2000 issued by the Registrant to AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC and Equilibrium Equity, LLC (5)

         4.30...............................Securities Purchase Agreement dated as of January 5, 2001 by and among the investors named therein and the Registrant (5)

         4.31...............................Form of Convertible Debenture due January 5, 2002 made by the Registrant in favor of AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC, Equilibrium Equity, LLC and Bristol
                                            Investment Fund, Ltd. (5)

         4.32...............................Registration Rights Agreement dated as of January 5, 2001 by and between the Registrant and the investors named
                                            therein (5)

         4.33...............................Form of Stock Purchase Warrant dated as of January 5, 2001 issued by the Registrant to AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC, Equilibrium Equity, LLC and Bristol
                                            Investment Fund, Ltd. (5)

         4.34...............................License Agreement dated as of February 18, 1999 between the
                                            Registrant and ION Systems, Inc. (1)

         4.35...............................First Amendment to License Agreement dated effective as of
                                            March 22, 1999 by and between the Registrant and ION
                                            Systems, Inc. (1)

         4.36...............................Second Amendment to License Agreement dated as of May 4,
                                            2000 by and between the Registrant and ION Systems, Inc. (4)

         5.1................................Opinion of Rutan & Tucker, LLP

         10.1...............................Kanakaris Communications, Inc. 2000 Stock Option Plan (4)(#)

         10.2...............................encoding.com Terms and Conditions and related purchase orders (2)

         10.3...............................Windows Media(TM) Technology Promotion Agreement dated
                                            February 18, 1999 between Microsoft Corporation and the
                                            Registrant (1)

         10.4...............................Memorandum of Understanding dated November 9, 1999 by and between Lain International and the Registrant (5)

         10.5...............................Sublease Agreement dated as of October 8, 1999 by and between
                                            Belfiore-Fitzgerald and the Registrant (1)

         10.6...............................License Agreement dated as of February 18, 1999 between the
                                            Registrant and ION Systems, Inc. (1)

         10.7...............................First Amendment to License Agreement dated effective as of
                                            March 22, 1999 by and between the Registrant and ION
                                            Systems, Inc. (1)

         10.8...............................Second Amendment to License Agreement dated as of May 4,
                                            2000 by and between the Registrant and ION Systems, Inc. (4)

         10.9...............................Memorandum of Understanding dated November 1, 1999 by and between SyCoNet.com Inc. and the Registrant (1)

         10.10..............................Promissory Note dated May 17, 2000 made by Alex Kanakaris in favor of the Registrant (#)(4)

         10.11..............................Agreement for Payment of Royalties dated as of April 20, 2000 between the Registrant and John Clark (4)

                                      II-10




         10.12..............................Memorandum of Understanding dated February 25, 1999 between the Registrant and Alliance Equities (1)

         10.13..............................Memorandum of Understanding dated April 7, 1999 between the
                                            Registrant and Alliance Equities (1)

         10.14..............................Revolving Line of Credit Agreement dated as of December 10, 1999 by and between the Registrant and Alliance Equities (2)

         10.15..............................Memorandum dated December 28, 2000 from Alliance Equities to the Registrant extending Revolving Line of Credit Agreement (5)

         10.16..............................Promissory Note dated May 19, 1997 made by Branch Lotspeich in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.17..............................Promissory Note dated February 26, 1997 made by Alex Kanakaris in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.18..............................Promissory Note dated September 30, 1997 made by Alex
                                            Kanakaris in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.19..............................Promissory Note dated April 7, 1997 made by John McKay in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.20..............................Promissory Note dated January 8, 1998 made by John McKay in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.21..............................Promissory Note dated January 8, 1998 made by Alex Kanakaris in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.22..............................Promissory Note dated January 8, 1998 made by Branch Lotspeich in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.23..............................Promissory Note dated January 7, 2000 made by the Registrant in favor of Alex F. Kanakaris (#)(3)

         10.24..............................Promissory Note dated December 27, 1999 made by the Registrant in favor of Branch Lotspeich (#)(3)

         10.25..............................Non-Qualified Stock Option Agreement dated December 31,
                                            1999 between the Registrant and Alex F. Kanakaris (#)(3)

         10.26..............................Non-Qualified Stock Option Agreement dated December 31,
                                            1999 between the Registrant and Branch Lotspeich (#)(3)

         10.27..............................Non-Qualified Stock Option Agreement dated December 31,
                                            1999 between the Registrant and John R. McKay (#)(3)

         10.28..............................Agreement dated October 21, 1999 between eConnect and the
                                            Registrant (1)

         10.29..............................Windows Media(TM) ICP Broadband Jumpstart Program Agreement
                                            dated as of March 6, 2000 between the Registrant and
                                            Microsoft Corporation (4)

         10.30..............................Windows Media(TM) ICP Broadband Jumpstart Program Agreement
                                            dated effective as of December 7, 1999 between the Registrant and Microsoft Corporation (1)

         10.31..............................Convertible Debenture Purchase Agreement dated as of
                                            February 4, 2000 between the investors named therein
                                            and the Registrant (3)

         10.32..............................10% Convertible Debenture due February 1, 2001 made by the Registrant in favor of New Millennium Capital
                                            Partners II, LLC (3)

         10.33..............................10% Convertible Debenture due February 1, 2001 made by the Registrant in favor of AJW Partners, LLC (3)

                                      II-11




         10.34..............................10% Convertible Debenture due February 1, 2001 made by the Registrant in favor of Bank Insinger de
                                            Beaufort (3)

         10.35..............................Stock Purchase Warrant dated as of February 4, 2000 issued by the Registrant to New Millennium Capital
                                            Partners II, LLC (3)

         10.36..............................Stock Purchase Warrant dated as of February 4, 2000 issued by the Registrant to AJW Partners, LLC (3)

         10.37..............................Stock Purchase Warrant dated as of February 4, 2000 issued by the Registrant to Bank Insinger de
                                            Beaufort (3)

         10.38..............................Stock Escrow and Security Agreement dated as of February 4,
                                            2000 between the Registrant, Owen Naccarato and the investors named therein (3)

         10.39..............................Registration Rights Agreement dated as of February 4, 2000 by and between the Registrant and the investors named
                                            therein (3)

         10.40..............................Convertible Debenture Purchase Agreement dated as of
                                            April 13, 2000 between the investors named therein
                                            and the Registrant (4)

         10.41..............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of New Millennium Capital
                                            Partners II, LLC (4)

         10.42..............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of AJW Partners, LLC (4)

         10.43..............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of Bank Insinger de
                                            Beaufort (4)

         10.44..............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of Equilibrium Equity, LLC (4)

         10.45..............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to New Millennium Capital
                                            Partners II, LLC (4)

         10.46..............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to AJW Partners, LLC (4)

         10.47..............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to Bank Insinger de
                                            Beaufort (4)

         10.48..............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to Equilibrium Equity, LLC (4)

         10.49..............................Registration Rights Agreement dated as of April 13, 2000 by and between the Registrant and the investors named
                                            therein (4)

         10.50..............................Stock Escrow and Security Agreement dated as of April 13,
                                            2000 between the Registrant, Owen Naccarato and the investors named therein (4)

         10.51..............................Debenture Purchase Agreement dated as of August 5, 1999 between the Registrant and Alliance Equities (1)

         10.52..............................Kanakaris Communications, Inc. 10% Convertible Subordinated
                                            Debenture due August 4, 2000 made by the Registrant in
                                            favor of Alliance Equities (1)

         10.53..............................Registration Rights Agreement dated as of August 5, 1999 between the Registrant and Alliance Equities (1)

                                      II-12




         10.54..............................Kanakaris Communications, Inc. 10% Convertible Subordinated
                                            Debenture due September 29, 2000 made by the Registrant
                                            in favor of the Payee named therein (1)

         10.55..............................Stock Escrow and Security Agreement dated as of November 1,
                                            1999 between the Registrant, Owen Naccarato and the Holder named therein (1)

         10.56..............................Registration Rights Agreement dated as of September 29, 1999 by and between the Registrant and the Purchaser named therein (1)

         10.57..............................Form of 10% Convertible Debenture due May 1, 2001 made in August
                                            2000 by the Registrant in favor of AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC and Equilibrium Equity, LLC (5)

         10.58..............................Form of Stock Purchase Warrant dated as of August 2000 issued by the Registrant to AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC and Equilibrium Equity, LLC (5)

         10.59..............................Securities Purchase Agreement dated as of January 5, 2001 by and among the investors named therein and the Registrant (5)

         10.60..............................Form of Convertible Debenture due January 5, 2002 made by the Registrant in favor of AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC, Equilibrium Equity, LLC and Bristol
                                            Investment Fund, Ltd. (5)

         10.61..............................Registration Rights Agreement dated as of January 5, 2001 by and between the Registrant and the investors named
                                            therein (5)

         10.62..............................Form of Stock Purchase Warrant dated as of January 5, 2001 issued by the Registrant to AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC, Equilibrium Equity, LLC and Bristol
                                            Investment Fund, Ltd. (5)

         10.63..............................The New York Internet Chamber of Commerce Charter
                                            Membership Agreement dated January 17, 2001 by and
                                            between The New York Internet Chamber of Commerce and
                                            the Registrant (6)

         10.64..............................Letter agreement dated as of April 30, 2001 by and among the
                                            Registrant and AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC, Equilibrium Equity, LLC, Bristol
                                            Investment Fund, Ltd. and Bank Insinger de Beaufort

         10.65..............................Letter agreement dated December 29, 2000 between Haynie &
                                            Company, CPAs and the Registrant (#)

         21.1...............................Subsidiaries of the Registrant (1)

         23.1...............................Consent of Weinberg & Company, P.A., independent certified public accountants

         23.2...............................Consent of Rutan & Tucker, LLP (contained in the opinion included as Exhibit 5.1)

         24.1...............................Power of Attorney (6)


---------------
# Management contract or compensatory plan, contract or arrangement required to be filed as an exhibit.
(1) Filed as an exhibit to the Registrant's Amendment No. 1 to Form SB-2 filed with the Securities and Exchange Commission on November 19, 1999 (Registration No. 333-84909) and incorporated herein by reference
(2) Filed as an exhibit to the Registrant's Amendment No. 3 to Form SB-2 filed with the Securities and Exchange Commission on December 21, 1999 (Registration No. 333-84909) and incorporated herein by reference.
(3) Filed as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on March 3, 2000 (Registration No. 333-31748) and incorporated herein by reference.
(4) Filed as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on June 12, 2000 (Registration No. 333-39102) and incorporated herein by reference.
(5) Filed as an exhibit to the Registrant's Amendment No. 1 to Form 10-KSB filed with the Securities and Exchange Commission on January 25, 2001 (File No. 0-28213) and incorporated herein by reference.
(6) Filed as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on January 29, 2001 (Registration No. 333-54514) and incorporated herein by reference.
(7) Filed as an exhibit to the Registrant's Amendment No. 1 to Form SB-2 filed with the Securities and Exchange Commission on February 6, 2001 (Registration No. 333-54514) and incorporated herein by reference.

ITEM 28. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

             (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

             (iii) include any additional or changed material information on the plan of distribution.

         (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on May 2, 2001.

                                       KANAKARIS WIRELESS

                                       By: /S/ ALEX KANAKARIS
                                          --------------------------------------
                                          Alex Kanakaris, Chairman of the
                                          Board and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

        SIGNATURE                          TITLE                           DATE
        ---------                          -----                           ----

/S/ ALEX F. KANAKARIS              Chairman of the Board,             May 2, 2001
----------------------------       President, Chief Executive
Alex F. Kanakaris                  Officer, and Director
                                   (Principal Executive
                                   Officer)

   *                               Vice Chairman of the Board,        May 2, 2001
----------------------------       Vice President, Secretary
Branch Lotspeich                   and Director

   *                              Acting Chief Financial             May 2, 2001
----------------------------       Officer (Principal Financial
David Thomas Shomaker              Officer)

   *                               Director                           May 2, 2001
----------------------------
John Robert McKay

                                   Director                           May 2, 2001
----------------------------
Patrick McKenna

   *                               Vice President of Internet         May 2, 2001
----------------------------       and Director
Lisa Lawrence

                                      II-16




   *                               Director                           May 2, 2001
----------------------------
Robert Sherry

                                   Director                           May 2, 2001
----------------------------
Jeff Hall

   *                               Director                           May 2, 2001
----------------------------
Rose Forbes

                                   Director                           May 2, 2001
----------------------------
Thomas S. Hughes

                                   Director                           May 2, 2001
----------------------------
Charles Moore

                                   Director                           May 2, 2001
----------------------------
Robert Wood


*By: /S/ ALEX KANAKARIS
-----------------------
     Alex Kanakaris
     Attorney-in-Fact

                                    EXHIBITS
         EXHIBIT NO.                                 DESCRIPTION
         -----------                                 -----------

         3.6................................Amendment to Restated Articles of Incorporation of the Registrant

         5.1................................Opinion of Rutan & Tucker, LLP

         10.64..............................Letter agreement dated as of April 30, 2001 by and among the
                                            Registrant and AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC, Equilibrium Equity, LLC, Bristol
                                            Investment Fund, Ltd. and Bank Insinger de Beaufort

         10.65..............................Letter agreement dated December 29, 2000 between Haynie &
                                            Company, CPAs and the Registrant

         23.1...............................Consent of Weinberg & Company, P.A., independent certified public accountants

         23.2...............................Consent of Rutan & Tucker, LLP (contained in the opinion included as Exhibit 5.1)

                                      II-18